                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               POPMAIL.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

Common Stock, Series A and B convertible preferred stock and obligation to issue Series A-1 convertible preferred stock of IZ.com Incorporated

     (2) Aggregate number of securities to which transaction applies:

Common stock of IZ.com Incorporated, 3,101,000 shares; Series A preferred, 619,500 shares; Series B preferred, 493,903 shares.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Per Rule 0-11(a)(4), total value of transaction equal to one-third of the preferred stock and common stock accounts and paid in capital of IZ.com Incorporated shown on its Balance Sheet dated December 31, 1999. One-third of $3,688,095 equals $1,229,365 total value.

     (4) Proposed maximum aggregate value of transaction:

$1,229,365
--------------------------------------------------------------------------------

     (5) Total fee paid:


--------------------------------------------------------------------------------

     [X] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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


                            [POPMAIL.COM, INC. LOGO]

                        1331 CORPORATE DRIVE, SUITE 350
                              IRVING, TEXAS 75038

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 1, 2000

TO THE SHAREHOLDERS OF POPMAIL.COM, INC.:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PopMail.com, inc., a Minnesota corporation ("PopMail"), will be held in the Mississippi Room of the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota 55402 on Thursday, June 1, 2000 at 4:00 p.m. local time, or at any adjournment or postponement thereof, for the following purposes:


     1. To ratify the acquisition of IZ.com Incorporated ("IZ.com") pursuant to the February 9, 2000 merger (the "Merger") of IZ Acquisition Corporation, a wholly owned subsidiary of PopMail, with and into IZ.com, the issuance of 417,916* shares of PopMail Series F Convertible Preferred Stock ("Series F Preferred Stock") to the former stockholders of IZ.com and the issuance of up to 10,725,000 shares of PopMail common stock upon conversion of the Series F Preferred Stock. Ratification of the Merger will result in an adjustment to the conversion ratio pertaining to the Series F Preferred Stock to increase the number of shares of PopMail common stock issuable upon conversion of one share of Series F Preferred Stock from 12.977 to 25.66 shares and a decrease in the liquidation preference per share from $125.26 to $69.59. THE MERGER IS MORE COMPLETELY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND APPENDIXES, WHICH FORM A PART OF THIS NOTICE. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A.

     2. To approve an amendment to PopMail's 1997 Stock Option and Compensation Plan to increase the number of shares of PopMail common stock issuable thereunder from 1,250,000 to 3,000,000 shares.

     3. To approve an amendment to the 1998 Director Stock Option Plan to increase the number of shares issuable thereunder from 250,000 to 750,000 shares.

     4. To elect six members of PopMail's Board of Directors for terms expiring in 2001.

     5. To transact such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The Board of Directors of PopMail has approved each of the foregoing proposals and recommends that shareholders vote in favor of each proposal.

     Only holders of record of PopMail capital stock at the close of business on April 14, 2000, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     The affirmative vote of the holders of issued and outstanding shares of PopMail common stock and preferred stock representing a majority of the votes cast at the Annual Meeting, assuming a quorum of at least a majority of outstanding PopMail voting rights are present at the Annual Meeting, is necessary to: (i) ratify the Merger; (ii) approve the proposed amendment to PopMail's 1997 Stock Option and Compensation Plan; (iii) approve the proposed amendment to the 1998 Director Stock Option Plan; and (iv) elect the six members of the Company's Board of Directors.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW THE PROXY AND VOTE IN PERSON.

                                          By Order of the Board of Directors

                                          /s/ Mark D. Dacko
                                          Mark D. Dacko
                                          Secretary
Irving, Texas

May 2, 2000


---------------
* Such amount includes 130,508 shares of Series F Preferred Stock issuable upon exercise of IZ.com options assumed by PopMail. At the adjusted conversion ratio, these shares are convertible into 3,348,895 shares of PopMail common stock. These shares are issuable under an IZ.com option plan adopted and assumed by PopMail. No other options will be issued under the IZ.com option plan.

                               POPMAIL.COM, INC.

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                            FOR 2000 ANNUAL MEETING
                      OF SHAREHOLDERS OF POPMAIL.COM, INC.
                           TO BE HELD ON JUNE 1, 2000


     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of PopMail.com, inc., a Minnesota corporation ("PopMail"), of proxies for use at the Annual Meeting of Shareholders to be held in the Mississippi Room of the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota 55402 on Thursday, June 1, 2000 at 4:00 p.m., local time, for the purposes set forth in the accompanying Notice.


     This Proxy Statement and the accompanying proxy card are first being mailed on or about April 28, 2000 to all shareholders of PopMail. Only holders of record of shares of PopMail common stock and preferred stock at the close of business on April 14, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting.

                             AVAILABLE INFORMATION

     PopMail is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy statements and other information filed by PopMail can be inspected and copied, at prescribed rates, at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Citicorp Center, 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. PopMail is an electronic filer with the SEC pursuant to and within the meaning of, Rules 101 and 901 of Regulation S-T. The SEC maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's site is: http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     PopMail's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on April 3, 2000 is incorporated by reference in this Proxy Statement and made a part hereof.

                                    SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement and the Appendixes hereto. This summary is not intended to be complete and is qualified in its entirety by reference to more detailed information contained elsewhere in this Proxy Statement, the Appendixes and documents incorporated herein by reference.

THE ANNUAL MEETING


     The Annual Meeting of Shareholders of PopMail.com, inc. will be held on Thursday, June 1, 2000 at 4:00 p.m., local time in the Mississippi Room of the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota 55402.


MATTERS TO BE CONSIDERED AT ANNUAL MEETING

     The purpose of the Annual Meeting will be to:

     (i) Consider and vote upon the ratification of the merger (the "Merger") of IZ Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of PopMail.com, inc., with and into IZ.com Incorporated, a Delaware corporation and the issuance of up to 10,725,000 shares of PopMail common stock in connection with the Merger. In connection with the Merger, PopMail issued an aggregate of 287,408 shares of its Series F Convertible Preferred Stock ("Series F Preferred Stock") and assumed options to purchase 130,508 shares of Series F Preferred Stock. Shareholder ratification of the Merger will also cause an increase in the conversion ratio applicable to the Series F Preferred Stock from
         12.977 to 25.66 shares of PopMail common stock for each share of Series F Preferred Stock, and a decrease in the Series F Preferred Stock liquidation preference from $125.26 to $69.59 per share. The Merger has been consummated and is effective under Delaware law regardless of the outcome of the Annual Meeting. The Merger is being submitted to the shareholders for ratification pursuant to the requirements of the Nasdaq Stock Market.

     (ii) Approve an amendment to PopMail's 1997 Stock Option and Compensation Plan to increase the number of shares of common stock issuable thereunder from 1,250,000 to 3,000,000 shares.

     (iii) Approve an amendment to the 1998 Director Stock Option Plan to increase the number of shares of common stock issuable thereunder from 250,000 to 750,000 Shares.

     (iv) To elect six members of PopMail's Board of Directors for terms expiring in 2001.

     (v) To transact such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE

     Only holders of record of PopMail common stock and preferred stock at the close of business on the Record Date, April 14, 2000, will be entitled to notice of, and to vote at, the Annual Meeting. On April 14, 2000, PopMail had issued and outstanding 36,272,928 shares of common stock, 275,000 shares of Series E Preferred Stock and 287,408 shares of Series F Preferred Stock. Each share of common stock and Series E Preferred Stock is entitled to one vote on matters properly submitted for vote to PopMail's shareholders at the Annual Meeting. Each share of Series F Preferred Stock is entitled to 12.977 (the number of shares of common stock into which a share of Series F Preferred Stock is presently convertible) votes on matters properly submitted for vote to PopMail's shareholders at the Annual Meeting.

VOTE REQUIRED

     The ratification of the Merger, the proposal to amend the 1997 Stock Option and Compensation Plan and the proposal to amend the 1998 Director Stock Option Plan will be approved upon receipt of the affirmative vote of the holders of the greater of (a) a majority of PopMail's outstanding voting rights (including common stock, Series E Preferred Stock and Series F Preferred Stock) present and entitled to vote on the matters presented to the shareholders for approval at the Annual Meeting or (b) a majority of the voting power of the minimum number of voting rights that would constitute a quorum for transaction of business at the Annual Meeting. On April 14, 2000, directors and executive officers of PopMail, together with their affiliates as a group, owned 11.0 percent of voting rights underlying the issued and outstanding shares of PopMail common stock and preferred stock.

THE COMPANIES

     PopMail.com, inc. ("PopMail" or the "Company") consists of two divisions, the restaurant division and the email services division. The restaurant division develops, owns and operates restaurants with multiple themed dining rooms designed to appeal to the upscale casual dining market. PopMail has a Cafe Odyssey restaurant at the Mall of America in Bloomington, Minnesota which opened in June 1998 and a second Cafe Odyssey restaurant in the Denver Pavilions, which opened in March 1999.

     The email services division of PopMail provides email services that allow its clients to provide: 1) outbound distribution email messages to registrants of the services and network and 2) web based affinity email accounts to visitors of our client's sites. This division has over 500 clients in the broadcast, professional sports teams, media and entertainment industries. Together, these combined services create a permission and affinity based email marketing network. The distribution through this network is customized for each member, allowing them to select exactly the content they choose from their favorite broadcast, entertainment and sports companies. This division of PopMail has historically provided customized email services and distribution to meet the marketing needs of individual business, forming a one-to-one relationship with their customers in the broadcast, media, sports and entertainment industries.

     IZ.com Incorporated ("IZ.com") is an eCommerce business, currently in the development stage, formed by executives from other internet companies, television production and development companies, artists, management firms, and branded goods companies. IZ.com is attempting to integrate the use of multiple media -- television, the internet and email -- to reach 18 to 25 year olds and derive commerce. IZ.com is attempting to build a brand and marketing strategy that it will allow it to dominate its target market. As a result of this acquisition, the Company is changing its strategic focus to apply its multimedia expertise to the email-based marketing business operated by PopMail. The Company is currently modifying its website and television programming efforts in a directed effort to complement PopMail's business strategy.

THE MERGER

     Terms of the Merger. Pursuant to the terms of the Agreement and Plan of Reorganization dated January 21, 2000 (the "Merger Agreement") by and among PopMail.com, inc. ("PopMail"), IZ.com Incorporated ("IZ.com") and IZ Acquisition Corporation ("Acquisition Sub"), Acquisition Sub was merged with and into IZ.com (the "Merger") on February 9, 2000. As a result of the Merger, all issued and outstanding shares of IZ.com capital stock were converted into shares of Series F Preferred Stock, the issued and outstanding shares of Acquisition Sub capital stock were converted into shares of IZ.com capital stock and IZ.com became a wholly owned subsidiary of PopMail.

     The Merger has been consummated and ratification of the PopMail shareholders is not required for the Merger to remain effective. Under the Marketplace Rules of the Nasdaq Stock Market, however, shareholder approval is required in connection with the issuance of 20 percent or more of the number of issued and outstanding shares of PopMail's common stock. If the Merger is ratified, the conversion ratio will increase from 12.977 to 25.66 shares of PopMail common stock for each share of Series F Preferred Stock. This will cause the number of shares of common stock issuable upon conversion of the Series F Preferred Stock to exceed 20 percent of the amount of shares issued and outstanding immediately prior to the Merger, requiring shareholder approval.

     Voting Agreements. Certain holders of PopMail common stock have executed and delivered agreements obligating them to vote at the Annual Meeting in favor of ratifying the Merger and the issuance of shares of PopMail common stock in the Merger.

     Terms of the Series F Preferred Stock. An aggregate of 287,408 shares of Series F Preferred Stock were issued pursuant to the Merger (which amount excludes 130,508 shares issuable upon exercise of stock options assumed by PopMail). Such shares are presently convertible into approximately 3,729,694 shares of PopMail's common stock. The certificate of designation setting forth the rights and preferences of the Series F Preferred Stock states that upon ratification of the Merger by PopMail's shareholders, the conversion ratio will be adjusted such that approximately 7,374,889 shares of PopMail common stock are issuable upon the conversion thereof. Approval of the PopMail shareholders will also result in a reduction in the aggregate liquidation preference of the Series F Preferred Stock from approximately $36 million to $20 million. The liquidation preference of the Series F Preferred Stock is an amount which would be payable to the holders thereof in the event of any acquisition or liquidation of PopMail, before any payment is made to holders of PopMail common stock.

     Holders of Series F Preferred Stock may convert their shares into shares of PopMail common stock at any time. All shares of Series F Preferred Stock will automatically be converted into shares of PopMail common stock at the then applicable conversion ratio: (i) at such time as (1) PopMail's shareholders have ratified the Merger and the issuance of the shares of PopMail common stock issuable upon conversion of the Series F Preferred Stock, (2) PopMail has completed a private equity financing with gross proceeds of at least $6.0 million, and (3) the closing sales price of PopMail's common stock as reported by the Nasdaq SmallCap Market for the five consecutive trading days preceding the date of automatic conversion results in a valuation of PopMail of no less than $100 million or (ii) upon the exercise of the conversion privilege by holders of at least 50 percent of the outstanding shares of Series F Preferred Stock.

     Transferability of Shares. The PopMail Series F Preferred Stock (and underlying shares of PopMail common stock) issued to IZ.com stockholders pursuant to the Merger are restricted securities within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). In general, under Rule 144 as currently in effect, one year after the effective date of the Merger, the former IZ.com stockholders will be entitled to sell, within any three-month period, that number of shares of PopMail common stock (into which the shares of Series F Preferred Stock are convertible) that does not exceed the greater of one percent of the then outstanding shares of PopMail's common stock or the average weekly trading volume of PopMail common stock as reported through the Nasdaq SmallCap Market or any other automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission ("SEC"). Sales under Rule 144 are also subject to certain restrictions relating to manner of sale, notice requirements and the availability of current public information about PopMail. If two years have elapsed since the later of the date of acquisition of restricted shares from PopMail or from an affiliate of PopMail, and the former IZ.com stockholder or subsequent holder of such IZ.com stockholder's PopMail capital stock is deemed not to have been an affiliate of PopMail at any time during the 90 days preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements. As defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through the use of the one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.

     Registration Rights. Pursuant to the Merger Agreement, each of the former IZ.com stockholders will enter into a registration rights agreement (the "Registration Rights Agreement") with PopMail. The Registration Rights Agreement affords to the former IZ.com stockholders both demand and incidental ("piggyback") registration rights exercisable with respect to shares of common stock underlying the Series F Preferred Stock. The demand registration rights are exercisable by delivering written notice to PopMail on behalf of the holders of not less than 40 percent of the registrable shares, commencing in August 2000.

     Income Tax Considerations. The Merger has been structured to allow it to qualify as a "reorganization" (within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended) for federal income tax purposes if certain requirements are satisfied. In particular, whether the Merger will in fact qualify as a reorganization depends on whether former IZ.com stockholders retain after the Merger, through their ownership of PopMail capital stock, a significant continuing equity interest in PopMail's business (the "continuity of interest requirement"). Based on the accuracy of certain information and representations provided by IZ.com, management believes the Merger will satisfy the continuity of interest requirement and will qualify as a reorganization.

     Based on this conclusion, the following federal income tax consequences generally will result:

     (a) No gain or loss will be recognized by a former IZ.com stockholder who exchanges all of such stockholder's IZ.com common stock for PopMail capital stock in the Merger;

     (b) The aggregate tax basis of the PopMail capital stock received by a IZ.com stockholder in the Merger will be equal to the aggregate tax basis of IZ.com common stock surrendered in exchange therefor; and

     (c) The holding period of the PopMail capital stock received in the Merger will include the period for which the IZ.com common stock surrendered in exchange therefor was held, provided that the IZ.com common stock is held as a capital asset at the time of the Merger.

     A successful IRS challenge to the "reorganization" status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would generally result in a IZ.com stockholder recognizing the full amount of his or her gain or loss with respect to each share of IZ.com common stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the effective date of the Merger, of the PopMail capital stock received in exchange.

     Indemnification. The Merger Agreement provides that 46,082 of the 92,165 shares of Series F Preferred Stock issued in the Merger to Virtual Group LLC, an entity controlled by Lee H. Stein, the President and Chief Executive Officer of IZ.com, are subject to forfeiture under certain circumstances in payment of certain damages which may be incurred by PopMail arising before August 31, 2000 out of a breach of the representations, warranties or covenants made by IZ.com in the Merger Agreement. Such shares of Series F Preferred Stock are presently convertible into 598,012 shares of PopMail common stock and will be convertible into 1,182,464 shares of PopMail common stock if the PopMail shareholders ratify the Merger in the Annual Meeting.

     Dissenters' Rights. Because PopMail was not a "constituent corporation" with respect to the Merger, PopMail shareholders are not entitled to dissenters' rights under Minnesota law. The former IZ.com stockholders were entitled to "appraisal rights" pursuant to Delaware law but no IZ.com stockholder elected to exercise such rights.

     Appointment of Directors. Section 8.2 of the Merger Agreement obligates PopMail to use reasonable efforts to cause the election of persons identified therein to the Board of Directors, including Messrs. King, Berst, Schneider and Wood who are seeking reelection to the Board at the Annual Meeting. Certain of the individuals named in Section 8.2 of the Merger Agreement -- Messrs. Daniel Conner, David Farber, Scott Schwartz and Lee Stein -- are not seeking election to the Board at the Annual Meeting. It is anticipated that shortly after the Annual Meeting, the Board of Directors will exercise its authority granted under the Company's Bylaws to increase the number of directors serving on the Company's Board and appoint Messrs. Conner, Farber, Schwartz and Stein to occupy such positions.

     Accounting Treatment. It is anticipated that the Merger will be accounted for using the "purchase" method of accounting for business combinations.

             POPMAIL SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following summary historical consolidated financial data for the five fiscal years ended January 2, 2000 have been derived from and should be read in conjunction with the audited financial statements included in the Annual Reports on Form 10-KSB of PopMail.com, inc. (formerly known as Cafe Odyssey, Inc. and Hotel Discovery, Inc.). Prior to 1996, the Company was in the development stage with no revenues and an accumulated deficit at December 31, 1995 of approximately $1,114,000 and total shareholders' equity of $440,366.

                                                              FISCAL YEARS ENDED
                                 ----------------------------------------------------------------------------
                                  JANUARY 2,     JANUARY 3,     DECEMBER 28,     DECEMBER 29,    DECEMBER 31,
                                     2000           1999            1997             1996            1995
                                 ------------    -----------    -------------    ------------    ------------
STATEMENTS OF OPERATIONS DATA
Revenues.....................    $ 12,273,198    $ 6,932,891     $ 3,546,695     $   104,129      $      --
Operating loss...............     (10,790,065)    (6,756,956)     (3,890,200)     (2,314,095)      (938,257)
Net loss.....................     (20,723,171)    (6,706,582)     (3,974,576)     (2,327,602)      (940,466)
Net loss attributable to
  common shareholders........    $(24,248,632)   $(6,706,582)    $(3,974,576)    $(2,327,602)     $(940,466)
                                 ============    ===========     ===========     ===========      =========
Net loss per share...........    $      (2.05)   $     (0.84)    $     (0.76)    $     (0.53)     $   (0.28)
                                 ============    ===========     ===========     ===========      =========
Net loss per share
  attributable to common
  shareholders...............    $      (2.40)   $     (0.84)    $     (0.76)    $     (0.53)     $   (0.28)
                                 ============    ===========     ===========     ===========      =========
Weighted average shares
  outstanding:...............      10,108,451      8,000,131       5,204,835       4,355,187      3,362,611
BALANCE SHEET DATA
Working capital (deficit)....    $ (8,696,477)   $(3,870,058)    $ 8,092,736     $(1,596,718)
Total assets.................      53,495,364     12,939,988      14,840,051       7,220,250
Long-term debt...............       1,883,688        755,878       1,002,165       1,074,795
Shareholders' equity.........      37,257,592      5,838,247      12,416,639       1,610,844

                    IZ.COM SUMMARY HISTORICAL FINANCIAL DATA

     The following historical financial data as of December 31, 1999 and for the period from February 9, 1999 (inception) to December 31, 1999 has been derived from and should be read in conjunction with the audited financial statements of IZ.com Incorporated, included elsewhere in this document.

                                                                DECEMBER 31, 1999
                                                                -----------------
STATEMENT OF OPERATIONS DATA
Revenues....................................................       $        --
Operating Loss..............................................        (5,013,369)
Net loss....................................................        (4,993,428)
BALANCE SHEET DATA
Working capital (deficit)...................................       $  (910,770)
Total assets................................................           694,967
Long-term debt..............................................           830,363
Stockholders' deficit.......................................        (1,403,763)

              UNAUDITED PRO FORMA COMBINED SUMMARY FINANCIAL DATA

     The following Unaudited Pro Forma Combined Summary Financial Data gives pro forma effect to the Merger and are derived from, are qualified in their entirety by, and should be read in conjunction with, the Unaudited Pro Forma Combined Financial Information included elsewhere herein. The Unaudited Pro Forma Combined Summary Financial Data and accompanying notes should also be read in conjunction with PopMail's consolidated financial statements and notes thereto which are incorporated by reference herein and with IZ.com Incorporated's financial statements and notes thereto included in this Proxy Statement. The pro forma data does not purport to represent what PopMail's results of operations actually would have been had the Merger occurred at the beginning of the period presented or, with respect to balance sheet data, as of January 2, 2000. The pro forma financial statement is based on estimates of financial effects that may not prove to be accurate over time.

                                                                  YEAR ENDED
                                                                JANUARY 2, 2000
                                                                ---------------
PRO FORMA STATEMENTS OF OPERATIONS DATA
Revenues....................................................     $ 12,273,198
Operating loss..............................................      (32,297,292)
Net loss....................................................      (42,221,457)
Net loss attributable to common shareholders................     $(45,735,918)
                                                                 ============
Net loss per share..........................................     $      (2.03)
                                                                 ============
Net loss per share attributable to common shareholders......     $      (2.20)
                                                                 ============
Weighted average shares outstanding:........................       20,832,176
PRO FORMA BALANCE SHEET DATA (END OF PERIOD)
Working capital (deficit)...................................     $ (9,607,247)
Total assets................................................      103,671,906
Long-term debt..............................................        3,005,481
Shareholders' equity........................................       85,335,404

COMPARATIVE PER SHARE DATA

     The unaudited pro forma per share data set forth in the following tables is derived from, and should be read in conjunction with, the historical consolidated financial statements of PopMail and the respective notes, which are incorporated by reference in this document and the pro forma condensed combined financial information, including the notes thereto, appearing elsewhere in this Proxy Statement. The per share data set forth below is presented for informational purposes only and is not necessarily indicative of the results of the future operations of PopMail.com, inc.

     The following table presents selected historical and pro forma per share data for PopMail.com, inc. common stock before and after the consummation of the IZ.com Incorporated merger.

                                                                 POPMAIL.COM
                                                                HISTORICAL(1)    PRO FORMA(2)
                                                                -------------    ------------
Book value at January 2, 2000...............................       $ 1.51           $ 2.41
Dividends paid for the year ended January 2, 2000...........           --               --
Net loss for the year ended January 2, 2000.................       $(2.05)          $(2.03)
Net loss attributable to common shareholders for the
  year ended January 2, 2000................................       $(2.40)          $(2.20)

---------------
(1) The PopMail historical amounts represent the interest of a holder of a share of PopMail common stock. The book value utilizes the book value of PopMail divided by the number of outstanding common shares of PopMail at January 2, 2000, while the net loss computation utilizes the net loss of PopMail divided by the weighted average outstanding common shares of PopMail for the year then ended.

(2) The pro forma amounts represents the interest of a holder of a share of PopMail common stock after giving effect to the IZ.com merger. The pro forma book value is computed by dividing the pro forma shareholders' equity of the combined companies by the number of outstanding common shares of PopMail at January 2, 2000 plus the 10,723,725 shares assumed issued in the IZ.com merger. The pro forma net loss per share is computed by dividing the pro forma net loss by the weighted average outstanding shares of PopMail for the year ended January 2, 2000 increased by the shares assumed issued in the IZ.com merger.

                     MARKET PRICES OF POPMAIL COMMON STOCK

     PopMail's common stock is listed on the Nasdaq SmallCap Market. The table below sets forth, for the periods indicated, the reported high and low sale prices of PopMail's common stock on the Nasdaq SmallCap Market.

                                                                HIGH      LOW
                                                                -----    -----
Fiscal Year Ended January 3, 1999
  First Quarter.............................................    $3.75    $1.88
  Second Quarter............................................     5.38     2.25
  Third Quarter.............................................     3.63     1.00
  Fourth Quarter............................................     1.13      .50
Fiscal Year Ended January 2, 2000
  First Quarter.............................................     1.03      .56
  Second Quarter............................................     3.56      .50
  Third Quarter.............................................     4.88     1.94
  Fourth Quarter............................................     4.09     1.44
Fiscal Year Ending December 31, 2000
  First Quarter.............................................     7.13     2.88
  Second Quarter (through April 14, 2000)...................     4.06     1.75

     On January 21, 2000, the last full trading day prior to the public announcement of the agreement pertaining to the Merger, the closing price of one share of common stock PopMail as reported by the Nasdaq SmallCap Market was $5.00. On April 14, 2000, there were approximately 270 holders of record of PopMail common stock and approximately 6,000 other beneficial owners whose shares are held in street name.

                                 CAPITALIZATION

     The following table sets forth the capitalization of PopMail as of January 2, 2000 and as adjusted to give effect to the Merger, as more fully described in "Unaudited Pro Forma Combined Financial Information" included elsewhere herein. This table should be read in conjunction with "Unaudited Pro Forma Combined Financial Information" and with PopMail's consolidated financial statements for the year ended January 2, 2000 and notes thereto which are incorporated by reference herein.

                                                                   AS OF JANUARY 2, 2000
                                                                ----------------------------
                                                                   ACTUAL       AS ADJUSTED
                                                                ------------    ------------
Short-term debt.............................................    $  7,691,768    $  7,691,768
                                                                ============    ============

Long-term debt..............................................    $  1,883,688    $  3,005,481
Shareholders' equity:
  Class C and D 8% preferred stock, $1,000 stated value,
     4,200 shares authorized; 2,805 issued and
     outstanding............................................       2,981,000       2,981,000
  Class E preferred stock, $2.00 stated value, 750,000
     shares authorized; 175,000 shares issued and
     outstanding............................................         350,000         350,000
  Class F preferred stock, $.01 par value, 425,000 shares
     authorized; 287,408 shares issued and outstanding, as
     adjusted...............................................              --      48,176,242
  Common stock, $.01 par value, 100,000,000 shares
     authorized; 24,695,872 issued and outstanding..........         246,958         246,958
  Additional paid-in-capital................................      74,901,160      74,901,160
  Common stock subscribed and note receivable from
     affiliate..............................................      (2,850,000)     (2,948,430)
  Accumulated deficit.......................................     (38,371,526)    (38,371,526)
                                                                ------------    ------------
Total shareholders' equity..................................      37,257,592      85,335,404
                                                                ------------    ------------
Total capitalization........................................    $ 39,141,280    $ 88,340,885
                                                                ============    ============

                       OWNERSHIP OF POPMAIL CAPITAL STOCK

     The following table sets forth certain information regarding the beneficial ownership of PopMail's common stock, including shares of common stock issuable upon conversion of Series E and Series F Preferred Stock, as of April 14, 2000, by (i) each person or entity known by PopMail to be the beneficial owner of more than 5 percent of PopMail's voting shares, (ii) each director of PopMail, (iii) certain executive officers of PopMail and (iv) all executive officers and directors of PopMail as a group:


                                                                   SHARES          PERCENTAGE
                                                                BENEFICIALLY           OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNED             TOTAL
            ------------------------------------                ------------       ----------
Stephen D. King(1)..........................................      3,040,243            7.5
Jesse Berst.................................................              0             --
Ronald K. Fuller(2).........................................        603,878            1.5
Thomas W. Orr(3)............................................        263,000              *
Michael L. Krienik(4).......................................        140,000              *
Frank Wood(5)...............................................        100,000              *
Gary Schneider..............................................        494,438            1.2
James L. Anderson(6)........................................      9,103,602           21.4
The Marcos A. and Sonya Nance Rodriguez Children's Trust No.
  2(7)......................................................     10,868,134           25.7
Wayne W. Mills(8)...........................................      1,693,533            4.2
Gulfstream Financial Partners(9)............................      2,566,000            6.2
All Directors and Officers as a group (7 people)(10)........      4,587,684           11.0


---------------
 (1) Includes 165,743 shares issuable upon exercise of options and 627,500 shares issuable upon exercise of warrants which are immediately exercisable. Also includes 1,347,500 shares held by King Family Partners. Mr. King serves as President of the general partner of King Family Partners.

 (2) Includes 1,000 shares and 1,000 warrants owned by Mr. Fuller's spouse and 2,000 shares and 2,000 warrants owned by Mr. Fuller's children. Also includes 458,333 options which vest within 60 days.

 (3) Includes 1,000 shares held in an IRA account for the benefit of Mr. Orr's spouse. Also includes 235,000 options which vest within 60 days.

 (4) Consists of shares issuable under options which vest within 60 days.

 (5) Consists of shares issuable under options which vest within 60 days.

 (6) Includes 2,274,898 shares and 15,891 shares, respectively, issuable upon exercise of warrants held by The Marcos A. and Sonya Nance Rodriguez Children's Trust No. 2 and The Sonya Nance Trust. Also includes 42,667 shares held by The Sonya Nance Trust and The Marcos A. and Sonya Nance Rodriguez Children's Trust No. 2. Mr. Anderson serves as trustee for each such trust.

 (7) Includes 2,406,448 shares owned of record by other shareholders and as to which The Marcos A. and Sonya Nance Rodriguez Children's Trust No. 2 holds voting rights.


 (8) Includes 500,000 shares owned of record by Blake Capital Partners for which Mr. Mills serves as President and 10,000 shares owned by the G. Mills Trust for which Mr. Mills serves as trustee. Also includes 650,000 shares, 28,533 shares and 10,000 shares, respectively, issuable upon exercise of warrants owned by Blake Capital Partners, Mr. Mills individually and the G. Mills Trust.


 (9) Includes 1,600,000 shares issuable upon exercise of warrants owned by Gulfstream Financial Partners and 100,000 shares issuable upon exercise of warrants owned by the children of the sole partner of Gulfstream Financial Partners, Henry Fong.

(10) Includes a total of 1,049,076 options which vest within 60 days and 630,500 warrants to purchase common shares which are immediately exercisable.

                               THE ANNUAL MEETING

GENERAL

     This Proxy Statement is furnished to PopMail shareholders in connection with the solicitation on behalf of the PopMail Board of Directors of proxies for use at the Annual Meeting to be held at Marriott City Center, 30 South 7th Street, Minneapolis, Minnesota 55402, on Thursday, June 1, 2000, at 4:00 p.m., local time. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders of PopMail on or about April 28, 2000.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, shareholders of PopMail will be asked to consider and vote upon a proposal to ratify the acquisition of IZ.com Incorporated ("IZ.com") pursuant to the February 9 merger (the "Merger") of IZ Acquisition Corporation, a wholly owned subsidiary of PopMail, with and into IZ.com, the issuance of 287,408 shares of PopMail's Series F Convertible Preferred Stock (the "Series F Preferred Stock") to the former stockholders of IZ.com Incorporated and PopMail's assumption of options to purchase up to 130,508 shares of Series F Preferred Stock, and the issuance of up to 10,725,000 shares of PopMail common stock upon conversion of the Series F Preferred Stock. Ratification of the Merger will also have the effect of causing the conversion ratio applicable to the Series F Preferred Stock issued in the Merger to increase from 12.977 shares to 25.66 shares of PopMail common stock for each share of Series F Preferred Stock, and a decrease in the liquidation preference of the Series F Preferred Stock from $125.26 to $69.59 per share. PopMail's shareholders will also be asked to approve an amendment to the 1997 Stock Option and Compensation Plan to increase the number of shares of PopMail common stock issuable thereunder from 1,250,000 to 3,000,000 shares, to approve an amendment to the 1998 Director Stock Option Plan to increase the number of shares of common stock issuable thereunder from 250,000 to 750,000 shares and to elect six persons to the Company's Board of Directors. At the Annual Meeting, the shareholders of PopMail will also transact such other matters as may arise relating to the conduct of the Annual Meeting or any adjournments or postponements thereof.

VOTING AT THE ANNUAL MEETING; RECORD DATE

     Only holders of record of PopMail's common stock and preferred stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of April 14, 2000, there were 36,272,928 shares of common stock, 275,000 shares of Series E Preferred Stock and 287,408 shares of Series F Preferred Stock issued and outstanding. Each share of PopMail common and Series E Preferred Stock entitles the holder to one vote. Each share of Series F Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which it is convertible (presently 12.977 shares). There is no cumulative voting. There are no other voting securities of PopMail outstanding.

     The holders of a majority of PopMail's issued and outstanding voting securities entitled to vote at the Annual Meeting, present in person or by proxy, shall constitute a quorum at the Annual Meeting.

     Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting, who will determine whether or not a quorum is present. With respect to each of the matters presented for approval at the Annual Meeting, votes may be cast for, against or as abstentions. Abstentions will be counted for purposes of determining the total votes cast on the matter for which such abstention is noted. Abstentions will have the effect of a negative vote on the proposal at issue. Broker/dealers who hold their customers' shares in street name, may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such shares on other matters, which typically include transactions related to mergers, including the issuance of shares in connection therewith, without specific instructions from the customer who owns such shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence, including the proposals to ratify the Merger, approve the amendment to PopMail's 1997 Stock Option and Compensation Plan and approve the amendment to the 1998 Director Stock Option Plan are referred to as broker non-votes. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matter and, assuming presence of a quorum, will not affect whether the aforementioned proposals are approved.

     Each PopMail shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to PopMail in writing to the Secretary of PopMail, by signing and returning a later dated proxy, or by voting in person at the Annual Meeting. Unless so revoked, the PopMail common or preferred stock represented by each such proxy will be voted at the meeting and any adjournment thereof. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke that proxy.

     PopMail will bear the cost of soliciting proxies for the Annual Meeting. PopMail will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the soliciting material to beneficial owners of stock. Proxies are being solicited primarily by mail, but officers and regular employees of PopMail may also solicit proxies personally, by telephone or by special letter.

     If the accompanying proxy card is properly signed and returned to PopMail prior to the Annual Meeting and not revoked, it will be voted in accordance with the instructions contained therein. IF NO INSTRUCTIONS ARE GIVEN, THE PERSONS DESIGNATED AS PROXIES IN THE ACCOMPANYING PROXY CARD WILL VOTE FOR APPROVAL OF THE PROPOSAL TO RATIFY THE MERGER.

     The PopMail Board of Directors is not currently aware of any matters other than those referred to herein which will come before the Annual Meeting. If any other matter arising from the conduct of the meeting should be properly presented at the Annual Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion unless such authorization is withheld.

VOTE REQUIRED

     Shareholder ratification of the Merger is not required to effect or maintain the status of the Merger, which was completed on February 9, 2000. The Board of Directors of PopMail seeks shareholder ratification of the Merger to satisfy the requirements of the Nasdaq SmallCap Market in connection with the issuance of securities convertible into more than 20 percent of the issued and outstanding shares of PopMail common stock. As a result of shareholder approval of the Merger at the Annual Meeting, the conversion ratio for Series F Preferred Stock will be adjusted, causing the shares of PopMail common stock issuable upon conversion of the Series F Preferred Stock to exceed the 20 percent of the shares of PopMail common stock issued and outstanding prior to the Merger. The affirmative vote of the holders of the greater of (a) a majority of PopMail's outstanding voting rights (including common stock, Series E Preferred Stock and Series F Preferred Stock) present and entitled to vote on the matters presented to the shareholders for approval at the Annual Meeting or (b) a majority of the voting power of the minimum number of voting rights that would constitute a quorum for transaction of business at the Annual Meeting, is required for: (i) ratification of the Merger, the related issuance of Series F Preferred Stock and the issuance of up to 10,750,000 shares of PopMail common stock upon conversion of the Series F shares; (ii) approval of the amendment to the PopMail.com, inc. 1997 Stock Option and Compensation Plan to increase the number of shares issuable thereunder from 1,250,000 to 3,000,000; (iii) approval of the amendment to the 1998 Director Stock Option Plan to increase the number of shares issuable thereunder from 250,000 to 750,000 shares; and (iv) election of six members of the Company's Board of Directors.

     As of April 14, 2000, directors and executive officers of PopMail, together with their affiliates as a group, owned 11.0 percent of voting rights underlying the issued and outstanding shares of PopMail common and preferred stock. See "OWNERSHIP OF POPMAIL CAPITAL STOCK."

     THE BOARD OF DIRECTORS OF POPMAIL HAS APPROVED, AND RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE MERGER, THE PROPOSAL TO AMEND THE 1997 STOCK OPTION AND COMPENSATION PLAN, THE PROPOSAL TO AMEND THE 1998 DIRECTOR STOCK OPTION PLAN AND FOR THE ELECTION OF EACH NOMINEE TO THE COMPANY'S BOARD OF DIRECTORS.

                                 PROPOSAL NO. 1
                           RATIFICATION OF THE MERGER

INTRODUCTION

     On February 9, 2000, PopMail's wholly owned subsidiary IZ Acquisition Corporation ("Acquisition Sub") was merged with and into IZ.com Incorporated (the "Merger"), the separate existence of Acquisition Sub ceased and IZ.com became a wholly owned subsidiary of PopMail. Each issued and outstanding share of capital stock of IZ.com ("IZ.com Capital Stock"), was converted into shares of PopMail Series F Preferred Stock. The Merger became effective upon the acceptance of the Certificate of Merger by the Delaware Secretary of State.

EFFECT OF THE MERGER

     Upon the completion of the Merger, (i) each issued and outstanding share of Acquisition Sub capital stock was converted into a share of IZ.com capital stock, (ii) the Certificate of Incorporation of IZ.com was amended and restated in form substantially similar to the Certificate of Incorporation of the former Acquisition Sub, and (iii) the Bylaws of Acquisition Sub in effect immediately prior to the Merger became the Bylaws of IZ.com.

EXCHANGE OF STOCK

     Upon completion of the Merger, each share of IZ.com capital stock issued and outstanding immediately prior to the Merger was, by virtue of the Merger and without any action on the part of IZ.com stockholders, converted into .06014 shares of PopMail Series F Preferred Stock.

IZ.COM OPTIONS AND WARRANTS

     As a result of the Merger, PopMail assumed IZ.com's 1999 Stock Plan (the "IZ.com Plan"), and each of the then outstanding options and warrants to purchase IZ.com Capital Stock whether vested or unvested (collectively, the "IZ.com Options") (including all outstanding options granted under IZ.com Plan, and any individual non-plan options and warrants) will by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by PopMail and converted into an option or warrant, as the case may be, to purchase shares of PopMail Series F Preferred Stock in a share denomination and at an exercise price determinable with reference to the applicable exchange ratio and the exercise price per share of such IZ.com Option immediately prior to the Merger.

CONVERSION OF ACQUISITION SUB COMMON STOCK

     Each share of common stock of Acquisition Sub issued and outstanding immediately prior to the Merger was converted into one validly issued, fully paid and nonassessable share of IZ.com common stock.

TRANSFERABILITY OF SHARES; REGISTRATION RIGHTS

     The Series F Preferred Stock and the underlying shares of PopMail common stock into which the Series F Preferred Stock are convertible are restricted securities within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Under Rule 144, commencing on February 9, 2001 (one year after the effective date of the Merger), former IZ.com stockholders will be entitled to sell, within any three-month period, that number of shares of PopMail common stock that does not exceed the greater of one percent of the then outstanding shares of PopMail's common stock or the average weekly trading volume of PopMail common stock as reported through the Nasdaq SmallCap Market or any other automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the Securities and Exchange Commission ("SEC"). Sales under Rule 144 are also subject to certain restrictions relating to manner of sale, notice requirements and the availability of current public information about PopMail. If two years have elapsed since the later of the date of acquisition of restricted shares from PopMail or from an affiliate of PopMail, and the former IZ.com stockholder or subsequent holder of such IZ.com stockholder's PopMail capital stock is deemed not to have been an affiliate of PopMail at any time during the 90 days preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements. As defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through the use of the one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.

     Pursuant to the Merger Agreement, each of the former IZ.com stockholders is entitled to enter into a registration rights agreement (the "Registration Rights Agreement") with PopMail. The Registration Rights Agreement affords to the former IZ.com stockholders both demand and incidental ("piggyback") registration rights exercisable with respect to shares of common stock underlying the Series F Preferred Stock. The demand registration rights are exercisable by delivering written notice to PopMail on behalf of the holders of not less than 40 percent of the registrable shares, commencing in August 2000. Incidental registration rights require PopMail to provide the holders of such rights with notice of proposed registrations of PopMail equity securities and to permit such holders to participate in the proposed registration with respect to their shares of PopMail common stock (received or receivable upon conversion of Series F Preferred Stock) unless the shares are already covered by another registration statement which remains effective under the Securities Act. The Registration Rights Agreement requires PopMail to bear substantially all registration expenses.

INCOME TAX CONSEQUENCES

     It is intended by PopMail and IZ.com that the Merger qualify as a reorganization within the meaning of Section 368 of the Code. Accordingly, it is anticipated that no taxable gain or loss will be recognized by either IZ.com or the former IZ.com stockholders as a result of the Merger. The income tax bases of IZ.com's assets and liabilities shall continue unchanged and each former IZ.com stockholder shall carry forward the income tax basis in his or her shares of IZ.com stock in the PopMail Series F Preferred Stock received therefor.

REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     The Agreement and Plan of Reorganization setting forth the terms and conditions of the Merger (the "Merger Agreement") contains various representations and warranties of the parties thereto. The Merger Agreement includes representations and warranties by IZ.com as to, among other things, (A) the corporate organization, standing and power of IZ.com, (B) the authorization of the Merger Agreement, (C) IZ.com's capitalization, (D) pending or threatened litigation, (E) the Merger Agreement's noncontravention of any agreement, law, order or charter or by-law provision and the absence of the need (except as specified) for governmental or third-party consents to the Merger, and (F) ownership of and rights to use certain intellectual property.

     The Merger Agreement also includes representations and warranties by PopMail and Acquisition Sub as to, among other things, (A) the corporate organization, standing and power of PopMail and its subsidiaries, (B) the authorization of the Merger Agreement, (C) PopMail's capitalization, (D) the PopMail Series F Preferred Stock to be issued pursuant to the Merger Agreement,
(E) pending or threatened litigation, (F) the Merger Agreement's noncontravention of any agreement, law, order or charter or by-law provision and the absence of the need (except as specified) for governmental or third-party consents to the Merger, (G) ownership of and rights to use certain intellectual property, and (H) the absence of brokers and finders employed by PopMail. The representations and warranties of each of the parties contain various customary exceptions for materiality, knowledge and previously disclosed information. The representations and warranties of each of the parties will survive the Merger for a period of one year thereafter, or until February 9, 2001.

     The Merger Agreement provides that, subject to certain limitations, PopMail will indemnify and hold harmless the former stockholders of IZ.com from and against damages arising from certain breaches of PopMail's representations and warranties contained in the Merger Agreement. A former stockholder of IZ.com, Virtual Group LLC, has agreed, subject to certain limitations, to indemnify PopMail from and against certain damages arising from any breach of IZ.com's representations and warranties contained in the Merger Agreement. The Merger Agreement limits PopMail's and Virtual Group's indemnification liability to, respectively, $20.5 million and the lesser of (i) 46,082 shares of PopMail's Series F Preferred Stock received by Virtual Group as a result of the Merger or
(ii) the value of such shares as of the closing date of the Merger.

ADDITIONAL DIRECTORS

     Section 8.2 of the Merger Agreement states that PopMail will use reasonable efforts to cause persons named therein, including individuals associated with IZ.com Incorporated, to be elected to the Company's Board of Directors. Certain of these persons -- Messrs. Daniel Conner, David Farber, Scott Schwartz and Lee Stein -- have declined to pursue election to the Board of Directors at the Annual Meeting. It is anticipated that following the Annual Meeting, the Board of Directors will exercise its authority under the bylaws to increase the number of persons serving on the Board from six to ten and appoint Messrs. Conner, Farber, Schwartz and Stein to the additional positions.

                            DESCRIPTION OF BUSINESS

OVERVIEW

     PopMail.com, inc. ("PopMail") currently consists of two divisions, the restaurant division and the Internet division. The restaurant division develops, owns and operates restaurants with multiple themed dining rooms designed to appeal to the upscale casual dining market. PopMail has Cafe Odyssey restaurants at the Mall of America in Bloomington, Minnesota which opened in June 1998, and in the Denver Pavilions, which opened in March 1999.

     Our Internet division consists of two companies, PopMail Network, Inc., ("Network") based in Dallas, TX, a provider of permission and affinity based email services to broadcast stations, professional sports teams and other clients in the media and entertainment industries and the recently formed IZ.com, Inc. ("IZ"), based in Bellevue, WA. The name "IZ" was borrowed from IZ.com Incorporated, a Delaware corporation acquired by PopMail in February 2000. IZ only recently commenced its operations.

     As noted in the Risk Factors section of its Form 10-KSB, the Company has incurred substantial operating losses to date and, as of January 2, 2000, has a deficiency in working capital of approximately $8.7 million. There can be no assurance of the Company's capacity to achieve and sustain profitable operations, and without additional financing (of which there can be no assurance), the Company may not have sufficient funds to support its operations, retire its indebtedness in the ordinary course of business and pursue its business plan.


     As also noted in the Risk Factors section of its Form 10-KSB, the factors discussed in the preceding paragraph (among other factors) give rise to a risk that the Company's common stock will be delisted from the Nasdaq SmallCap Market, leading to a loss of liquidity and a decrease in the market price of the Company's stock.


     The Company commenced operations as Hotel Mexico, Inc. ("HMI"), which was incorporated in Ohio in January 1994. In 1996, the Company opened its first restaurant, the Kenwood Restaurant, in Ohio under the trade name Hotel Discovery, and in August 1997, HMI was reorganized as Hotel Discovery, Inc., a Minnesota corporation. During February 1998, the Company changed the name of its restaurant concept from Hotel Discovery to Cafe Odyssey and changed the name of the Company to Cafe Odyssey, Inc.

     Pursuant to a merger effective September 1, 1999, the Company acquired popmail.com, inc., a Delaware corporation engaged in the business of providing Internet email services. Following the merger, the Company changed its corporate name from Cafe Odyssey, Inc. to PopMail.com, inc.

     On December 3, 1999, ROI Acquisition Corporation, a Texas corporation and wholly owned subsidiary of PopMail, acquired, effective as of November 30, 1999, substantially all of the assets and assumed substantially all of the liabilities of ROI Interactive, LLC ("ROI"), a Texas limited liability company. ROI provides exclusive email service and permission-based, opt-in marketing services to television stations and major league sports franchises.

     Effective February 9, 2000, PopMail acquired IZ.com, Incorporated ("IZ.com"), a Delaware corporation. IZ.com (to be renamed "PopMail Media, Inc.") is attempting to integrate the use of multiple media -- television, the Internet and email -- to reach 18 to 25 year olds and derive commerce. PopMail Media is attempting to build a brand and marketing strategy that will allow it to dominate its target market. As a result of the PopMail Media acquisition, the Company is changing its strategic focus to apply its multimedia expertise to the email-based marketing business operated by PopMail. The Company is currently modifying its website and television programming efforts in a directed effort to complement PopMail's business strategy.

DESCRIPTION OF INTERNET DIVISION

POPMAIL NETWORK, INC.

     Network provides email services that allow its Clients to provide: 1) outbound distribution email messages to registrants of the services and network and 2) web based affinity email accounts to visitors of our Client's sites i.e., joe@yoursitemail.com. Network has over 500 Clients in the broadcast, professional sports teams, media and entertainment industries. Network considers its Clients to be "Affiliates," and the subscribers to ENEWSNOTIFIER(TM) and PopMail(TM) to be "Members" because of their affinity towards, and willingness to receive, information from one or more Affiliates. Together, these combined services create a permission and affinity based email marketing network. The distribution through this network, called "e-channels", is customized for each Member, allowing them to select exactly the content they choose from their favorite broadcast, entertainment and sports companies. "Clients" are defined as entities that either pay Network for services or while not paying for a service, have agreed through contract to provide Network either some right, limited or complete, to communicate with Member(s). As a result, some Network Clients both pay Network money and allow access to Members while other Network Clients may only allow Network access to Members. Network has historically provided customized email services and distribution to meet the marketing needs of individual businesses forming a one-to-one relationships with their customers in the broadcast, media, sports and entertainment industries.

     Network plans to bring more interested consumers ("Members") to its Client's products by extending their brand, marketing efforts and content beyond its own database and to other databases within our network of Clients. Management believes the primary value of Network is the expanding base of Members who have chosen to receive services from a Network Client and who "opt-in" to services, content and products from other Network Clients.

MARKET

     Rapidly Growing Market: Email is currently the number one application on the Internet according to Forrester Research. Forrester estimates that email will become a $4.8 Billion dollar industry by 2004, of which Network hopes to capture a small share.

     Growing Demand and Use for Email; The benefits of using email are: low cost and higher response rates compared to traditional advertising and direct mail, global reach, tracking of users interests, ease of use, and near real time delivery.

     Unique Position Within a Growing Market; Much commercial email is unsolicited and is generic -- not targeted to the recipient's needs or interests. The majority of this commercial email is the electronic equivalent of junk mail. Users receive these unsolicited emails from retail and category "opt-in" lists or from lists compiled as they visit various web sites. This approach is increasingly ineffective and disliked by recipients. In fact, growing resentment towards unsolicited commercial email may lead to privacy regulation in the United States.

     The opposite of unsolicited email is "permission and affinity-based" marketing which has been "opted-in" by recipients. In other words, recipients have replied positively to a request by a company that they will willingly accept email content from a specified source. The next level of the permission basis is affinity, in which recipients have willingly allied with a group or organization of their choice and have sought information from that group, brand, icon or trusted agent.

SERVICES

     At the present time, Network offers two proprietary e-mail services which are described below:

     - ENEWSNOTIFIER(TM)(ENN) -- a permission marketing email service, which allows Clients to collect preference and demographic information from their customers and create a Member database. These organizations can then use this database to send out targeted, personalized and customized messages for marketing purposes. Network provides the Client with a username and password to access the administration area for sending out their own emails. Clients link the services from their site. When a user visits the Client's site, they click on the icon which links them to our servers. They then sign up and select the topics of interest to them on the Client's custom service. Network presently offers the ENEWSNOTIFIER service through ROI.

     - PopMail(TM) is an affinity email service that allows Clients to offer free Web based email boxes on their home pages. Members sign up for a personal email address that contains their affinity group's name (such as JoeSmith@Yoursitemail.com). Clients benefit from the affinity with their customers and higher traffic on their Web site when registrants visit the Client's site to send and receive their email. Clients can also sell advertising. The Member visits the Client's site and clicks on the sign up box on the frame that resides on the Client's site. Each page is customized with the Client's look and feel. Each time the Member wants to check their email they visit the Client's site and enter their username and password in the boxes on the frame.

At present, Network targets four vertical markets for its email services: broadcast, media, sports and entertainment. Companies in these vertical markets typically have customers with a stronger affinity for their product or service -- such as a favorite sports team, radio station, personality, or publication. Using Network's email services allows Clients to cut through the clutter and inefficiencies of traditional marketing, and more effectively and efficiently promote and brand their content, products or services to their viewers, listeners, fans and customers on the topics and items already of interest to them. Benefits and examples of these programs in action include:

     - Television Stations -- increase ratings by using ENN to notify Members, via email, about news stories of interest to them scheduled for broadcast on their station.

     - Radio Stations -- advertise their brand and drive traffic to their sites by using PopMail(TM).

     - Sports Teams -- provide advanced information to Members, sell tickets and merchandise, and sponsor promotions using ENN.

     One of Network's goals is to leverage the relationships between the Company's Clients and their customers and to strengthen the PopMail Network.

REVENUES

      Network currently generates revenue through the following means:

     - Annual license fees

     - Monthly hosting fees

     - Set up fees

     Although very little revenue has been generated to date by advertisements and no revenue has been produced from e-commerce up-selling to Members, and there can be no assurance that this will change, Network intends to introduce these revenue generators to its business model within the near future.

COMPETITION

     There are many companies which compete directly or indirectly with PopMail. Those in customer relationship management and outbound email production include public companies such as Critical Path (CPTH), Digital Impact (DIGI) Mail.com(MAIL), Message Media, Inc. (MESG), Kana Communications, Inc., (KANA) 24/7 Media Inc.(TFSM), and Exactis (XACT). There are a host of large and smaller privately held companies. IZ's competitors include InfoBeat, Lifeminders (LFMN), YesMail (YESM) and Netcreations(NTCR).

     At present, there are few affinity based email companies combining affinity content with branded email and permission based email-marketing services specifically towards the vertical markets we are currently in.

STRATEGY

     Network plans to employ the following growth strategies:

     - Continue to solidify its presence in its current targeted vertical markets. At present, Network has signed agreements with more than 500 Clients. Many of these Clients have not fully utilized the capability of the Network services by introducing advertising or e-commerce for up-selling and, as such, Network is also focusing on the education of its Clients and Members to increase usage and, ultimately, Members.

     - Grow its existing Member databases.

     - Assist Clients in the development of affinity rich content for distribution through the network to permission based Members.

     - Resell IZ content through its network.

     - Seek out and acquire companies that can enhance our goals, member growth and content development.

     - Form strategic relationships with other businesses that may provide compatible and collaborative Internet services for the Company's Broadcast, Media, Sports and Entertainment Clients.

     - Select and move aggressively into other vertical markets where Network's products and services can be effective branding and marketing tools.

     - Generate revenue from each contact between the Company and each Client.

     Network is currently looking at building e-commerce functionality into its product offerings; this may be done internally or Network may select a strategic partner in order to build its member base more rapidly. The Company will also regularly introduce enhanced versions of its services and product offerings.

     In addition, Network has begun to penetrate the international market and has begun to develop and deploy bilingual versions of Network's services.

INTELLECTUAL PROPERTY

     The Company relies on tradename and trademark protection for its proprietary names and logos. PopMail has not registered or sought to register any patents. The Company seeks to protect its know-how and trade secrets primarily through confidentiality and license agreements.

DESCRIPTION OF IZ.COM, INC.

     IZ, based in Bellevue, WA, was recently incorporated as a wholly owned Delaware subsidiary of PopMail. IZ produces web content for ZD Net under contract at the direction of award winning journalist, Jesse Berst. The newsletter called the "Berst Alert" is part of the web based information site called Jesse Berst's Anchor Desk. See: http://www.zdnet.com/ anchordesk. The content provided through the Berst Alert is in the form of an affinity email newsletter currently received by approximately 1.6 million registrants each day. IZ is paid a fee to produce the Berst Alert under a one-year non-cancelable agreement expiring in February 2001.

     IZ plans to create and establish email content newsletters through trusted agents (icons or personalities) with high affinity appeal within the current Network vertical markets: broadcast, media, sports and entertainment. IZ will resell content through Network to its network of affiliated Clients and will establish additional content vertical markets. However, there can be no assurance that IZ will produce any new newsletters.

DESCRIPTION OF RESTAURANT DIVISION

GENERAL

     PopMail's restaurant division develops, owns and operates restaurants with multiple themed dining rooms designed to appeal to the upscale casual dining market. PopMail owns and operates two full service "Cafe Odyssey" restaurants, one in the Mall of America, located in Bloomington, Minnesota, a suburb of Minneapolis (the "Mall of America Restaurant"). The Mall of America Restaurant opened on June 8, 1998, and the second, which opened on March 15, 1999, at the Denver Pavilions, located in the downtown district of Denver, Colorado (the "Denver Pavilions Restaurant").

     PopMail has no current plans to expand the restaurant division through additional owned restaurants. The Company may ultimately license more Cafe Odyssey restaurants or enter into other arrangements for additional restaurants which do not require the Company to invest substantial amounts of capital.

     In 1996 the Company opened a restaurant in Cincinnati, Ohio (the "Kenwood Restaurant") under the trade name Hotel Discovery. PopMail closed the Kenwood Restaurant in September 1999. In November 1999, the Company entered into an agreement to sell the assets relating to the Kenwood Restaurant, subject to certain contingencies concerning transfer of the liquor license and certain other matters, which contingencies have not yet been fully resolved. In connection with the pending sale, PopMail assigned the lease for the restaurant property to the proposed buyer, who has been making the required lease payments since November 1999. PopMail remains primarily obligated under the lease.

CONCEPT

     PopMail's restaurants are positioned in the upscale casual segment and differentiate themselves from the competition by offering its guests an enveloping experience that combines award winning food with sophisticated, non-intrusive entertainment. While there are restaurants that have a strong food base and others that focus on entertainment, PopMail feels that the "experiential dining" combination it offers is unique to the industry.

     Based on the concepts of travel, discovery and adventure, each restaurant provides guests with a dining experience in multiple themed environments that capture the romance, passion and nature of exotic locations throughout the world utilizing state-of-the-art technology in sound, video, lighting, scenery and decor. The Mall of America and Denver Pavilions Restaurants contain three dining rooms that replicate the environments of the lost City of Atlantis, the ancient Incan ruins of Machu Picchu in the Andes and the sweeping plains of the Serengeti desert in Tanzania, Africa.

     The menu at each restaurant offers a broad range of cuisine from around the world, including "cultural fusion" menu items such as Barcelona Spring Rolls and Asian Tacos. Features include American, Asian, Jamaican, West Indian, Mexican and European tastes and textures. Menu items are freshly made, using only the highest quality fresh meats, produce, spices and other ingredients. The menu mirrors the exploratory journey and adventure society themes of the restaurants.

     Each restaurant also has a retail area located at the entrance which includes a collection of adult and children's casual clothing, including T-shirts, sweatshirts, shirts and caps, and a limited amount of other logo merchandise.

RESTAURANT OPERATIONS

     PopMail strives to maintain quality operations through extensive training of its employees and careful supervision of personnel. PopMail has developed a detailed operations manual containing specifications relating to food and beverage preparation, maintenance of premises and employee conduct. Each restaurant is expected to have a director of operations with a staff of five to seven managers and a staff accountant. Each director of operations reports directly to PopMail's head of Restaurant Operations.

     PopMail requires all kitchen and front-of-the-house managers to complete an intensive six-week training program which includes two weeks of food preparation training in the kitchen, as well as complete cross-training on all other phases of the restaurant's operations. PopMail's restaurant management is then tested on PopMail's philosophy, management strategy, policies, procedures and operating standards. In addition, each prospective guest service employee actually tastes, and is tested on, every food and beverage item on the menu. Daily shift meetings are held prior to lunch and dinner to re-educate the service staff on all menu items, to communicate daily specials, to respond to feedback from comment cards and to reinforce service standards.

COMPETITION

     The food service industry is intensely competitive with respect to food quality, concept, location, service and price. In addition, there are many well-established food service competitors with substantially greater financial and other resources than PopMail and with substantially longer operating histories. PopMail believes that it competes with other full-service dine-in restaurants, take-out food service companies, fast-food restaurants, delicatessens, cafeteria-style buffets and prepared food stores, as well as with supermarkets and convenience stores. Competitors include national, regional and local restaurants, purveyors of carry out food and convenience dining establishments.

     Competition in the food service business is often affected by changes in consumer tastes, national, regional, and local economic and real estate conditions, demographic trends, traffic patterns, the cost and availability of labor, purchasing power, availability of product, and local competitive factors. PopMail attempts to manage or adapt to these factors, but it should be recognized that some or all of these factors could cause PopMail to be adversely affected. Management is of the opinion that quality food which is pleasingly presented is an absolute requirement within the upscale casual segment of the industry. Cafe Odyssey restaurants have won nine major food awards in three cities, reflecting PopMail's commitment to food excellence.

GOVERNMENT REGULATIONS

     PopMail is subject to federal, state and local laws affecting the operation of its restaurants, including zoning, health, sanitation and safety regulation and alcoholic beverage licensing requirements. Each restaurant is operated in accordance with standardized procedures designed to assure compliance with all applicable codes and regulations. The suspension of a food service or liquor license would cause an interruption of operations at the affected restaurant. PopMail believes that it is in compliance with all licensing and other regulations.

     PopMail is subject to "dram shop" statutes in the State of Minnesota which generally provide a person injured by an intoxicated person the right to recover damages from the establishment or establishments that served alcoholic beverages to the intoxicated person. PopMail has obtained insurance against such potential liability.

     PopMail is also subject to the Fair Labor Standards Act, which governs minimum wages, overtime and working conditions. A significant portion of PopMail's restaurant employees are paid at rates relating to either the federal or state minimum wage. Accordingly, an increase in the minimum wage would directly increase each restaurant's labor cost.

     Obtaining alcoholic beverage licenses from various jurisdictions will require disclosure of certain detailed information about directors, officers and greater than 10 percent shareholders of PopMail's equity securities, and will necessitate that such persons be approved by the appropriate liquor licensing authority.

EMPLOYEES

     As of January 2, 2000, PopMail employed 271 persons, including 41 in the Internet email services division and 230 persons in the Company's restaurant operations. Approximately 85 of the Company's employees work part-time. None of PopMail's employees is represented by a collective bargaining organization and the Company has never experienced a work stoppage, strike or labor dispute. The Company believes its relations with its employees are satisfactory.

DESCRIPTION OF PROPERTY

  The Mall of America Restaurant

     Location. The Mall of America Restaurant consists of approximately 17,800 square feet located on the third floor of the Mall of America in Bloomington, Minnesota, a suburb of Minneapolis. This site is leased pursuant to a lease agreement dated August 4, 1997.

     The Mall of America opened in August 1992 with 266 tenants and now holds approximately 520 stores, merchandise carts and attractions, including four large anchor tenants (Macy's, Bloomingdale's, Sears and Nordstrom). The mall encompasses 4.2 million square feet on four enclosed floors, of which 2.5 million square feet are leasable, and employs 11,000 to 13,000 people, depending on the season. More than 93% of the leasable space is under contract, up from 71% five years ago. The mall draws an estimated 40 million visitors per year. Tourists account for 35% to 37% of annual mall traffic, but increases up to 50% in the summer months.

     Description of Lease. The term of the lease is for 12 years, commencing on June 1, 1998. The lease does not provide for renewal terms.

     The lease provides for the payment of either a minimum annual rent or a percentage rent based on gross sales. The minimum annual rent is $25 per square foot, or $405,375 per year based on approximately 16,215 square feet of leased area. The percentage rent is the amount by which 6% of gross sales exceeds minimum rent. The terms of payment do not change over the course of the lease term. The lease also provided for a waiver of the minimum annual rent only, for the first year of the lease. In addition to the fixed minimum rent and percentage rent, the Company is required to pay its proportionate share of common area maintenance costs; taxes, insurance, maintenance and operating costs.

  The Denver Pavilions Restaurant

     Location. The Denver Pavilions Restaurant consists of approximately 18,000 square feet located on the third floor of the Denver Pavilions in Denver, Colorado. This site is leased pursuant to a lease agreement dated May 12, 1998 and includes office space utilized for the Company's restaurant division.

     Description of Lease. The term of the lease is for 15 years, commencing on February 27, 1999. The lease also provides for three renewal terms.

     The lease provides for the payment of either a minimum annual rent or a percentage rent based on gross sales. The minimum annual rent increases throughout the term of the lease from $450,000 per year in years one through five to $568,800 in years 11 through 15. The percentage rent is the amount by which 5% of gross sales exceeds minimum rent. The lease also provides for a tenant allowance. In addition to the fixed minimum rent and percentage rent, the Company is required to pay its proportionate share of common area maintenance costs: taxes, insurance, maintenance and operating costs.

The Kenwood Restaurant

     Location. The Kenwood Restaurant opened in December 1996 under the name Hotel Discovery and was closed by the Company in August 1999. In November 1999, the Company assigned the related lease (described below) in connection with the pending sale of restaurant assets to a third party, who subsequently reopened the restaurant under another name and continues to operate the same. The property is approximately 17,000 square feet in size on three levels and is located at the northeast corner of Sycamore Plaza at Kenwood Shopping Center in Cincinnati, Ohio. Although the third party has paid all payments due under the lease since November 1999, PopMail remains primarily obligated under the lease.

     Description of Lease. The initial term of the lease is 15 years with an option for two additional five-year periods. The lease provides for the payment of both a monthly fixed minimum rent and a percentage rent based on gross sales in excess of an escalating base amount. The monthly fixed minimum rent is $12,833 for the first five years of the initial lease term, $14,117 for the sixth through tenth years of the initial lease term, $15,400 for the eleventh through fifteenth years of the initial lease term.

     In addition to the fixed minimum rent, the lease provides for the payment of a percentage rent equal to 4% of the gross sales from the restaurant in excess of the following annual gross sales amounts; $3,850,000 for the first five years of the initial lease term, $4,235,000 for the sixth through tenth years of the initial lease term, $4,620,000 for the eleventh through fifteenth years of the initial lease term. No percentage rent was paid in 1998 or 1999. In addition to the fixed minimum rent and percentage rent, the Company is required to pay its proportionate share of common area maintenance costs; taxes, insurance, maintenance and operating costs.

  Irving Texas Office Facilities

     PopMail's Internet email services division subleases approximately 8,500 square feet of office space in Irving, Texas. PopMail's sublease commenced on September 1, 1998 and expires on December 31, 2001. Rentals of $11,412.00 per month ($136,444 annually) are required under the sublease, in addition to nominal charges for common area maintenance.

                               POPMAIL.COM, INC.
               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

                                                                PAGE
                                                                ----
Pro Forma Unaudited Combined Balance Sheet as of January 2,
  2000......................................................     26
Notes to Pro Forma Unaudited Combined Balance Sheet.........     27
Pro Forma Unaudited Combined Statement of Operations for 52
  weeks Ended January 2, 2000...............................     28

                               POPMAIL.COM, INC.

                   PRO FORMA UNAUDITED COMBINED BALANCE SHEET
                                JANUARY 2, 2000

                                                                         PRO FORMA         PRO FORMA
                                            POPMAIL        IZ.COM       ADJUSTMENTS         COMBINED
                                          -----------    -----------    -----------       ------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.............  $ 1,136,137    $    66,167    $        --       $  1,202,304
  Accounts receivable, net..............      275,655             --             --            275,655
  Inventories...........................      111,807             --             --            111,807
  Other current assets..................      483,496             --             --            483,496
                                          -----------    -----------    -----------       ------------
          Total current assets..........    2,007,095         66,167             --          2,073,262
PROPERTY AND EQUIPMENT, NET.............   14,866,802        233,135             --         15,099,262
OTHER ASSETS............................      344,121        395,665             --            739,786
GOODWILL, net...........................   36,277,346             --     49,481,575(1)      85,758,921
                                          -----------    -----------    -----------       ------------
                                          $53,495,364    $   694,967    $49,481,575       $103,671,906
                                          ===========    ===========    ===========       ============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable.........................  $ 6,037,518    $        --    $        --       $  6,037,518
  Accounts payable......................    1,604,952        950,646             --          2,555,598
  Convertible promissory notes
     payable............................    1,460,417             --             --          1,460,417
  Current portion of long-term
     obligations........................      193,833             --             --            193,833
  Due to affiliates.....................      120,000             --             --            120,000
  Accrued compensation..................      529,336         26,291             --            555,627
  Other accrued expenses................      757,516             --             --            757,516
                                          -----------    -----------    -----------       ------------
          Total current liabilities.....   10,703,572        976,937             --         11,680,509
DEFERRED RENT CREDITS...................    3,650,512             --             --          3,650,512
LONG-TERM OBLIGATIONS, less current
  maturities............................    1,883,688      1,121,793             --          3,005,481
                                          -----------    -----------    -----------       ------------
          Total liabilities.............   16,237,772      2,098,730             --         18,336,502
COMMITMENTS AND CONTINGENCIES...........           --             --             --                 --
SHAREHOLDERS' EQUITY
  Common stock..........................      246,958          3,101         (3,101)(1)        246,958
  Preferred stock.......................    3,331,000        141,114       (141,114)(1)     51,507,242
                                                                         48,176,242(1)
  Additional paid-in capital............   74,901,160      3,543,880     (3,543,880)(1)     74,901,160
  Less common stock subscribed and note
     receivable from affiliate..........   (2,850,000)       (98,430)            --         (2,948,430)
  Retained earnings (deficit)...........  (38,371,526)    (4,993,428)     4,993,428(1)     (38,371,526)
                                          -----------    -----------    -----------       ------------
                                           37,257,592     (1,403,763)    49,481,575         85,335,404
                                          -----------    -----------    -----------       ------------
                                          $53,495,364    $   694,967    $49,481,575       $103,671,906
                                          ===========    ===========    ===========       ============

                                POPMAIL.COM INC.
              NOTES TO PRO FORMA UNAUDITED COMBINED BALANCE SHEET
                                JANUARY 2, 2000

(1) Reflects the issuance of shares and transaction expenses to effect the merger of IZ.com Incorporated with IZ Acquisition Corporation, a wholly owned subsidiary of PopMail, the elimination of stockholders deficit of IZ.com, and the recording of goodwill by PopMail as follows:

PopMail Series F preferred stock issued.....................        287,408
PopMail Series F preferred stock assumed issued for
  options...................................................        130,508
                                                                -----------
     Total shares preferred stock issued....................        417,916
Conversion ratio of preferred to common upon shareholder
  approval..................................................          25.66
                                                                -----------
                                                                 10,723,725
Price per share of PopMail common...........................    $      4.46(a)
                                                                -----------
     Total..................................................     47,827,812
Plus transaction expenses of IZ.com merger..................        250,000
                                                                -----------
Total consideration and costs...............................     48,077,812
Excess of IZ.com liabilities assumed over the fair value of
  assets purchased..........................................      1,403,763
                                                                -----------
Goodwill created............................................    $49,481,575
                                                                ===========

---------------
     (a) The price per share is based on the closing price of the PopMail common stock for the five business days ending two days prior to the February 9, 2000 closing.

                               POPMAIL.COM, INC.
              PRO FORMA UNAUDITED COMBINED STATEMENT OF OPERATIONS
                         52 WEEKS ENDED JANUARY 2, 2000

                                                                     PRO FORMA       PRO FORMA
                                       POPMAIL         IZ.COM       ADJUSTMENTS       COMBINED
                                     ------------    -----------    ------------    ------------
Revenues...........................  $ 12,273,198    $        --    $         --    $ 12,273,198
Costs and expenses:
  Restaurant food, beverage and
     retail costs..................     3,144,513             --              --       3,144,513
  Restaurant operating expenses....     8,404,324             --              --       8,404,324
  Restaurant depreciation..........     1,639,279             --              --       1,639,279
  Amortization of goodwill.........     3,933,411             --      16,493,858(1)   20,427,269
  Pre-opening expenses.............       939,179             --              --         939,179
  Selling, general, administrative
     and development expenses......     5,002,557      5,013,369              --      10,015,926
                                     ------------    -----------    ------------    ------------
                                       23,063,263      5,013,369      16,493,858      44,570,490
                                     ------------    -----------    ------------    ------------
Loss from operations...............   (10,790,065)    (5,013,369)    (16,493,858)    (32,297,292)
Other income (expense):
  Interest expense.................    (2,357,245)            --              --      (2,357,245)
  Interest income..................        49,323         19,941              --          69,264
  Warrant repricing................    (4,539,311)            --              --      (4,539,311)
  Debt guarantee costs.............    (1,607,833)            --              --      (1,607,883)
  Financial advisory services......    (1,489,040)            --              --      (1,489,040)
                                     ------------    -----------    ------------    ------------
                                       (9,944,106)        19,941              --      (9,924,165)
                                     ------------    -----------    ------------    ------------
Net loss...........................   (20,734,171)    (4,993,428)    (16,493,858)    (42,221,457)
Preferred stock dividends and
  accretion........................    (3,514,461)            --              --      (3,514,461)
                                     ------------    -----------    ------------    ------------
Net loss attributable to common
  shareholders.....................  $(24,248,632)   $(4,993,428)   $(16,493,858)   $(45,735,918)
                                     ============    ===========    ============    ============
Basic and diluted net loss per
  share:
  Net loss.........................  $      (2.05)                                  $      (2.03)
                                     ============                                   ============
  Net loss attributable to common
     shareholders..................  $      (2.40)                                  $      (2.20)
                                     ============                                   ============
  Basic and diluted weighted
     average outstanding shares....    10,108,451                     10,723,725      20,832,176

---------------
(1) Reflects goodwill arising from the IZ.com acquisition of $49,481,575 amortized on a straight-line basis over three years.

                    DESCRIPTION OF SERIES F PREFERRED STOCK

     Designation. PopMail has designated an aggregate of 425,000 shares of its capital stock as Series F Convertible Preferred Stock ("Series F Preferred Stock").

     Voting Rights. Along with the holders of PopMail common stock, each holder of Series F Preferred Stock will have one vote on all matters submitted for approval to the holders of common stock for each share of common stock into which such Series F Preferred Stock would be converted if converted as of the date of such vote. In addition, without the affirmative vote of the holders (acting together as a class) of at least a majority of Series F Preferred Stock at the time outstanding given in person or by proxy at any annual or special meeting, PopMail may not (i) alter, change or amend the preferences or rights of the Series F Preferred Stock, (ii) alter, change or amend its Articles of Incorporation or Bylaws, or (iii) authorize or issue shares of any class or series of stock having any preference or priority over the Series F Preferred Stock with respect to dividends or upon liquidation or change of control.

     Dividends. In the event that PopMail declares or pays any dividends upon its common stock, other than dividends payable solely in shares of common stock, PopMail must also declare and pay to the holders of the Series F Preferred Stock at the same time that it declares and pays such dividends to the holders of its common stock, the dividends which would have been declared and paid with respect to the common stock issuable upon conversion of the Series F Preferred Stock had all of the outstanding Series F Preferred Stock been converted immediately prior to the record date for such dividend.

     Liquidation Right and Preference. In the event of the liquidation, dissolution or winding up of PopMail, whether voluntary or involuntary, the holders of Series F Preferred Stock will be entitled to receive in cash, out of the assets of PopMail, an amount per share for each outstanding share equal to $125.26 (the "Liquidation Value"), before any payments may be made or any assets distributed to the holders of PopMail common stock or any other class of shares of PopMail. In the event the shareholders of PopMail approve the Merger, the Liquidation Value will be reduced to an amount per share equal to $69.59. If, upon any liquidation, dissolution or winding up of PopMail, the assets of PopMail are insufficient to pay the Liquidation Value, the holders of such Series F Preferred Stock will share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled. Following payment of the Liquidation Value to the holders of Series F Preferred Stock upon such liquidation, dissolution or a winding up of PopMail, the holders of PopMail common stock and Series F Preferred Stock shall then share ratably in all the assets of PopMail thereafter remaining. For purposes of such joint distribution of assets to the holders of common stock and the holders of Series F Preferred Stock, each holder of Series F Preferred Stock should be regarded as owning that number of common stock into which such Series F Preferred Stock would then be convertible.

     No Preemptive Rights. Holders of Series F Preferred Stock have no preemptive rights with respect to any future issuances of securities by PopMail.

     Optional Conversion. A holder of Series F Preferred Stock shall initially be entitled to convert at any time any or all of such Series F Preferred Stock into PopMail common stock at the rate of 12.977 shares of common stock per share of Series F Preferred Stock (the "Conversion Ratio"). The Conversion Ratio shall be adjusted to 25.66 shares of PopMail common stock for each share of Series F Preferred Stock at such time as PopMail's shareholders approve the Merger. The Conversion Ratio is also subject to adjustment pursuant to customary antidilution provisions.

     Automatic Conversion. The Series F Preferred Stock will automatically be converted into shares of PopMail common stock at the then applicable Conversion Ratio (i) at such time as (1) PopMail's shareholders have approved the Merger,
(2) PopMail has completed a private common stock equity financing with proceeds to PopMail of at least $6.0 million, and (3) the closing sales price of PopMail's common stock as reported by the Nasdaq Small Cap Market for the five consecutive trading days preceding the date of automatic conversion results in a valuation of PopMail of no less than $100 million or (ii) upon the exercise of the conversion privilege of at least 50 percent of the outstanding Series F Preferred Stock.

     Stock Split, Stock Dividend, Recapitalization, etc. If PopMail, at any time while shares of Series F Preferred Stock are outstanding, (a) pays a stock dividend or otherwise makes a distribution payable in shares of its capital stock (whether payable in shares of its common stock or of capital stock of any class), (b) subdivides outstanding shares of common stock into a larger number of shares, (c) combines outstanding shares of common stock into a smaller number of shares, or (d) issues by reclassification of shares of common stock any shares of capital stock of PopMail, the Conversion Ratio in effect immediately prior thereto will be adjusted so that the holder of any Series F Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of common stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series F Preferred Stock been converted immediately prior to the happening of such event.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF RATIFICATION OF THE MERGER WITH IZ.COM.

                                 PROPOSAL NO. 2
                       TO AMEND THE 1997 STOCK OPTION AND
                               COMPENSATION PLAN


     On January 15, 1997, the Board of Directors of PopMail unanimously approved the 1997 Stock Option and Compensation Plan (the "Plan"). On September 12, 1997, the Board of Directors approved an amendment to the Plan to increase the number of shares reserved for issuance by 250,000. On February 25, 1998, the Board of Directors approved an amendment to the Plan to increase the number of shares reserved for issuance by another 500,000 shares, subject to approval by PopMail's shareholders, which approval was obtained in May 1998. On March 16, 2000, following the acquisition of IZ.com((1)), the Board of Directors approved an amendment to increase the number of shares issuable under the Plan to 3,000,000. A complete text of the Plan in its proposed amended form is set forth as Appendix C to this Proxy Statement. The brief summary of the Plan which follows is qualified in its entirety by reference to the complete text.


GENERAL

     The purpose of the Plan is to increase shareholder value and to advance the interests of PopMail by furnishing a variety of economic incentives ("Incentives") designed to attract, retain and motivate employees of and consultants to PopMail.

     The Plan provides that a committee (the "Committee") composed of at least two outside members of the Board of Directors of PopMail may grant Incentives in the following forms: (a) stock options; (b) stock appreciation rights; (c) stock awards; (d) restricted stock; (e) performance shares; and (f) cash awards. Incentives may be granted to participants who are employees of or consultants to PopMail (including officers and directors of PopMail who are also employees of or consultants to PopMail) selected from time to time by the Committee. PopMail currently has four executive officers and approximately 270 other employees.


     The number of shares of common stock which may be issued under the Plan if this amendment is approved may not exceed 3,000,000 shares, subject to adjustment in the event of a merger, recapitalization or other corporate restructuring. This represents approximately 7.5 percent of the shares of common stock outstanding on the Record Date (assuming the conversion of outstanding shares of Series E and F Preferred Stock). On April 27, 2000, the closing sale price of PopMail's common stock as reported by NASDAQ was $2.313 per share.


STOCK OPTIONS

     Under the Plan, the Committee may grant non-qualified and incentive stock options to eligible employees to purchase shares of common stock from PopMail. The Plan confers on the Committee discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for incentive stock options may not be less than the fair market value of the shares subject to the option on the date of grant. The number of shares subject to an option will be reduced proportionately to the extent that the optionee exercises a related SAR. The term of a non-qualified option may not exceed 10 years and one day form the date of grant and the term of an incentive stock option may not exceed 10 years from the date of grant. Any option shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any option or may determine to cancel stock options in order to make a participant eligible for the grant of an option at a lower price. The Committee may approve the purchase by PopMail of an unexercised stock option for the difference between the exercise price and the fair market value of the shares covered by such option.

     The option price may be paid in cash, check, bank draft or by delivery of shares of common stock valued at their fair market value at the time of purchase or by withholding from the shares issuable upon exercise of

---------------
(1) IZ.com options to purchase securities convertible into up to 3,348,895 shares of PopMail. common stock assumed by PopMail were issued under an IZ.com stock option plan adopted and assumed by PopMail. No other options will be issued under the IZ.com plan.

the option shares of common stock valued at their fair market value or as otherwise authorized by the Committee.

     In the event that an optionee ceases to be an employee of or consultant to PopMail for any reason, including death, any stock option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire at the time or times established by the Committee.

STOCK APPRECIATION RIGHTS

     A stock appreciation right or a "SAR" is a right to receive, without payment to PopMail, a number of shares, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. A SAR may be granted with respect to any stock option granted under the Plan, or alone, without reference to any stock option. A SAR granted with respect to any stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option.

     The Plan confers on the Committee discretion to determine the number of shares as to which a SAR will relate as well as the duration and exercisability of an SAR. In the case of a SAR granted with respect to a stock option, the number of shares of common stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. The term of a SAR may not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, a SAR will be exercisable for the same time period as the stock option to which it relates is exercisable. Any SAR shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any SAR.

     Upon exercise of a SAR, the holder is entitled to receive an amount which is equal to the aggregate amount of the appreciation in the shares of common stock as to which the SAR is exercised. For this purpose, the "appreciation" in the shares consists of the amount by which the fair market value of the shares of common stock on the exercise date exceeds (1) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of a SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant. The committee may pay the amount of this appreciation to the holder of the SAR by the delivery of common stock, cash, or any combination of common stock and cash.

RESTRICTED STOCK

     Restricted stock consists of the sale or transfer by PopMail to an eligible participant of one or more shares of common stock which are subject to restrictions on their sale or other transfer by the employee. The price at which restricted stock will be sold will be determined by the Committee, and it may vary from time to time and among employees and may be less than the fair market value of the shares at the date of sale. All shares of restricted stock will be subject to such restrictions as the Committee may determine. Subject to these restrictions and the other requirements of the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares.

STOCK AWARDS

     Stock awards consist of the transfer by PopMail to an eligible participant of shares of common stock, without payment, as additional compensation for services to PopMail. The number of shares transferred pursuant to any stock award will be determined by the Committee.

PERFORMANCE SHARES

     Performance shares consist of the grant by PopMail to an eligible participant of a contingent right to receive cash or payment of shares of common stock. The performance shares shall be paid in shares of common stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria will be determined by the Committee.

CASH AWARDS

     A cash award consists of a monetary payment made by PopMail to an eligible participant as additional compensation for his services to PopMail. Payment may depend on the achievement of specified performance objectives. The amount of any monetary payment constituting a cash award shall be determined by the Committee.

NON-TRANSFERABILITY OF MOST INCENTIVES

     No stock option, SAR, performance share or restricted stock granted under the Plan will be transferable by its holder, except in the event of the holder's death, by will or the laws of descent and distribution. During an employee's lifetime, an incentive may be exercised only by him or her or by his or her guardian or legal representative.

AMENDMENT OF THE PLAN

     The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance may, subject to adjustment in the event of a merger, recapitalization, or other corporate restructuring, (a) change or impair, without the consent of the recipient thereof, an Incentive previously granted, (b) materially increase the maximum number of shares of common stock which may be issued to all employees under the Plan, (c) materially change or expand the types of Incentives that may be granted under the Plan, (d) materially modify the requirements as to eligibility for participation in the Plan, or (e) materially increase the benefits accruing to participants. Certain Plan amendments require shareholder approval, including amendments which would materially increase benefits accruing to participants, increase the number of securities issuable under the Plan, or change the requirements for eligibility under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion sets forth certain United States income tax considerations in connection with the ownership of Common stock. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986, as amended, regulations thereunder and judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of common stock. Moreover, the tax considerations relevant to ownership of the common stock may vary depending on a holder's particular status.

     Under existing Federal income tax provisions, a participant who receives a stock option, performance shares or a SAR under the Plan or who purchases or receives shares of restricted stock under the Plan, which are subject to restrictions that create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Internal Revenue Code), will not normally realize any income, nor will PopMail normally receive any deduction for federal income tax purposes in the year such Incentive is granted. A participant who receives a stock award under the Plan consisting of shares of common stock will realize ordinary income in the year of the award in an amount equal to the fair market value of the shares of common stock covered by the award on the date it is made. PopMail will be entitled to a deduction equal to the amount the participant is required to treat as ordinary income. A participant who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof, and the amount of the award will be deductible by PopMail.

     When a non-qualified stock option granted pursuant to the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of common stock as to which the option is exercised and the aggregate fair market value of shares of the common stock on the exercise date, PopMail will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

     Options which qualify as incentive stock options are entitled to special tax treatment. Under existing federal income tax law, if shares purchased pursuant to the exercise of such an option are not disposed of by the optionee within two years from the date of granting of the option or within one year after the transfer of the shares to the optionee, whichever is longer, then (i) no income will be recognized to the optionee upon the exercise of the option; (ii) any gain or loss will be recognized to the optionee only upon ultimate disposition of the shares and, assuming the shares constitute capital assets in the optionee's hands, will be treated as a long-term capital gain or loss; (iii) the optionee's basis in the shares purchased will be equal to the amount of cash paid for such shares; and (iv) PopMail will not be entitled to a federal income tax deduction in connection with the exercise of the option. PopMail understands that the difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will be treated as an "item of tax preference" for purposes of the alternative minimum tax. In addition, incentive stock options exercised more than three months after retirement are treated as non-qualified options.

     PopMail further understands that if the optionee disposes of the shares acquired by exercise of an incentive stock option before the expiration of the holding period described above, the optionee must treat as ordinary income in the year of that disposition an amount equal to the difference between the optionee's basis in the shares and the lesser of the fair market value of the shares on the date of exercise or the selling price. In addition, PopMail will be entitled to a deduction equal to the amount the participant is required to treat as ordinary income.

     If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares received in replacement of the previously owned shares is carried over. If the option is a nonstatutory option, the gain recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

     When a stock appreciation right granted pursuant to the Plan is exercised, the participant will realize ordinary income in the year the right is exercised equal to the value of the appreciation which he is entitled to receive pursuant to the formula described above, and PopMail will be entitled to a deduction in the same year and in the same amount.

     A participant who receives restricted stock or performance shares subject to restrictions which created a "substantial risk of forfeiture" (within the meaning of section 83 of the Internal Revenue Code) will normally realize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of common stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. A participant may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. PopMail will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO INCREASE THE NUMBER OF SHARES OF POPMAIL COMMON STOCK ISSUABLE UNDER THE 1997 STOCK OPTION AND COMPENSATION PLAN FROM 1,250,000 TO 3,000,000 SHARES.

                                 PROPOSAL NO. 3
                  TO AMEND THE 1998 DIRECTOR STOCK OPTION PLAN

     On May 21, 1998, the Board of Directors of PopMail approved the 1998 Director Stock Option Plan (the "Director Plan"). On April 17, 2000, the Board of Directors approved an amendment to increase the number of shares issuable under the Plan from 250,000 to 750,000. A complete text of the Plan in its proposed amended form is set forth as Appendix D to this Proxy Statement. The brief summary of the Plan which follows is qualified in its entirety by reference to the complete text.

GENERAL

     The purpose of the Director Plan is to encourage those members of the Company's Board of Directors who are not employees of the Company or any of its subsidiaries to own shares of the Company's common stock. The goal of common stock ownership by non-employee directors is to promote long-term shareholder value through continuing ownership of the Company's Common Stock.

     Only members of the Board of Directors who are not employees of the Company or its subsidiaries may receive options under the Director Plan. PopMail currently has two non-employee directors.

     Currently, up to 250,000 shares of Common Stock may be issued under the Director Plan. If there is a merger, recapitalization or other corporate restructuring, the plan provides that the number of shares under the Director Plan and subject to each outstanding option be adjusted appropriately.

STOCK OPTIONS

     The Director Plan is administered by the Board of Directors. Under the Director Plan, the Board may grant non-qualified stock options to eligible directors to purchase shares of common stock from PopMail. The Plan confers on the Board discretion, with respect to any such stock option, to determine the number of shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for stock options under the Director Plan is equal to the fair market value of the shares subject to the option on the date of grant. All options under the Director Plan have a term of ten years.

     Any option shall become immediately exercisable in the event of specified changes in corporate ownership or control. The option also becomes immediately exercisable upon the removal of the non-employee director without cause.

     In the event that an optionee ceases to be a non-employee director of the Company for any reason, other than death, any stock option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire three years after the date of termination (but no later than the termination date of the option). In the event that an optionee dies, any stock option or unexercised portion thereof which was otherwise exercisable on the date of death may be exercised by the optionee's successors within one year after the date of death (but no later than the termination date of the option).

     No stock option granted under the Director Plan will be transferable by its holder, except in the event of the holder's death, by will or the laws of descent and distribution. During an optionee's lifetime, an option may be exercised only by him.

     Stock options granted to current non-employee directors to date under the Director Plan are described under "Election of Directors -- Director Compensation."

AMENDMENT OF THE DIRECTOR PLAN

     The Director Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation. No amendment of the Director Plan shall materially and adversely affect any right of any participant with respect to any option theretofore granted without such participant's written consent.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion sets forth certain United States income tax considerations in connection with the ownership of Common stock. These tax considerations are stated in general terms and are based on the Internal Revenue Code of 1986, as amended, regulations thereunder and judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of common stock. Moreover, the tax considerations relevant to ownership of the common stock may vary depending on a holder's particular status.

     Under existing Federal income tax provisions, a participant who receives a stock option under the Director Plan will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes in the year such option is granted.

     When a non-qualified stock option granted pursuant to the Director Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of common stock as to which the option is exercised and the aggregate fair market value of shares of the common stock on the exercise date, and the Company will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

     If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares received in replacement of the previously owned shares is carried over. For a non-qualified stock option under the Director Plan, the gain recognized on exercise is added to the basis.

PROPOSED AMENDMENT TO THE DIRECTOR PLAN

     The proposed amendment increases the maximum aggregate number of shares issuable under options under the Director Plan from 250,000 shares to 750,000 shares. As of April 14, 2000, without giving effect to the amendment, 250,000 shares had been reserved for issuance under the Director Plan, and no shares remained available for grants under the Director Plan. Options to purchase an additional 40,000 shares had been granted, subject to shareholder approval of the amendment to the Director Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED AMENDMENT TO INCREASE THE NUMBER OF SHARES OF POPMAIL COMMON STOCK ISSUABLE UNDER THE 1998 DIRECTOR STOCK OPTION PLAN FROM 250,000 TO 750,000 SHARES.

                                 PROPOSAL NO. 4
                             ELECTION OF DIRECTORS

     The property, affairs and business of the Company are managed under the direction of the Board of Directors. The Bylaws of the Company provide that the number of directors shall be determined by the Board, and the Board may at any time increase the number of directors and appoint persons to occupy additional positions so created. The Board of Directors presently consists of seven persons, including Ronald K. Fuller, who has decided not to pursue reelection. Each of the other six members of the Board of Directors has indicated a willingness to continue serving for an additional term, if elected.

     As more fully described in the section of this Proxy Statement devoted to Proposal No. 1, pursuant to the Merger Agreement with IZ.com, the Company has agreed to use its best efforts to cause certain individuals identified therein to be elected to the Board of Directors. Members of the present Board of Directors (including those persons proposed herein for reelection to the Board) intend to exercise their authority under the Company's Bylaws after the Annual Meeting to increase the number of positions on the Board and appoint such individuals to the additional directorships.

     All shares represented by proxies which have been properly executed and returned will be voted for the election of the six nominees named below, unless other instructions are indicated thereon. In the event any one or more of such nominees should for any reason be unable to serve as a director, it is intended that the enclosed proxy will be voted for such person or persons as may be selected in accordance with the best judgment of the proxy holders named therein. The Board of Directors knows of no reason to anticipate that any of the nominees named herein will be unable or unwilling to serve. Directors will be elected by a plurality of the votes cast for the election of directors at the Annual Meeting.

         NAME OF DIRECTOR NOMINEE                     POSITION WITH THE COMPANY           AGE
         ------------------------                     -------------------------           ---
Stephen D. King............................  Chief Executive Officer and Director         42
Jesse Berst................................  Chief Operating Officer and Director         48
Thomas W. Orr..............................  Chief Financial Officer and Director         54
Gary Schneider.............................  President of Corporate Development and       41
                                             Director
Michael L. Krienik.........................  Director                                     46
Frank Wood.................................  Director                                     57

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

INFORMATION CONCERNING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

     Certain information concerning the directors and nominees of the Company is set forth below.

     Stephen D. King has served as PopMail's Chief Executive Officer from its inception until February 1998 and from April 2, 1999 to the present and as Chief Financial Officer from October 31, 1998 to May 1999. From 1982 to 1990, Mr. King served in various capacities, including Chief Executive Officer, of Pizza Hut of Cincinnati, Inc., which operates 36 Pizza Hut restaurants in the Cincinnati, Ohio area. Mr. King has also served in various capacities with Long John Silver, Two Pesos and Skyline Chili franchise operations. Mr. King also has extensive real estate and financing expertise and, from 1991 to 1994, served as managing partner of a real estate development partnership with properties valued at approximately $60 million.


     Jesse Berst joined PopMail as Chief Operating Officer and a member of the Board of Directors in February 2000. From May 1993 to February 2000, Mr. Berst was employed as a vice president and editorial director at ZDNet. Mr. Berst is a widely known commentator on technology matters and has published columns in many of the leading computer magazines throughout the United States, Europe and Asia.


     Thomas W. Orr became Chief Financial Officer of PopMail in May 1999, and has been a director of PopMail since September 1997. From 1995 to September 1997, he was a Senior Consultant for the Delta Consulting Group, Trumbull, Connecticut, specializing in business strategy, new business development, marketing and sales. From 1994 to 1995, Mr. Orr was President of the retail chicken group of ConAgra Broiler Company, with responsibility for strategic direction, operations of five plants, sales, marketing, international and commodity businesses. Mr. Orr had previously been associated with ConAgra Broiler Company from 1991 to 1993 as Vice President of Sales and Vice President of Marketing. From 1993 to 1994, Mr. Orr served as Senior Vice President for Jennie-O Foods, Inc., a subsidiary of Hormel Foods, with responsibility for strategy development, marketing and sales for the retail, food service and commodity divisions.

     Gary Schneider has been President of Corporate Development of the Company and Chief Executive Officer of PopMail Network, inc. since December 1999, when the Company purchased ROI Interactive. Previously, Mr. Schneider was Founder, Chairman, and Chief Executive Officer of ROI Interactive from its inception in June 1998. From May 1997 to June 1998, Mr. Schneider served as President of Sky TV, a Dallas, Texas-based high-end computer video company. From February 1996 to May 1997, he was Executive Vice President of U.S. Broadcast Group, which owned seven television stations. From November 1987 to February 1996 he held various positions with Gaylord Entertainment, including Vice President and General Manager of KHTV in Houston and KSTW in Seattle.

     Michael L. Krienik became a director of PopMail in September 1997 and is President of Krienik Advertising Inc., Cincinnati, Ohio, a full-service advertising agency which he founded in 1981. Prior to founding his own advertising agency, Mr. Krienik served in various merchandising management roles with

Federated Department Stores from 1973 to 1977 and served as the National Advertising Manager for U.S. Shoe Corporation from 1977 to 1981.

     Frank Wood became a director of PopMail in 1999. From 1994 to the present, Mr. Wood has served as President and Chief Executive Officer of Secret Communications, LLC, a business devoted to radio broadcasting and investing in Internet-related opportunities. Mr. Wood is also a principal of Darwin Group, a venture capital firm he co-founded in 1998.

DIRECTOR NOT SEEKING REELECTION

     As noted above, Mr. Ronald Fuller is presently serving on the Company's Board but is not seeking reelection. Mr. Fuller joined PopMail as President and Chief Operating Officer in January 1997. From 1993 to 1997, Mr. Fuller was President and Chief Executive Officer of Leeann Chin, Inc., in Minneapolis, Minnesota. From 1985 to 1993, Mr. Fuller held several executive positions with General Mills, Inc. and General Mills Restaurants, Inc. in Minneapolis and Orlando, Florida, including Vice President -- Operations, Executive Vice President -- New Concept Development, and President/General Manager.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and each other executive officer of the Company whose total annual salary and bonus compensation for the most recent fiscal year exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                     ANNUAL COMPENSATION                     AWARDS
                                           ----------------------------------------    ------------------
      NAME AND PRINCIPAL         FISCAL                              OTHER ANNUAL          SECURITIES
           POSITION               YEAR     SALARY($)    BONUS($)    COMPENSATION($)    UNDERLYING OPTIONS
      ------------------         ------    ---------    --------    ---------------    ------------------
Stephen D. King,...............   1999      184,615          --             --                   --
Chief Executive Officer           1998      200,000          --             --                   --
                                  1997       83,333      70,000             --                   --
Ronald K. Fuller, President....   1999      250,000     100,000         38,000(1)           100,000
                                  1998      200,000      90,000         35,000(2)           308,333(6)
                                  1997      146,154      50,000         61,733(3)           308,333
Thomas W. Orr,.................   1999      150,000      22,574         28,840(5)           200,000
Chief Financial Officer(4)

---------------
(1) Consists of car allowance of $18,000 and cafeteria plan benefits of $20,000.

(2) Consists of car allowance of $15,000 and cafeteria plan benefits of $20,000.

(3) Includes $33,000 in consulting fees paid to Mr. Fuller prior to his employment with the Company, $8,400 in car allowance and $20,000 in cafeteria plan benefits.

(4) Mr. Orr did not become an executive officer with the Company until 1999.

(5) Consists of car allowance of $8,840 and cafeteria plan benefits of $20,000.

(6) Represents options awarded in 1997 and repriced in 1998.

STOCK OPTIONS

     The following tables provide certain information with respect to stock options granted and stock options exercised during the last fiscal year by the Named Executive Officers and the value of such officers' unexercised options at January 2, 2000.

                                                                                                POTENTIAL REALIZABLE
                                                      INDIVIDUAL GRANTS                           VALUE OF ASSUMED
                                  ----------------------------------------------------------        ANNUAL RATES
                                  NUMBER OF     PERCENTAGE OF                                      OF STOCK PRICE
                                  SECURITIES    TOTAL OPTIONS                                     APPRECIATION FOR
                                  UNDERLYING      GRANTED TO      EXERCISE OR                      OPTION TERM(3)
                                    OPTION       EMPLOYEES IN      BASE PRICE     EXPIRATION    --------------------
             NAME                 GRANTED(1)     FISCAL YEAR      ($/SHARE)(2)       DATE        5%($)       10%($)
             ----                 ----------    --------------    ------------    ----------    --------    --------
Stephen D. King...............          --           --                 --              --           --          --
Ronald K. Fuller..............     100,000                            1.00         4-30-09       62,890     159,400
Thomas W. Orr.................     100,000                            1.00         4-30-09       62,890     159,400
                                   100,000                            2.00         10-4-09      125,800     318,700

---------------
(1) Options vest ratably on the first, second and third anniversaries of the date of grant.

(2) Options are granted at 100 percent of the fair market value of PopMail's common stock on the date of grant.

(3) The dollar amounts in these columns are the result of calculations at the 5 percent and 10 percent rates established by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's common stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

     The following table summarizes information with respect to options held by the Named Executive Officers and the value of the options held by such persons as of January 2, 2000.

                                                                                          VALUE OF UNEXERCISED
                         SHARES                          NUMBER OF UNEXERCISED            IN-THE-MONEY OPTIONS
                       ACQUIRED ON       VALUE           OPTIONS AT FY-END (#)              AT FY-END ($)(1)
                        EXERCISE        REALIZED      ----------------------------    ----------------------------
        NAME               (#)            ($)         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           -----------    ------------    -----------    -------------    -----------    -------------
Stephen D. King......      --             --                  0            0                  0            0
Ronald K Fuller......      --             --            408,333            0            893,749            0
Thomas W. Orr........      --             --            235,000            0            378,750            0

---------------
     (1) The closing price for the Company's common stock as of January 2, 2000 was $3.00 per share. The value is calculated on the basis of the difference between the option exercise prices and $3.00 multiplied by the number of shares of common stock underlying the options.

EMPLOYMENT CONTRACTS

     Ronald K. Fuller, President, has an employment agreement which was renewed for another year on January 6, 2000. It is subject to early termination for variety of reasons, including voluntary termination by Mr. Fuller. Mr. Fuller's base salary was $200,000 for fiscal 1999 and will be $200,000 for fiscal 2000. Such base salary may be adjusted annually as determined by PopMail's Board of Directors. The agreement provides that Mr. Fuller will receive one year's severance if terminated by PopMail for a reason other than "cause," as defined in the agreement. Mr. Fuller receives medical, dental and other customary benefits. The employment agreement provides that Mr. Fuller will not compete with PopMail for one year if he resigns or is terminated for cause.


     Mr. Fuller has an option agreement with PopMail dated January 15, 1997 pursuant to which he was granted an option to purchase 300,000 shares of common stock at an exercise price of $3.00 per share. In December 1998, the exercise price for these options was amended to $.75 per share, the market price of PopMail's common stock at that date. Pursuant to a change in control provision in the option agreement, in September 1999, upon the Company's acquisition of Popmail.com, inc., these options become 100 percent vested.


     The Company entered into a three-year employment agreement with Thomas W. Orr dated as of October 5, 1999. The agreement provides that Mr. Orr shall receive a minimum annual salary of $150,000 and, subject to the discretion of the Board of Directors, an annual bonus of up to 30 percent of his annual salary. In the event that the Company terminates Mr. Orr's employment without cause at any time prior to the expiration of the agreement, Mr. Orr shall be entitled to continue to receive his annual salary for a period of one year thereafter. The agreement prohibits Mr. Orr from disclosing PopMail's confidential information during the term of the agreement and for a period of two years following the expiration or earlier termination of the Agreement. The agreement also prohibits Mr. Orr from entering into competition with PopMail or soliciting PopMail's employees for a period of one year following the termination of his employment with the Company.

     PopMail has also entered into an employment agreement with Jesse Berst dated February 9, 2000. The agreement provides Mr. Berst with a minimum annual salary of $250,000. Mr. Berst is also entitled to a performance bonus at the discretion of the Company's Board of Directors. The agreement states that if PopMail terminates the employment of Mr. Berst within two years after commencement of his employment with the Company, he shall be entitled to a one-time severance payment equal to one-half his then current base annual salary, subject to his entering into a severance agreement with the Company containing a waiver of any additional claims against PopMail.

DIRECTOR COMPENSATION

     Non-management directors receive ten-year options to purchase shares of the Company's common stock when they become members of the Board. Members of the Board of Directors who are also employees of PopMail receive no options for their services as directors.

     A ten-year option to purchase 25,000 shares at an exercise price of $.75 was granted to Jerry Ruyan when he became a member of the Board on October 30, 1998.

     On May 22, 1998, ten-year options to purchase 5,000 shares were granted to each of Thomas Orr and Michael Krienik in lieu of compensation for their service on the Audit Committee, and a ten-year option to purchase 5,000 shares was granted to Mr. Orr for service on PopMail's Compensation Committee. All such options had exercise prices of $4.50 per share. On December 10, 1998, the options were repriced to $.75 per share.

     Messrs. Krienik and Orr each received ten-year options to purchase 25,000 shares when they became members of the Board in 1997. The options had an exercise price of $3.34 a share. On December 10, 1998, all of these options were repriced to $.75 per share.

     On April 30, 1999, Mr. Krienik received from the Company a 10-year option to purchase 100,000 shares of the Company's common stock at an exercise price of $1.00 per share. On September 1, 1999, as a result of the PopMail merger and the resulting change in control of the Company, this option became 100 percent vested.

     On October 13, 1999, Mr. Wood was granted a 10-year option to purchase 200,000 shares of PopMail common stock at an exercise price of $1.78 per share. Fifty percent (100,000 shares) of the option vested immediately and the remaining 50 percent will vest on October 13, 2000.

BOARD AND COMMITTEE MEETINGS


     During fiscal 1999, the Board of Directors held six meetings and there was one formal Compensation Committee meetings and one formal Audit Committee meeting. Directors and Committee members may take formal actions by unanimous written consent, in accordance with Minnesota law, rather than hold formal meetings. Each director attended at least 75% of all meetings of the Board of Directors and the committees on which he served.



     The Company's Compensation Committee provides recommendations concerning salaries and bonuses for officers of the Company and stock options for officers and employees of the Company. The members of the Compensation Committee are Messrs. Krienik and Wood. The Company's Audit Committee selects and meets with the Company's independent accounting firm concerning the scope and results of the annual examination of the Company's financial statements. The members of the
Audit Committee are Messrs. Krienik and Wood.               .


CERTAIN TRANSACTIONS

     In September 1998, PopMail entered into a $3,000,000 revolving line of credit facility with The Provident Bank. This credit facility is secured by the leasehold improvements of the Company's Hotel Discovery restaurant in Cincinnati, Ohio (the "Kenwood Restaurant"). In addition, Stephen King, Jerry Ruyan and Greg Mosher, directors of the Company (Messrs. Ruyan and Mosher have since resigned as directors), entered into a joint and several guaranty of the first $1,000,000 of PopMail's borrowings under this credit facility. In consideration of these guarantees, PopMail issued 40,000 five-year warrants to each of these individuals at an exercise price of $0.75 per share in November 1998. Mr. King and Mr. Ruyan also each severally guaranteed another $500,000, and in January 1999, a shareholder of the Company severally guaranteed another $1,000,000, of such borrowings. All three guarantors pledged certain collateral to the bank in connection with the latter guarantees. In exchange for such guarantees and pledges of collateral, PopMail issued 200,000 five-year warrants to each of Messrs. King and Ruyan in November 1998, and 400,000 five-year warrants to the other third party in January 1999, all at an exercise price of $0.75 per share. The Board of Directors of PopMail also authorized the issuance of additional warrants and the payment of cash penalties to the three guarantors if the borrowings were not repaid in full by September 30, 1999. That portion of the borrowings secured by the aforementioned guarantees was repaid in 2000 Messrs. King and Ruyan, respectively, received warrants to purchase 120,000 and 180,000 shares of PopMail common stock at $.75 per share and cash penalties, of $90,000 and $135,000. Mr. King forgave approximately $45,000 in cash penalties and warrants to purchase 60,000 shares of common stock as partial consideration for the non-recourse loan to King Family Partners discussed below. The Company issued to the third party guarantor warrants to purchase 160,000 shares of the Company's Common Stock at $.75 per share and, in lieu of a cash penalty, the Company credited the third-party guarantor with $100,000 toward the exercise price of the additional warrants.


     Mr. King personally guaranteed a $1,000,000 leasehold mortgage term loan from PNC Bank, Ohio to PopMail which was used for the Kenwood Restaurant. Principal and interest were due monthly through February 1999, the final maturity of the loan. The loan was repaid in full in September 1998 with proceeds from the line of credit facility with The Provident Bank discussed in the preceding paragraph.

     On March 10, 1999, PopMail entered into a promissory note for $825,000 with BankWindsor. The note is an unsecured revolving line of credit facility which requires interest payments only. The note was due in March 2000 and was repaid in full. The note was secured by personal guarantees, including a guarantee by Stephen King of $175,000 of the indebtedness, and PopMail issued five-year warrants to purchase a total of 500,000 shares at $.75 a share to the guarantors in consideration of the guarantees. Of these warrants, Mr. King received a warrant to purchase 87,500 shares.

     In March 1999, The Provident Bank loaned $962,500 to Mr. King, which funds were pledged by Mr. King to Cuningham Group Construction Services, LLC to secure a portion of PopMail's indebtedness to Cuningham in connection with the construction of PopMail's restaurant in Denver, Colorado. The loan bore interest at Provident's prime rate and was repaid in 1999. PopMail guaranteed Mr. King's indebtedness to Provident and also pledged to Provident its leasehold interest in the Denver restaurant and its right to receive the $962,500 balance of the tenant improvement allowance from the landlord of the Denver restaurant. The loan will be repaid in connection with the landlord's release of the tenant improvement allowance. In consideration of his borrowing such funds and pledging the cash collateral, PopMail issued a five-year warrant to Mr. King to purchase 150,000 shares of common stock at an exercise price of $1.00 per share.

     Mr. King provided essentially all of PopMail's working capital in the development stage. At January 3, 1999, the maximum and outstanding amount of PopMail's indebtedness to Mr. King was $100,000. On April 21, 1999, Mr. King made a $200,000 unsecured loan to PopMail bearing interest at 18 percent per annum which was due on demand. These loans were repaid in full during 1999.

     During 1998 and 1999, Krienik Advertising, Inc., an Ohio corporation whose President, Chief Executive Officer and sole shareholder is Michael Krienik, a director of Cafe Odyssey, provided marketing and advertising services to Cafe Odyssey. Fees paid for these services, including payments for subcontracted media, printing, production and research services, were approximately $741,000 and $677,000 during 1998 and 1999, respectively.

     In December 1999, as a condition to the Company's acquisition of the assets of ROI Interactive LLC ("ROI"), King Family Partners, a partnership controlled by Stephen King, agreed to purchase from ROI 1,225,000 shares of PopMail common stock to be received by ROI in connection with the acquisition transaction. PopMail loaned to King Family Partners the full amount of the purchase price for the shares of $2,450,000. The loan was made on a non-recourse basis, bears interest at 5.74 percent per annum and is secured by the 1,225,000 shares of PopMail common stock purchased with the proceeds. The loan matures on December 3, 2002.

                              IZ.COM INCORPORATED
                         (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS

     FOR THE PERIOD FROM FEBRUARY 9, 1999 (INCEPTION) TO DECEMBER 31, 1999

                                    CONTENTS

Report of Independent Auditors..............................     45
Audited Financial Statements
  Balance Sheet.............................................     46
  Statement of Operations...................................     47
  Statement of Stockholders' Deficit........................     48
  Statement of Cash Flows...................................     49
  Notes to Financial Statements.............................     50

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
IZ.com Incorporated

     We have audited the accompanying balance sheet of IZ.com Incorporated (a development stage company) as of December 31, 1999, and the related statements of operations, stockholders' deficit, and cash flows for the period from February 9, 1999 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IZ.com Incorporated at December 31, 1999, and the results of its operations and its cash flows for the period from February 9, 1999 (inception) to December 31, 1999, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company's funding requirements for the next twelve months exceeds its working capital, which is negative at December 31, 1999. The Company is dependent on obtaining additional financing. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                          /s/ ERNST & YOUNG LLP
January 10, 2000

                              IZ.COM INCORPORATED
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET

                               DECEMBER 31, 1999

ASSETS
Current assets:
  Cash and cash equivalents.................................    $    66,167
                                                                -----------
Total current assets........................................         66,167
Property and equipment, net of accumulated depreciation of
  $22,094...................................................        233,135
Other assets................................................         33,475
Web-site development costs, net of accumulated amortization
  of $51,742................................................        362,190
                                                                -----------
Total assets................................................    $   694,967
                                                                ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..........................................    $   950,646
  Accrued payroll and other liabilities.....................         26,291
                                                                -----------
Total current liabilities...................................        976,937
Deferred consulting fees....................................        291,430
Long-term debt..............................................        830,363
                                                                -----------
Total liabilities...........................................      2,098,730
Commitments and contingencies
Stockholders' deficit:
  Obligation to issue Series A-1 convertible preferred
     stock..................................................        140,000
  Preferred stock, $.001 par value, 10,000,000 shares
     authorized:
     Series A convertible preferred stock, 619,500 shares
      issued and outstanding................................            620
     Series B convertible preferred stock, 493,903 shares
      issued and outstanding................................            494
  Notes receivable from employees...........................        (98,430)
  Common stock, $.001 par value; 30,000,000 shares
     authorized,
     3,101,000 shares issued and outstanding................          3,101
  Additional paid in capital................................      3,543,880
  Deficit accumulated during development stage..............     (4,993,428)
                                                                -----------
Total stockholders' deficit.................................     (1,403,763)
                                                                -----------
Total liabilities and stockholders' deficit.................    $   694,967
                                                                ===========

                            See accompanying notes.

                              IZ.COM INCORPORATED
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF OPERATIONS

     FOR THE PERIOD FROM FEBRUARY 9, 1999 (INCEPTION) TO DECEMBER 31, 1999

Costs and expenses:
  General and administrative................................    $ 2,184,543
  Sales and marketing.......................................      1,196,436
  Product development.......................................      1,632,390
                                                                -----------
       Total costs and expenses.............................      5,013,369
                                                                -----------
  Interest income...........................................         19,941
                                                                -----------
Net loss....................................................    $(4,993,428)
                                                                ===========

                            See accompanying notes.

                              IZ.COM INCORPORATED
                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF STOCKHOLDERS' DEFICIT

     FOR THE PERIOD FROM FEBRUARY 9, 1999 (INCEPTION) TO DECEMBER 31, 1999

                              OBLIGATIONS
                               TO ISSUE         SERIES A           SERIES B         NOTES
                              SERIES A-1    PREFERRED STOCK    PREFERRED STOCK    RECEIVABLE      COMMON STOCK      ADDITIONAL
                               PREFERRED    ----------------   ----------------      FROM      ------------------    PAID IN
                                 STOCK      SHARES    AMOUNT   SHARES    AMOUNT   EMPLOYEES     SHARES     AMOUNT    CAPITAL
                              -----------   -------   ------   -------   ------   ----------   ---------   ------   ----------
Balance at February 9,
  1999......................   $     --          --    $ --         --    $ --     $     --           --   $  --    $       --
  Issuance of common stock
    for cash................         --          --      --         --      --           --    2,243,000   2,243        73,687
  Issuance of common stock
    for cash upon exercise
    of stock options........         --          --      --         --      --           --      499,000     499        24,341
  Issuance of common stock
    to former employee for
    services rendered.......         --          --      --         --      --           --       56,250      56        25,257
  Issuance of common stock
    for services rendered...         --          --      --         --      --           --      109,750     110        55,863
  Issuance of common stock
    to employees for notes
    receivable..............         --          --      --         --      --      (98,430)     193,000     193        98,237
  Issuance of Series A
    preferred stock in March
    at $2.00 per share for
    cash, net of issuance
    costs of $6,865.........         --     619,500     620         --      --           --           --      --     1,231,515
  Issuance of Series B
    preferred stock in
    August at $4.10 per
    share for cash, net of
    issuance costs of
    $3,234..................         --          --      --    493,903     494           --           --      --     2,021,274
  Issuance of warrants for
    consulting services.....         --          --      --         --      --           --           --      --        13,706
  Obligations to issue
    Series A-1 convertible
    preferred stock.........    140,000          --      --         --      --           --           --      --            --
  Net loss..................         --          --      --         --      --           --           --      --            --
                               --------     -------    ----    -------    ----     --------    ---------   ------   ----------
Balance at December 31,
  1999......................   $140,000     619,500    $620    493,903    $494     $(98,430)   3,101,000   $3,101   $3,543,880
                               ========     =======    ====    =======    ====     ========    =========   ======   ==========

                                DEFICIT
                              ACCUMULATED
                                DURING          TOTAL
                              DEVELOPMENT   STOCKHOLDERS'
                                 STAGE         DEFICIT
                              -----------   -------------
Balance at February 9,
  1999......................  $        --    $        --
  Issuance of common stock
    for cash................           --         75,930
  Issuance of common stock
    for cash upon exercise
    of stock options........           --         24,840
  Issuance of common stock
    to former employee for
    services rendered.......           --         25,313
  Issuance of common stock
    for services rendered...           --         55,973
  Issuance of common stock
    to employees for notes
    receivable..............           --             --
  Issuance of Series A
    preferred stock in March
    at $2.00 per share for
    cash, net of issuance
    costs of $6,865.........           --      1,232,135
  Issuance of Series B
    preferred stock in
    August at $4.10 per
    share for cash, net of
    issuance costs of
    $3,234..................           --      2,021,768
  Issuance of warrants for
    consulting services.....           --         13,706
  Obligations to issue
    Series A-1 convertible
    preferred stock.........           --        140,000
  Net loss..................   (4,993,428)    (4,993,428)
                              -----------    -----------
Balance at December 31,
  1999......................  $(4,993,428)   $(1,403,763)
                              ===========    ===========

                            See accompanying notes.

                              IZ.COM INCORPORATED
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF CASH FLOWS
     FOR THE PERIOD FROM FEBRUARY 9, 1999 (INCEPTION) TO DECEMBER 31, 1999

OPERATING ACTIVITIES
Net loss....................................................    $(4,993,428)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization expense.....................         73,836
  Issuance of warrants for consulting services..............         13,706
  Issuance of common stock to former employee for
     services...............................................         25,313
  Issuance of common stock for services rendered............         55,973
  Obligation to issue Series A-1 convertible preferred
     stock..................................................        140,000
  Changes in operating assets and liabilities:
     Other assets...........................................        (33,475)
     Accounts payable.......................................        950,646
     Accrued payroll and other liabilities..................         26,291
     Deferred compensation charges..........................         83,950
     Deferred consulting fees...............................        207,480
                                                                -----------
Net cash used in operating activities.......................     (3,449,708)
INVESTING ACTIVITIES
Purchase of property and equipment..........................       (255,229)
Investment in website development...........................       (413,932)
                                                                -----------
Net cash used in investing activities.......................       (669,161)
FINANCING ACTIVITIES
Proceeds from issuance of common stock......................        100,770
Proceeds from notes payable, net of repayments..............        830,363
Net proceeds from issuance of Series A convertible preferred
  stock.....................................................      1,232,135
Net proceeds from issuance of Series B convertible preferred
  stock.....................................................      2,021,768
                                                                -----------
Net cash provided by financing activities...................      4,185,036
                                                                -----------
Net increase in cash and cash equivalents...................         66,167
Cash and cash equivalents at beginning of period............             --
                                                                -----------
Cash and cash equivalents at end of the period..............    $    66,167
                                                                ===========

                            See accompanying notes.

1. ORGANIZATION

DESCRIPTION OF BUSINESS

     IZ.com Incorporated (formerly MP3TV.Net, Incorporated, the "Company") was incorporated in the state of Delaware on February 9, 1999. The Company was organized to utilize specialized television programming to capture the attention of its target audience, and then build upon that relationship utilizing its website and direct contacts with its users to achieve commercial success for the Company and its strategic partners. The Company's primary activities since inception have consisted of incorporation, raising capital, identification of strategic partners, formation of its management team and development of its website and television programming.

     As more fully discussed in Note 9, on January 7, 2000, the Company signed a letter of intent to be acquired by PopMail.com. As a result of this acquisition, the Company is changing its strategic focus to apply its multimedia expertise to the email-based marketing business operated by PopMail.com. The Company is currently modifying its website and television programming efforts in a directed effort to complement PopMail.com's business strategy.

     The Company has yet to generate revenues to offset operating costs and has accumulated a deficit during the development stage of $4,993,428 as of December 31, 1999. No assurance can be given that the Company will be able to generate revenues to cover operating costs, if at all.

     The Company has raised net proceeds of $3,354,673 from private placements of preferred and common stock through December 31, 1999. The Company will require significant additional financing to continue executing its business plans and to fund operating and capital requirements. The Company is in the process of evaluating additional financing sources from both private and public sources. There can be no assurance that the Company will be able to obtain such financing on terms acceptable to the Company, if at all, or if obtained, that the Company will generate positive operating results. If such financing is not obtained, the business plan would need to be curtailed and management might be forced to liquidate the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include all highly liquid investments with original maturities of three months or less.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost, and depreciated over the estimated useful life of the asset, generally three and five years.

STOCK-BASED COMPENSATION

     The Company accounts for stock-based compensation in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. The Company has elected, as permitted under SFAS No. 123, to continue to account for stock-based employee compensation in accordance with Accounting Principles Board Opinion No. 25 and to disclose pro forma net income (loss) as if stock-based employee compensation were computed under SFAS No. 123. Transactions with other than employees, in which goods or services are the consideration received for the issuance of equity instruments, are accounted for on a fair value basis under SFAS No. 123 and are reflected in the Company's financial statements.

WEBSITE DEVELOPMENT COSTS

     The Company capitalizes certain costs of developing its website after the design phase has been completed, and consist primarily of outside costs paid to consultants for programming services, and internal costs paid to employees dedicated to website development. The Company is amortizing these development costs over a 24-month period. The future realizability of this asset is highly dependent on the commercial success of the IZ.com business model, and if the Company is unable to derive sufficient revenues through its website, the unamortized book value for the capitalized website development costs will be charged to expense.

COMPREHENSIVE INCOME

     The Company follows the disclosure requirements of SFAS 130, Reporting Comprehensive Income. SFAS 130 establishes rules for the reporting and display of comprehensive income and its components; however, the disclosures under this statement had no impact on the Company's net loss or stockholders' equity.

3. STOCKHOLDERS' EQUITY

CAPITAL STRUCTURE

     The Company is authorized to issue 10,000,000 shares of preferred stock and 30,000,000 shares of common stock. The Company's Board of Directors has designated 670,000 authorized shares as Series A Convertible Preferred Stock, 80,000 authorized shares as Series A-1 Convertible Preferred Stock and 600,000 authorized shares as Series B Convertible Preferred Stock. The Board of Directors establishes the rights and preferences of any series of preferred stock it so designates. As of December 31, 1999, 619,500 shares of Series A Convertible Preferred Stock have been issued at $2.00 per share for gross cash proceeds totaling $1,239,000, 493,903 shares of Series B Convertible Preferred Stock have been issued at $4.10 per share for gross cash proceeds totaling $2,025,001, and 3,101,000 shares of common stock have been issued at $0.03 to $0.51 per share for gross cash proceeds totaling $100,770 and services performed.

SERIES A CONVERTIBLE PREFERRED STOCK

     Series A Convertible Preferred Stock has the following significant rights, privileges, preferences and restrictions:

     - Non-cumulative dividends equal to eight percent of the original issue price per share, payable when and if declared by the Board of Directors;

     - Liquidation preference equal to the original issue price per share, plus all declared and unpaid dividends;

     - Convertible into shares of common stock at the holders' option or automatically upon (i) an initial public stock offering meeting certain minimum criteria; (ii) a vote of the holders of a majority of the preferred stock; or (iii) less than twenty five percent of the preferred shares issued by the Company remaining outstanding. The conversion price shall be equal to the original issue price per share, adjusted for certain anti-dilutive effects on a formula basis; and

     - One vote for each share of the Company's common stock into which the Series A Convertible Preferred Stock is convertible

SERIES A-1 CONVERTIBLE PREFERRED STOCK

     Holders of Series A-1 Convertible Preferred Stock are entitled to the same significant rights, privileges, preferences and restrictions as holders of Series A Convertible Preferred Stock, except that Series A-1 holders are entitled to a liquidation preference of $0.25 per share. No shares of Series A-1 Convertible Preferred Stock have been issued by the Company; however, the Company is contractually obligated to issue 80,000 shares to certain consultants to the Company, and has recorded the obligation based on the fair value of the stock with a charge to expense of $140,000.

SERIES B CONVERTIBLE PREFERRED STOCK

     Holders of Series B Convertible Preferred Stock are entitled to the same significant rights, privileges, preferences and restrictions as holders of Series A Convertible Preferred Stock, except that Series B holders are entitled to a liquidation preference of $4.10 per share, plus all declared and unpaid dividends.

RESTRICTED STOCK PURCHASE AGREEMENTS

     Certain sales of common stock and early exercises of stock options are subject to a Restricted Stock Purchase Agreement which provides that upon termination of employment, the Company can repurchase unvested shares at the original issue price per share. As of December 31, 1999, 214,583 shares of common stock are subject to repurchase by the Company.

STOCK OPTION PLAN

     The Company has a stock option plan that provides for the granting of options and stock purchase rights for the purchase of shares of common stock to employees and other persons affiliated with the Company. As of December 31, 1999, 2,500,000 shares of common stock have been reserved for issuance under the plan. Stock options and purchase rights are granted at fair value as determined by the Board of Directors, are subject to vesting defined by the Board of Directors, and terminate no more than ten years from the date of grant.

     The following table summarizes common stock option plan activity:

                                                                  WEIGHTED-AVERAGE
                                                       OPTIONS     EXERCISE PRICE
                                                      ---------   ----------------
Outstanding at February 9, 1999 (inception).........         --         $ --
  Granted...........................................  2,762,750          .30
  Exercised.........................................   (499,000)         .30
  Cancelled.........................................   (263,250)         .05
                                                      ---------         ----
Outstanding at December 31, 1999....................  2,000,500         $.30
                                                      =========         ====

     As of December 31, 1999, outstanding options have exercise prices between $.03 and $.51 per share with expiration dates through August 2009. As of December 31, 1999, 204,000 options are exercisable at a weighted average exercise price of $.30 per share.

     If the Company recognized compensation cost for stock-based employee compensation on a fair value basis in accordance with SFAS No. 123, the impact on net loss at December 31, 1999 would not have been material. The fair value of each option grant was estimated on the date of grant using an option pricing model with the following weighted average assumptions: risk free interest rate of 5.5 percent to 6.4 percent, expected option life of ten years and no expected dividends.

NOTES RECEIVABLE FROM EMPLOYEES

     The Company sold shares of common stock in 1999 to certain employees. In consideration for the shares, the employees signed full recourse promissory notes which are also collateralized by the common stock. The notes bear interest at 6.21% and mature on the fifth anniversary date of the note.

WARRANTS TO BE ISSUED FOR PROFESSIONAL SERVICES

     In 1999, the Company committed to the issuance of 375,764 fully vested common stock warrants with exercise prices ranging from $.30 to $.51 per share to consultants for professional services rendered in 1999. The fair value of the warrants were recorded as expense in the period granted.

     Subsequent to December 31, 1999, the Company issued a warrant to purchase an additional 126,984 shares of common stock at $2.00 per share. This warrant was issued as part of the agreement to terminate a consulting agreement, and the fair value will be recorded as an expense in 2000.

4. NOTE PAYABLE

     During 1999, the Company signed promissory notes of $500,000 and $325,000 with certain shareholders of the Company. These notes accrue interest at 9.0% per annum and mature at the earlier of a qualified equity financing of at least $3,000,000 or the third anniversary of the note. No payments of interest of principal are due prior to the maturity date.

5. INCOME TAXES

     At December 31, 1999, the Company has federal and state tax net operating loss carryforwards of approximately $4,500,000 each. The federal and state tax loss carryforwards will begin expiring in 2019 and 2007, respectively, unless previously utilized.

     Pursuant to Sections 382 of the Internal Revenue Code, annual use of the Company's net operating loss and credit carryforwards may be limited in the event of a cumulative change in ownership of more than 50% within a three year period.

     Significant components of the Company's deferred tax assets as of December 31, 1999 are shown below. A valuation allowance has been recognized as of December 31, 1999 to offset the deferred tax assets as realization of such assets is uncertain.

Deferred tax assets:
  Net operating loss carryforwards..........................    $ 1,822,000
  Other, net................................................        121,000
                                                                -----------
Total deferred tax assets...................................      1,943,000
Valuation allowance for deferred tax assets.................     (1,943,000)
                                                                -----------
Net deferred taxes..........................................    $        --
                                                                ===========

6. COMMITMENTS AND CONTINGENCIES

DEFERRED COMPENSATION

     In May 1999, the Company and an employee entered into an employment contract that provided for the deferral of payment of any salary until the achievement of certain events. In October, the agreement was modified to a consulting agreement requiring for a $100,000 payment to the consultant in May 2000. In conjunction with the agreement, the Company accrued approximately $80,000 which is included in deferred consulting fees in the accompanying balance sheet.

DEFERRED CONSULTING FEES LIABILITY

     The Company signed a consulting agreement with a company that provides general business services which allowed the Company to defer payment of 50% of the total consulting fees billed. The deferred obligation is payable upon the raising of an aggregate of $2.0 million of capital, excluding the initial financing of the Company of approximately $1.2 million. Upon reaching the $2.0 million in capital, the Company is liable to pay three times the total consulting fees deferred. As of December 31, 1999, the Company had $69,160 in deferred consulting fees related to this agreement and accrued $207,480 for the anticipated obligation.

FACILITIES

     The Company occupies a facility that is leased on a month-to-month basis, and for which the Company pays $11,210 per month. The Company recorded rent expense of $66,983 for the period ended December 31, 1999.

7. AGREEMENTS WITH BROADCASTING COMPANIES

     The Company had previously signed multiple contracts with consultants, broadcasting companies, internet services and merchandising suppliers for different media services. Due to a strategic change in the Company's business objectives all of these contracts were terminated. As a result of the contract terminations, the Company is liable for penalties and other payments per the terms of the contracts, and has accrued approximately $280,000 for its outstanding commitments for terminated contracts as of December 31, 1999.

     The Company has a continuing obligation with one broadcasting company for thirteen weeks of television programming beginning in April 2000. The Company has previously cancelled programming time with this broadcasting company and is currently negotiating cancellation of this obligation. If the Company is unsuccessful in canceling it's obligation, their liability could be as much as $450,000. The Company believes that they will be able to cancel at a cost not to exceed $30,000 for which they have provided reserves as of December 31, 1999.

8. RELATED PARTY TRANSACTIONS

     The Company has paid approximately $14,000 in professional service fees for the period from inception to December 31, 1999 to entities which are stockholders of the Company.

9. SUBSEQUENT EVENT

     The Company has signed a letter of intent to be acquired by PopMail.com, a publicly-held company. Under the terms of the proposed merger, shares of PopMail.com Series F preferred stock will be issued for all the outstanding warrants, and common and preferred shares of IZ.com. These shares of PopMail.com Series F preferred stock are convertible into common shares of PopMail.com at an equivalent ratio of exchange of approximately 1.56 PopMail.com common shares per IZ.com common and preferred stock and IZ.com warrants, after the merger has been approved by PopMail.com's stockholders.

                                                                      APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                               POPMAIL.COM, INC.

                           IZ ACQUISITION CORPORATION

                              IZ.COM INCORPORATED

                                      AND

                               VIRTUAL GROUP LLC

                                JANUARY 21, 2000

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
CERTAIN DEFINITIONS.....................................................     A-1
THE MERGER..............................................................     A-3
  2.1       Merger; Effective Time......................................     A-3
  2.2       Closing.....................................................     A-3
  2.3       Effect of the Merger........................................     A-3
EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
  EXCHANGE OF CERTIFICATES; ADDITIONAL PAYMENTS.........................     A-4
  3.1       Certain Definitions.........................................     A-4
  3.2       Exchange of Stock; Rights to Additional Payments............     A-4
  3.3       Company Options and Warrants................................     A-4
  3.4       Conversion of Sub Common Stock..............................     A-5
  3.5       Adjustments to Parent Common Stock..........................     A-5
  3.6       Fractional Shares...........................................     A-5
  3.7       Exchange of Certificates....................................     A-5
  3.8       Further Action..............................................     A-6
  3.9       Dissenters' Rights..........................................     A-6
 3.10       Dissenting Shares After Payment of Fair Value...............     A-6
 3.11       Tax Consequences............................................     A-7
SECURITIES ACT COMPLIANCE...............................................     A-7
REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................     A-7
  5.1       Organization and Standing...................................     A-7
  5.2       Authorization...............................................     A-7
  5.3       Subsidiaries................................................     A-7
  5.4       Capitalization..............................................     A-7
  5.5       Title to Properties and Assets; Liens.......................     A-8
  5.6       Financial Statements........................................     A-8
  5.7       Patents, Trademarks.........................................     A-8
  5.8       Material Contracts and Commitments..........................     A-8
  5.9       Compliance with Other Instruments, Laws; No Instruments          A-8
            Burdensome..................................................
 5.10       Litigation..................................................     A-8
 5.11       Employees...................................................     A-9
 5.12       Brokers or Finders..........................................     A-9
 5.13       Permits.....................................................     A-9
 5.14       Employee Benefit Plans......................................     A-9
REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB........................     A-9
  6.1       Organization and Standing...................................     A-9
  6.2       Authorization...............................................     A-9
  6.3       Subsidiaries................................................     A-9
  6.4       Capitalization..............................................     A-9
  6.5       SEC Filings.................................................    A-10
  6.6       Title to Properties and Assets; Liens.......................    A-10
  6.7       Patents, Trademarks.........................................    A-11
  6.8       Material Contracts and Commitments..........................    A-11
  6.9       Compliance with Other Instruments, Laws; No Instruments         A-11
            Burdensome..................................................
 6.10       Litigation..................................................    A-11
 6.11       Employees...................................................    A-11
 6.12       Brokers or Finders..........................................    A-11
 6.13       Permits.....................................................    A-11

                                                                            PAGE
                                                                            ----
 6.14       Employee Benefit Plans......................................    A-11
 6.15       No Taxable Income...........................................    A-12
PRE-CLOSING COVENANTS...................................................    A-12
  7.1       General.....................................................    A-12
  7.2       Notices and Consents........................................    A-12
  7.3       Operation of Business.......................................    A-12
  7.4       Access to Information.......................................    A-12
  7.5       Notice of Developments......................................    A-12
  7.6       Shareholder Approval........................................    A-12
  7.7       Confidentiality.............................................    A-13
  7.8       FIRPTA Compliance...........................................    A-13
  7.9       Additional Documents and Further Assurances.................    A-13
POST-CLOSING COVENANTS..................................................    A-13
  8.1       General.....................................................    A-13
  8.2       Shareholder Approval........................................    A-13
  8.3       Litigation Support..........................................    A-13
  8.4       Tax Treatment...............................................    A-14
  8.5       Employee Benefits...........................................    A-14
  8.6       Indemnification of Directors and Officers...................    A-14
  8.7       Registration Statement on Form S-8..........................    A-15
  8.8       Purchase of Company Preferred Stock.........................    A-15
CONDITIONS TO OBLIGATIONS TO CLOSE......................................    A-15
  9.1       Conditions to Parent's and Sub's Obligation to Close........    A-15
  9.2       Conditions to the Company's Obligations.....................    A-16
SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNITY........    A-18
 10.1       Survival of Representations and Warranties..................    A-18
 10.2       Indemnity...................................................    A-18
TERMINATION.............................................................    A-19
 11.1       Termination of the Agreement................................    A-19
 11.2       Effect of Termination.......................................    A-19
MISCELLANEOUS...........................................................    A-19
 12.1       Press Releases and Public Announcements.....................    A-19
 12.2       No Third-Party Beneficiaries................................    A-20
 12.3       Entire Agreement and Modification...........................    A-20
 12.4       Succession and Assignment...................................    A-20
 12.5       Counterparts................................................    A-20
 12.6       Headings....................................................    A-20
 12.7       Notices.....................................................    A-20
 12.8       Governing Law...............................................    A-21
 12.9       Waivers.....................................................    A-21
12.10       Severability................................................    A-21
12.11       Expenses....................................................    A-21
12.12       Construction................................................    A-21
12.13       Disclosure Letters..........................................    A-22
12.14       Attorneys' Fees.............................................    A-22
12.15       Further Assurances..........................................    A-22
12.16       Time of Essence.............................................    A-22

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (the "AGREEMENT") is entered into as of January 21, 2000, by and among PopMail.com, Inc., a Minnesota corporation ("PARENT"), IZ Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("SUB"), and IZ.com Incorporated, a Delaware corporation (the "COMPANY"), and, as to Sections 10.2 and 12 only, Virtual Group LLC, a Nevada limited liability company ("VG"). Parent, the Company, Sub and, where applicable, VG, are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS

     A. Pursuant to the Certificate of Merger in the form attached hereto as EXHIBIT A (the "CERTIFICATE OF MERGER") providing for the merger of Sub with and into the Company (the "MERGER") pursuant to the Delaware General Corporation Law, the shares of Company Capital Stock (as defined in SECTION 2.1 hereof) issued and outstanding immediately prior to the Effective Time will be converted into shares of Parent Preferred Stock (as defined in SECTION 2.1 hereof) and all options and warrants to acquire capital stock of the Company will be converted into rights to acquire Common Stock of Parent.

     B. The Parties desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made as an inducement to the execution and delivery of this Agreement, and to serve as conditions precedent to the consummation of the Merger.

     C. The respective Boards of Directors of Parent, Sub and the Company have approved and adopted this Agreement, and this Agreement is intended to be a plan of reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

     D. Concurrent with the execution of this Agreement, as a material inducement to Parent and Sub, certain shareholders of the Company are entering into voting agreements in the form of EXHIBIT B hereto (the "COMPANY VOTING AGREEMENTS"), and employment agreements in the form of EXHIBIT D hereto (the "EMPLOYMENT AGREEMENTS") and as a material inducement to the Company, certain shareholders of Parent are entering into voting agreements in the form of EXHIBIT C hereto (the "PARENT VOTING AGREEMENTS").

     NOW, THEREFORE, in consideration of these premises and of the mutual agreements, representations, warranties and covenants herein contained, the Parties do hereby agree as follows:

                                   AGREEMENT

     1. Certain Definitions. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa). Certain other terms are defined in the text of this Agreement.

     "AFFILIATE" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

     "AVERAGE SHARE PRICE" means the average closing sales prices of the Parent Common Stock as reported by the Nasdaq Small Cap Market for the five (5) business days ending two business days prior to the Closing.

     "BEST EFFORTS" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

     "BUSINESS" means (i) in the case of the Company, the business of retail e-commerce sales and integrated television and e-mail-based merchandising, and
(ii) in the case of Parent, the business of providing outsourced e-mail marketing services.

     "COMPANY COMMON STOCK" means shares of Common Stock of the Company, $.001 par value.

     "COMPANY PREFERRED STOCK" means shares of Preferred Stock of the Company, $.001 par value.

     "BUSINESS CONDITION" means the current business, financial condition, results of operations and assets of a corporate entity.

     "COMPANY DISCLOSURE LETTER" means the Company Disclosure Letter delivered by the Company to Parent concurrently with the execution and delivery of this Agreement, which specifically references any exceptions to the representations and warranties of the Company set forth in SECTION 5 hereof.

     "COMPANY INTELLECTUAL PROPERTY" means any Technology and Intellectual Property Rights including the Company Registered Intellectual Property Rights (as defined below) that are owned (in whole or in part) by or exclusively licensed to the Company.

     "COMPANY STOCKHOLDERS" means the stockholders of record of the Company immediately prior to the Effective Time (other than the holders of Dissenting Shares, if any).

     "CONTEMPLATED TRANSACTIONS" means all of the transactions contemplated by this Agreement, including:

          (a) the merger of Sub with and into the Company, the issuance by Parent of the Parent Common Stock and Parent's acquisition and ownership of the Company and exercise of control over the Company;

          (b) the execution, delivery, and performance of the Employment Agreements, the Voting Agreements, and the Affiliate Agreements and the Non-Competition Agreement;

          (c) the performance by Parent, the Company and Sub of their respective covenants and obligations under this Agreement.

     "GOVERNMENTAL BODY" means any:

          (a) nation, province, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b) federal, provincial, state, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d) multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "KNOWLEDGE" -- an individual will be deemed to have "KNOWLEDGE" of a particular fact or other matter if:

          (a) such individual is actually aware of such fact or other matter; or

          (b) a prudent officer or director would be expected to discover or otherwise become aware of such fact or other matter in the course of performing or complying with the responsibilities and obligations commonly associated with such person's position.

          (c) Parent will be deemed to have "KNOWLEDGE" of a particular fact or other matter if an officer or director of Parent has Knowledge of such fact or other matter. The Company will be deemed to have "KNOWLEDGE" of a particular fact or other matter if an officer or director of the Company has knowledge of such fact or other matter.

     "LEGAL REQUIREMENTS" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle, of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     "MATERIAL ADVERSE EFFECT" shall mean as to the Company or Parent, a material adverse effect on the current business, financial condition, results of operations and assets of the Company or Parent, as the case may be (other than as a result of (i) general economic or industry conditions or conditions in the Company's or Parent's Business, as the case may be, or (ii) performance by the Company or Parent, as the case may be, of its obligations under, or the taking of any actions contemplated or permitted by, this Agreement, (iii) changes in law or generally accepted accounting principles, or (iv) the announcement or pendency of any of the Contemplated Transactions).

     "MERGER CONSIDERATION" means a number of 425,000 shares of Parent Preferred Stock; provided however that in the event that, prior to the Closing, Parent acquires for cash 73,171 of the shares of Company Preferred Stock held by Archery Venture Partners, L.P. in accordance with Section 8.8 hereof, then the Merger Consideration shall be reduced to 417,917 shares of Parent Preferred Stock.

     "ORDINARY COURSE OF BUSINESS": an action taken by either of Parent or the Company will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Party and is taken in the ordinary course of the day-to-day operations of such Party; and

          (b) such action is not required to be authorized by the board of directors of such Party or any committee or delegee thereof.

     "PARENT DISCLOSURE LETTER" means the Parent Disclosure Letter delivered by Parent to the Company concurrently with the execution and delivery of this Agreement, which specifically references any exceptions to the representations and warranties of Parent and Sub set forth in Section 6 hereof.

     "PARENT PREFERRED STOCK" means shares of Series F Preferred Stock of Parent, $.01 par value, with the rights, preferences and privileges set forth in the Certificate of Designation of Series F Preferred Stock of Parent attached hereto as EXHIBIT H.

     "PARENT SEC REPORTS" has the meaning set forth in SECTION 6.5.

     "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "REPRESENTATIVES" means, with respect to a Person, that Person's officers, directors, employees, accountants, counsel, investment bankers, financial advisors, shareholders and other representatives.

     "SEC" means the United States Securities and Exchange Commission.

     2. The Merger.

          2.1 Merger; Effective Time. Subject to the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("DELAWARE LAW"), Sub will be merged with and into the Company (the "MERGER"), the separate existence of Sub shall cease and the Company shall continue as the surviving corporation and as a wholly owned subsidiary of Parent. In accordance with the provisions of this Agreement, the Certificate of Merger shall be filed with the Delaware Secretary of State in accordance with Delaware Law and each issued and outstanding share of capital stock of the Company ("COMPANY CAPITAL STOCK"), shall be converted into shares of Parent Preferred Stock in the manner contemplated by SECTION 3. The Merger shall become effective at the time of the acceptance of the Certificate of Merger by the Delaware Secretary of State (the date of such acceptance being hereinafter referred to as the "EFFECTIVE DATE" and the time of such acceptance being hereinafter referred to as the "EFFECTIVE TIME").

          2.2 Closing. The closing of the Merger (the "Closing") will take place at the offices of Parent (i) on a date and at a time as mutually agreed to by Parent and the Company as soon as practicable (and in any event within two business days) after the date on which the last condition set forth in
     Section 9 hereof shall have been satisfied or waived or (ii) at such other time as Parent and the Company may mutually agree (the date on which the Closing occurs being referred to as the "Closing Date").

          2.3 Effect of the Merger. At the Effective Time, (i) the separate existence of Sub shall cease and Sub shall be merged with and into the Company (Sub and the Company are sometimes referred to herein as the "CONSTITUENT CORPORATIONS" and the Company after the Merger is sometimes referred to herein as the "SURVIVING CORPORATION"), (ii) the Certificate of Incorporation of Sub in effect immediately prior to
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

     the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is IZ.com Incorporated", (iii) the Bylaws of Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, (iv) the directors of the Company shall be the directors of the Surviving Corporation until their successors shall have been duly elected and qualified, (v) the officers of the Company shall be the initial officers of the Surviving Corporation until their successors have been duly appointed and qualified, (vi) each share of capital stock of Sub shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation, and (vii) the Merger shall, from and after the Effective Time, have all the effects provided by applicable law.

     3. Effect of Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates; Additional Payments.

          3.1 Certain Definitions. For purposes of this SECTION 3, the following terms shall be defined as set forth below:

          "AGGREGATE COMMON NUMBER" means the sum of (A) the total number of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time; (B) the total number of shares of Company Common Stock that are issuable upon the conversion of any shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time; (C) the total number of shares of Company Common Stock that are issuable upon the conversion of any shares of Company Preferred Stock that are issuable upon the exercise in full of all warrants to acquire shares of Company Preferred Stock that are outstanding immediately prior to the Effective Time; and (D) the total number of shares of Company Capital Stock that are issuable upon the conversion or exercise in full of all convertible securities or options (vested and unvested), warrants or other rights to acquire Company Capital Stock that are outstanding immediately prior to the Effective Time other than convertible securities or warrants referred to in clauses "(B)" or "(C)" of this sentence.

          "EXCHANGE RATIO" means the quotient obtained by dividing (x) the Merger Consideration by (y) the Aggregate Common Number.

          3.2 Exchange of Stock; Rights to Additional Payments. As of the Effective Time, each share of Company Capital Stock that is issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined in SECTION 3.9 hereof) shall, by virtue of the Merger and without any action on the part of the Company Stockholders, be converted into a number of shares of Parent Preferred Stock equal to the Exchange Ratio.

          3.3 Company Options and Warrants. At the Effective Time, Parent shall assume the Company's 1999 Stock Plan (the "COMPANY PLAN"), and each of the then outstanding options and warrants to purchase Company Capital Stock whether vested or unvested (collectively, the "COMPANY OPTIONS") (including all outstanding options granted under the Company Plan, and any individual non-plan options and warrants) will by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by Parent and converted into an option or warrant, as the case may be, to purchase that whole number of shares of Parent Preferred Stock determined by multiplying the number of shares of Company Capital Stock subject to such Company Option at the Effective Time by the Exchange Ratio, at an exercise price per share of Parent Preferred Stock equal to the exercise price per share of such Company Option immediately prior to the Effective Time divided by the applicable Exchange Ratio, rounded up the nearest cent. If the foregoing calculation results in an assumed Company Option being exercisable for a fraction of a share of Parent Preferred Stock, then the number of shares of Parent Preferred Stock subject to such option will be rounded down to the nearest whole number of shares. The term, exercisability, vesting schedule, vesting commencement date, status as an "incentive stock option" under Section 422 of the Code, if applicable, and all other terms and conditions of the Company Options will otherwise be unchanged (it being understood that the vesting of certain Company Options will be accelerated in connection with the Merger in accordance with the terms of existing agreements between the Company and certain individuals as described in the Company Disclosure Letter).
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          3.4 Conversion of Sub Common Stock. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          3.5 Adjustments to Parent Common Stock. The number of shares of Parent Common Stock issuable hereunder and all other applicable definitions and calculations hereunder (including the definition of Average Share Price) shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Preferred Stock or Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Preferred Stock or Parent Common Stock or Company Capital Stock occurring or becoming effective after the date hereof but prior to the Closing.

          3.6 Fractional Shares. No fractional shares of Parent Preferred Stock shall be issued in the Merger. In lieu thereof, any fractional share shall be rounded up to the nearest whole share of Parent Preferred Stock.

          3.7 Exchange of Certificates.

             (a) Exchange Agent. Prior to the Closing Date, Parent shall appoint Maslon Edelman Borman & Brand, LLP, to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

             (b) Parent to Provide Parent Preferred Stock. Promptly after the Effective Date, Parent shall make available for exchange in accordance with this SECTION 3, through such reasonable procedures as Parent may adopt, the shares of Parent Preferred Stock issuable pursuant to SECTIONS 3.1 and 3.2 hereof in exchange for outstanding shares of Company Capital Stock.

             (c) Exchange Procedures. Within ten (10) days after the Effective Date, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (the "CERTIFICATES") whose shares are being converted into the Merger Consideration pursuant to SECTIONS 3.1 and 3.2 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent (the "LETTER OF TRANSMITTAL") and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of Parent Preferred Stock to which the holder of Company Capital Stock is entitled pursuant to SECTIONS 3.1 and
        3.2 hereof. The Certificates so surrendered shall forthwith be canceled. No interest will accrue or be paid to the holder of any outstanding Company Capital Stock. From and after the Effective Date, until surrendered as contemplated by this SECTION 3.7, each Certificate shall be deemed for all corporate purposes to evidence the number of shares of Parent Preferred Stock into which the shares of Company Capital Stock represented by such Certificate have been converted.

             (d) No Further Ownership Rights in Capital Stock of the
        Company. The Merger Consideration delivered upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Company Capital Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Capital Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this SECTION 3.7.

             (e) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Preferred Stock with a record date
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

        after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Preferred Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Preferred Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Preferred Stock.

             (f) Transfers of Ownership. If any certificate for shares of Parent Preferred Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Preferred Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

             (g) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to SECTIONS 3.1 and 3.2 hereof.

             (h) No Liability. Notwithstanding anything to the contrary in this
        SECTION 3.7, none of the Exchange Agent, the Surviving Corporation or any Party hereto shall be liable to a holder of shares of Parent Preferred Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          3.8 Further Action. Parent, Sub and the Company shall take all such actions as may be necessary or appropriate in order to effect the Merger as promptly as possible. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of such corporation are fully authorized in the name of the corporation or otherwise to take, and shall take, all such action.

          3.9 Dissenters' Rights.

             (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised and perfected dissenters' rights for such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive the Merger Consideration, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

             (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her dissenters' rights, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate representing such shares.

             (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Delaware Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands.

          3.10 Dissenting Shares After Payment of Fair Value. Dissenting Shares, if any, after payments of fair value in respect thereto have been made to dissenting shareholders of the Company pursuant to Delaware Law, shall be canceled.

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

          3.11 Tax Consequences. It is intended by the Parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. Each Party has consulted with its own tax advisors and accountants with respect to the tax consequences, respectively, of the Merger.

     4. Securities Act Compliance. The shares of Parent Common Stock issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), by reason of Section 4.2 thereof and/or Regulation D promulgated thereunder. All shares of Parent Common Stock issuable upon conversion of the Parent Preferred Stock shall be entitled to be registered subsequent to the Closing pursuant to the Registration Rights Agreement in the form attached hereto as EXHIBIT G to be entered into by the Company and the Company Stockholders prior to the Closing. All shares of Parent Common Stock issuable pursuant to Company Options issued pursuant to the Company Plan shall be registered pursuant to a Registration Statement on Form S-8 in accordance with
SECTION 8.6 hereof.

     5. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent, except as disclosed in the Company Disclosure Letter, as follows:

          5.1 Organization and Standing. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification necessary, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition of the Company as a whole.

          5.2 Authorization. The Company has full power and authority to execute and deliver this Agreement and all agreements and instruments delivered pursuant hereto (the "ANCILLARY AGREEMENTS") to which it is a party, and, subject to receipt of the requisite approval of its stockholders, to consummate the transactions contemplated hereunder and to perform its obligations hereunder and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Company is a party. This Agreement and the Ancillary Agreements to which the Company is a party and the Contemplated Transactions have been approved by the Company's Board of Directors. This Agreement and the Ancillary Agreements to which the Company is a party constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms and conditions. Other than (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and
     (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

          5.3 Subsidiaries. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity.

          5.4 Capitalization. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, of which 3,121,700 shares are issued and outstanding as of the date hereof and 10,000,000 shares of Preferred Stock of which 670,000 shares have been designated Series A Preferred Stock, of which 619,500 are issued and outstanding as of the date hereof, 80,000 shares have been designated Series A-1 Preferred Stock, all of which are issued and outstanding as of the date hereof, and 600,000 shares of Series B Preferred Stock of which 493,904 shares are issued and outstanding as of the date hereof. The Company has reserved (a) sufficient shares of Common Stock for issuance upon conversion of the Series A Preferred, Series A-1 Preferred, and Series B Preferred, (b) 2,500,000 shares of Common Stock for issuance pursuant to the Company Plan, of which 2,154,500 are subject to outstanding options as of the date hereof, and (c) 502,748 shares of Common Stock for issuance upon exercise of outstanding warrants as of the date hereof. Other than as set forth above, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal, or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

          5.5 Title to Properties and Assets; Liens. The Company has good and marketable title to its properties and assets, and has good title to all its respective leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.

          5.6 Financial Statements. The Company has delivered to the Purchaser its audited balance sheet and statement of operations as of and for the period from inception through December 31, 1999 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles, except that the Financial Statements are subject to year-end adjustments of a recurring and routine nature, not material in amount. To its Knowledge, the Company does not have any indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type in excess of $10,000 whether accrued, absolute, matured or otherwise, which (i) has not been reflected in the Financial Statements, or (ii) has not arisen since December 31, 1999 in the ordinary course of the Company's business.

          5.7 Patents, Trademarks. The Company owns or has the right to use, free and clear of all liens, charges, claims and restrictions, all trade secrets, trademarks, service marks, trade names, copyrights, licenses, and rights necessary to their business as now conducted and is not infringing upon or otherwise acting adversely to the right or claimed right of, to the Company's knowledge, any person under or with respect to any of the foregoing. The Company has not received any written communications alleging that the Company has violated any patent, trademark, service mark, trade name, copyright or trade secret or other proprietary right of any other person or entity. The Company has no knowledge of any infringement or improper use by any third party of any trademark or copyright held by it, nor has the Company instituted any action, suit or proceeding in which an act constituting an infringement of any such trademark or copyright was alleged to have been committed by a third party.

          5.8 Material Contracts and Commitments. The Company, nor, to the Company's knowledge, any third party is in default under any material contract or agreement (contracts or agreements with annual payment obligations of $20,000 or more) to which the Company is a party. All such contracts, agreements and instruments are valid, binding and enforceable except as such enforceability may be limited by equitable considerations, public policy or the laws governing bankruptcy or insolvency, and in full force in effect and the consummation of the transactions contemplated hereby does not require the consent of any party to any such contract, agreement or instrument.

          5.9 Compliance with Other Instruments, Laws; No Instruments Burdensome. The Company is not in violation of any term of its Certificate of Incorporation, or in any material respect of any term or provision of any material mortgage, indenture, contract, indebtedness, lease, agreement, instrument, judgment or decree, and is not in violation of any order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby shall not result in any violation of, or conflict with, or constitute a default under the Certificate of Incorporation or any of the foregoing agreements, instruments, judgments or decrees, or result in the creation of, any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

          5.10 Litigation. There are no actions, suits, proceedings or investigations pending or threatened in writing against the Company or its properties before any court or governmental agency. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

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

          5.11 Employees. To the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of the business conducted by the Company. The Company does not have any collective bargaining agreements covering any of its employees.

          5.12 Brokers or Finders. The Company has not incurred, and shall not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          5.13 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, taken as a whole. The Company is not in default, in any material respect, under any of such franchises, permits, licenses, or other similar authority.

          5.14 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Security Act of 1974.

     6. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company, except as disclosed in the Parent Disclosure Letter, as follows:

          6.1 Organization and Standing. Parent and Sub are corporations duly organized and existing under, and by virtue of, the laws of the State of Minnesota and the State of Delaware, respectively, and are in good standing under such laws. Parent has all requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. Sub was formed for the purpose of effecting the Merger and has concluded no other business. Parent qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification necessary, except for jurisdictions in which the failure to so qualify would not have a Material Adverse Effect on Parent.

          6.2 Authorization. Parent and Sub have full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which they are parties, and to consummate the Contemplated Transactions and to perform their obligations hereunder and thereunder, and no other proceedings on the part of Parent or Sub are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements to which they are parties. This Agreement and the Ancillary Agreements to which they are parties and the Contemplated Transactions have been approved by Parent's and Sub's Board of Directors. The consummation of the Merger does not require the approval or consent of the shareholders of Parent. This Agreement and the Ancillary Agreements to which they are parties constitute the valid and legally binding obligations of Parent and/or Sub, enforceable against Parent and/or Sub in accordance with their respective terms and conditions. Other than (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and
     (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, neither Parent nor Sub need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the Contemplated Transactions.

          6.3 Subsidiaries. Parent has no subsidiaries or affiliated companies other than the Subsidiary and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity.

          6.4 Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of Common Stock, of which 24,741,257 shares are issued and outstanding as of the date hereof, and 761,500 shares of Preferred Stock, of which 2,000 shares have been designated Series A 8% Preferred Stock, none of which are issued and outstanding, 5,000 shares have been designated Series B Preferred Stock, none of which are issued and outstanding, 2,000 shares of Series C Preferred Stock none of which are issued and outstanding, 2,500 shares of Series D Preferred Stock, 1,000 of which are issued and outstanding, and
                                       A-9
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     750,000 of which have been designated Series E Preferred Stock, 350,000 of which are issued and outstanding. The maximum aggregate number of shares of Parent Common Stock issuable upon conversion of all issued and outstanding shares of Preferred Stock of Parent is 1,335,986. The rights preferences and privileges of the Series D Preferred Stock and Series E Preferred Stock of Parent are as set forth in the Certificate of Designation of Series D Preferred Stock and Certificate of Designation of Series E Preferred of Parent, respectively, copies of which have been provided to the Company's counsel. Parent has reserved (a) sufficient shares of Common Stock for issuance upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, (b) 1,250,000 shares of Common Stock for issuance pursuant to Parent's 1997 Stock Option and Compensation Plan, of which 1,422,999 are currently subject to outstanding options, and 172,999 of which remain subject to shareholder approval, (c) 250,000 shares of Common Stock for issuance pursuant to Parent's 1998 Director Stock Option Plan, of which 198,333 shares are currently subject to outstanding options, and 48,333 of which shares remain subject to shareholder approval, (d) a total of 2,039,601 shares of Common Stock for issuance upon conversion of 4% Subordinated Convertible Debentures of Parent and certain other convertible debt of Parent, (e) 8,109,223 shares of Common Stock for issuance upon exercise of outstanding warrants, (f) 2,600,000 shares of Common Stock issuable upon the exercise of the Class A Warrants issued as part of the Parent's initial public offering and the partial exercise of the underwriter's over-allotment, (g) 58,334 shares of Common Stock issuable upon the exercise of certain directors' options and (h) as of the Closing will have reserved sufficient shares of Parent Common Stock for issuance upon conversion of the Parent Preferred Stock and exercise of the Company Options. Other than as set forth above, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from Parent of any shares of its capital stock.

          6.5 SEC Filings. Parent has filed all forms, reports and documents required to be filed with the SEC since December 31, 1997, and has heretofore made available to the Company, in the form filed with the SEC,
     (i) its Annual Report on Form 10-K for the fiscal year ended January 3, 1999, (ii) its Quarterly Report on Form 10-Q for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999, (iii) the proxy statements relating to all meetings of stockholders held since December 31, 1997, (iv) its Current Reports on Form 8-K dated June 22, 1999, September 1, 1999 (as amended September 16, 1999), September 30, 1999 and December 3, 1999, (v) its Registration Statements on Form S-3 dated August 13, 1999, as amended, and December 21, 1999, and the prospectuses filed pursuant to Rule 424(b) relating thereto, and (vi) any other report or registration statements filed by it with the SEC since December 31, 1997 (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act, and the Securities Exchange Act of 1934, as amended, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") have been prepared in accordance with the published rules and regulations of the SEC applicable thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the absence of footnotes and to normal audit adjustments which will not be material in amount). To its knowledge, Parent does not have any indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type in excess of $10,000 whether accrued, absolute, matured or otherwise, which (i) has not been reflected in the Parent Financial Statements, or (ii) has not arisen since December 31, 1999 in the ordinary course of Parent's business.

          6.6 Title to Properties and Assets; Liens. Parent has good and marketable title to its properties and assets, and has good title to all its respective leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable,
                                      A-10
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     and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of Parent, and which have not arisen otherwise than in the ordinary course of business.

          6.7 Patents, Trademarks. Parent owns or has the right to use, free and clear of all liens, charges, claims and restrictions, all trade secrets, trademarks, service marks, trade names, copyrights, licenses, and rights necessary to its business as now conducted and is not infringing upon or otherwise acting adversely to the right or claimed right of, to Parent's knowledge, any person under or with respect to any of the foregoing. Parent has not received any written communications alleging that Parent has violated any patent, trademark, service mark, trade name, copyright or trade secret or other proprietary right of any other person or entity. Parent has no knowledge of any infringement or improper use by any third party of any trademark or copyright held by it, nor has Parent instituted any action, suit or proceeding in which an act constituting an infringement of any such trademark or copyright was alleged to have been committed by a third party.

          6.8 Material Contracts and Commitments. Neither Parent, nor, to Parent's knowledge, any third party is in default under any material contract or agreement (contracts or agreements with annual payment obligations of $20,000 or more) to which Parent is a party. All such contracts, agreements and instruments are valid, binding and enforceable except as such enforceability may be limited by equitable considerations, public policy or the laws governing bankruptcy or insolvency, and in full force in effect and the consummation of the transactions contemplated hereby does not require the consent of any party to any such contract, agreement or instrument.

          6.9 Compliance with Other Instruments, Laws; No Instruments Burdensome. Parent is not in violation of any term of its Articles of Incorporation, or in any material respect of any term or provision of any material mortgage, indenture, contract, indebtedness, lease, agreement, instrument, judgment or decree, and is not in violation of any order, statute, rule or regulation applicable to Parent. The execution, delivery and performance of and compliance with this Agreement and the consummation of the Contemplated Transactions shall not result in any violation of, or conflict with, or constitute a default under the Articles of Incorporation or any of the foregoing agreements, instruments, judgments or decrees, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Parent.

          6.10 Litigation. There are no actions, suits, proceedings or investigations pending or threatened in writing against Parent or its properties before any court or governmental agency. Parent is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Parent currently pending or which Parent intends to initiate.

          6.11 Employees. To Parent's knowledge, no employee of Parent is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with Parent or any other party because of the nature of the business conducted by Parent. Parent does not have any collective bargaining agreements covering any of its employees.

          6.12 Brokers or Finders. Parent has not incurred, and shall not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          6.13 Permits. Parent has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of Parent, taken as a whole. Parent is not in default, in any material respect, under any of such franchises, permits, licenses, or other similar authority.

          6.14 Employee Benefit Plans. Parent does not have any Employee Benefit Plan as defined in the Employee Retirement Security Act of 1974.
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          6.15 No Taxable Income. Parent has never had any taxable income and does not expect any taxable income during its current taxable year, which year is expected to include the date on which the shareholders of Parent approve the Merger.

     7. Pre-Closing Covenants. With respect to the period between the execution of this Agreement and the earlier of the termination of this Agreement and the Effective Time:

          7.1 General. Each of the Parties will use reasonable efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable (including satisfaction, but not waiver, of the closing conditions set forth in SECTION 9 below).

          7.2 Notices and Consents. Each of the Parties will give any notices to third parties and will use reasonable efforts to obtain any material third party consents that are required in connection with the Merger. Each of the Parties will give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of Governmental Bodies required in connection with the Merger.

          7.3 Operation of Business. Each of the Parties will (a) conduct its business only in the Ordinary Course of Business, (b) use reasonable efforts to (i) preserve intact its current business organization, (ii) keep available the services of the current officers, and employees of the Company, and (iii) maintain the relations and good will with suppliers, customers, landlords, creditors, agents, and others having business relationships with such Party, and (c) confer with each other concerning operational matters of a material nature. Prior to the earlier of the Effective Time or the termination of this Agreement, without the prior written consent of Parent, the Company will not (i) issue more than 200,000 shares of Company Common Stock or Company Preferred Stock or options or warrants to purchase more than such number of shares of Common Stock or Preferred Stock (other than shares issued upon exercise of outstanding options or warrants), (ii) issue any stock options with an exercise price per share which is less than the then-current market price of the Parent Common Stock, after giving effect to the Exchange Ratio and the conversion ratio of the Parent Preferred Stock into Parent Common Stock (assuming approval of the Merger and related matters by the shareholders of Parent),
     (iii) obtain additional debt financing with a principal amount in excess of $500,000 in the aggregate, (iv) make or declare any dividend or distribution with respect to shares of Company Common Stock or Company Preferred Stock, or (v) pay any bonus to, or increase the base salary of, any officer of the Company, other than merit increases and performance bonuses each in the ordinary course of business.

          7.4 Access to Information. Each of the Company and Parent will permit the other Party and its Representatives to have access at all reasonable times, and in a manner so as not to interfere with its normal business operations, to its business and operations (subject, in the case of Parent, to compliance with applicable securities laws). Neither such access, nor any investigation by any Party and its Representatives, shall in any way diminish or otherwise affect such Party's right to rely on any representation or warranty made by the other Parties hereunder.

          7.5 Notice of Developments. Each of the Company and Parent will use reasonable efforts to give prompt written notice to the other Party of any material development causing a breach of any of its own representations and warranties in SECTION 5 or SECTION 6 above, as the case may be. No disclosure pursuant to this SECTION 7.5, however, shall be deemed to amend or supplement the Company Disclosure Letter or the Parent Disclosure Letter, as the case may be, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          7.6 Shareholder Approval. As promptly as practicable after the date hereof, the Company shall take all actions necessary in accordance with Delaware Law and its Amended and Restated Certificate of Incorporation and bylaws to institute an action by written consent of the Shareholders of the Company to approve the principal terms of the Merger. Unless so doing will cause the Board of Directors to violate its fiduciary duties under applicable law, the Board of Directors will unanimously recommend approval of the proposal to approve the principal terms of the Merger by the Company Stockholders.

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

          7.7 Confidentiality. Each of the Parties hereto hereby agrees to keep such information or Knowledge obtained in any due diligence or other investigation pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential. In this regard, the Company acknowledges, and will instruct its and its employees and agents with access to confidential information of Parent, that Parent's Common Stock is publicly traded and that any information obtained during the course of its due diligence could be considered to be material non-public information within the meaning of federal and state securities laws. Accordingly, the Company acknowledges and agrees not to, and will instruct its employees and agents with access to Parent's confidential information not to, engage in any transactions in Parent's Common Stock in violation of applicable insider trading laws.

          7.8 FIRPTA Compliance. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under U.S. Treasury Regulation Section 1.1445-2(c)(3).

          7.9 Additional Documents and Further Assurances. Each Party hereto, at the request of another Party hereto, shall execute and deliver such other instruments and do and perform such other reasonable acts and things as may be necessary or desirable for effecting completely the consummation of the Contemplated Transactions.

     8. Post-Closing Covenants. With respect to the period following the Effective Time:

          8.1 General. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under SECTION 10.2 below).

          8.2 Shareholder Approval. As promptly as practicable after the date hereof, Parent shall take all actions necessary in accordance with the Minnesota Business Corporation Act and its Articles of Incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its shareholders to consider and vote upon (i) a proposal to approve the principal terms of the Merger, (ii) a proposal to approve the issuance of the Parent Preferred Stock and the shares of Common Stock of Parent issuable upon conversion thereof, and (iii) the election of a Board of Directors composed of the following persons: Jesse Berst, Daniel Conner, Prof. David Farber, Stephen King, Jerry Ruyan, Gary Schneider, Scott Schwartz, Lee Stein and Frank Wood. Parent shall set the record date for such special meeting as soon as practicable following the date hereof. Parent shall use reasonable efforts to solicit and obtain at or in advance of such meeting the voting proxies from its shareholders sufficient to approve the proposals set forth above. Parent will cause a Proxy Statement to be prepared, filed with the SEC and submitted to the Parent Shareholders in accordance in all material respects with all applicable laws and regulations. The Proxy Statement will contain the unanimous recommendation of the Board of Directors of the Company regarding each of the proposals set forth above. Parent has delivered to the Company, concurrently with the execution of this Agreement, executed Voting Agreements in the form attached hereto as Exhibit B from holders with beneficial ownership of 90% of the number of outstanding shares of Parent Common Stock and Parent Preferred Stock required to approve the proposals set forth above. Parent shall provide the Proxy Statement to the Company and its counsel for review and comment (and shall make such changes thereto as are reasonably requested by the Company or its counsel), prior to providing the Proxy Statement to the SEC or the Parent Shareholders.

          8.3 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction (A) on or prior to the Effective Time involving the Company or (B) arising out of Parent's operation of the business of the Surviving Corporation following the Effective Time in the manner in which it is presently conducted and planned to be conducted, each of the other Parties will cooperate with the Party and its counsel in the contest or defense, make available their personnel, and provide such
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

     testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

          8.4 Tax Treatment.

             (a) It is the intent of the parties to this Agreement that the Merger qualify as a tax-free reorganization under Section 368(a) of the Code, and each of Parent, Sub, the Company and the Surviving Corporation covenants and agrees not to take any actions inconsistent with such intent and agrees to use best efforts to cause the Merger to qualify as a tax-free reorganization under Section 368(a) of the Code. Each of Parent, Sub, the Company and the Surviving Corporation agrees not to take any action from and after the Effective Time that could reasonably be expected to cause the Merger not to be treated as a "reorganization" under Section 368(a) of the Code.

             (b) It is the intent of the parties to this Agreement that the reduction in the Liquidation Value of the Parent Preferred Stock pursuant to Section 4 of the Certificate of Designation attached hereto as Exhibit H upon approval of the Merger and related matters by the shareholders of Parent, and the increase in the Conversion Ratio of the Parent Preferred Stock pursuant to Section 5(a) of such Certificate of Designation concurrently therewith, qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code for federal income tax purposes. Each of Parent, Sub, the Company and the Surviving Corporation agree not to take any action that could reasonably be expected to be inconsistent with such recapitalization qualification.

          8.5 Employee Benefits. Subject to any applicable legal, regulatory or contractual limitations, Parent shall take all actions as are necessary to allow employees of the Company who continue their employment with the Surviving Corporation or who become employees of Parent or any subsidiary of Parent to participate in the benefit programs of Parent to the same extent as similarly situated employees of Parent, without undue delay after the Effective Time. Without limiting the generality of the foregoing, (i) subject to any applicable legal, regulatory or contractual limitations, to the extent that any employee of the Company becomes eligible to participate in any employee benefit plan of Parent after the Effective Time, Parent, the Surviving Corporation and their subsidiaries shall credit such employee's service with the Company, to the same extent as such service was credited under the similar employee benefit plans of the Company immediately prior to the Effective Time, for purposes of determining eligibility to participate in and vesting under, and for purposes of calculating the benefits under, such employee benefit plan of Parent, and
     (ii) to the extent permitted by such employee benefit plan of Parent and applicable law, Parent, the Surviving Corporation and their subsidiaries shall waive any pre-existing condition limitations, waiting periods or similar limitations under such employee benefit plan of Parent and shall provide each such employee with credit for any co-payments previously made and any deductibles previously satisfied.

          8.6 Indemnification of Directors and Officers.

             (a) For a period of five years from the Closing Date, Parent shall, and shall cause the Surviving Corporation to, fulfill and honor all rights to indemnification existing in favor of the current directors and officers of the Company, as provided in the Company's Certificate of Incorporation and Bylaws (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and such directors and officers listed in SECTION 8.6 of the Company Disclosure Letter, complete and correct copies of which have been provided to Parent.

             (b) For five years after the Effective Time, Parent shall maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy with scope and coverage similar to Parent's existing directors' and officers' liability insurance coverage.

             (c) All expenses, including attorneys' fees, which may be incurred by any Party in connection with any action to enforce the indemnity and other obligations provided for in this SECTION 8.6 shall be paid by the prevailing party in such action.

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

             (d) This SECTION 8.6 shall survive the consummation of the transactions contemplated hereby, is intended to benefit and may be enforced by the directors and officers of the Company, and shall be binding on all successors and assigns of Parent and the Company.

          8.7 Registration Statement on Form S-8. As soon as practicable after the Closing, and in any event within ten (10) business days thereafter, Parent shall file with the SEC a registration statement on Form S-8, which registration will register all shares of Parent Common Stock issued or issuable up exercise of stock options issued under the Company's 1999 Stock Plan or upon conversion of shares of Parent Preferred Stock issued or issuable up exercise of stock options issued under the Company's 1999 Stock Plan.

          8.8 Purchase of Company Preferred Stock. As soon as practicable after the date hereof, and in any event prior to the Closing, Parent shall purchase from Archery Venture Partners, L.P. ("Archery") all shares of Company Preferred Stock held by Archery for cash, at the original issuance price thereof ($4.10), unless Archery declines to accept the Parent's offer to purchase such shares of Company Preferred Stock.

     9. Conditions to Obligations to Close.

          9.1 Conditions to Parent's and Sub's Obligation to Close. The obligations of Parent and Sub to consummate the transactions to be consummated by them in connection with the Closing is subject to satisfaction or waiver of the following conditions:

             (a) Representations and Warranties. The representations and warranties set forth in SECTION 5 above shall be accurate as of the date of this Agreement and on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (A) any inaccuracies in such representations and warranties that do not and are not reasonably expected to, in the aggregate, result in a Material Adverse Effect, and (B) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the execution of this Agreement shall be disregarded).

             (b) Covenants. The Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

             (c) No Actions. No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect) and no law, statute, ordinance, rule, regulation or order shall have been enacted, enforced or entered which has caused, or would reasonably be expected to cause, any of the effects under clause (A) or
        (B) of this SECTION 9.1(C) to occur.

             (d) Certificates. The Company shall have delivered to Parent a certificate executed on behalf of the Company by its President and Secretary to the effect that each of the conditions specified above in
        SECTION 9.1(A) TO 9.1(C) (inclusive) is satisfied in all respects.

             (e) Governmental Authorizations. The Parties shall have received all authorizations, consents and approvals of governments and governmental agencies referred to in SECTION 5.4 OR SECTION 7.2 above or disclosed in a corresponding section in the Company Disclosure Letter, the lack of which would have a Material Adverse Effect on the Company or Parent, or render the Merger or the Contemplated Transactions unlawful.

             (f) Legal Opinion. Parent shall have received from Wilson, Sonsini, Goodrich & Rosati, P.C., counsel to the Company, an opinion in form and substance substantially as set forth in Exhibit E attached hereto, addressed to Parent, and dated as of the Closing Date.

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

             (g) No Material Adverse Effect. There shall not have occurred any event having a Material Adverse Effect on the Company since the date hereof.

             (h) Voting Agreements. The Voting Agreements executed and delivered to Parent by each of the Affiliates of the Company shall remain in full force and effect.

             (i) Dissenters' Rights. As of the Effective Time, no more than 3.5% of the outstanding shares of Company Capital Stock shall be Dissenting Shares.

             (j) Completion of Financing. Parent shall have completed a sale of shares of Parent Common Stock with proceeds to Parent of no less than $3.55 million (a "FINANCING"); provided however that Parent shall not be entitled to assert the foregoing as a condition to closing unless Parent shall have used its best efforts to complete the Financing without delay. For avoidance of doubt, the foregoing obligation of Parent to use its best efforts to complete the Financing may include sale of shares of Parent Common Stock and/or warrants at a significant discount to the market price of the Parent Common Stock, provided that Parent shall not be obligated to issue shares of Parent Common Stock at a purchase price of less than $1.66 per share.

          Parent may waive any condition (in whole or in part) specified in this
     SECTION 9.1 if it executes a writing so stating at or prior to the Closing.

          9.2 Conditions to the Company's Obligations. The obligation of the Company to consummated the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions:

             (a) Representations and Warranties. The representations and warranties set forth in SECTION 6 above shall be accurate as of the date of this Agreement, and on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (A) any inaccuracies in such representations and warranties that do not and are not reasonably expected to in the aggregate, result in a Material Adverse Effect shall be disregarded, and (B) any update or modification to the Parent Disclosure Schedule made or purported to have been made after execution of this Agreement shall be disregarded).

             (b) Covenants. Parent and Sub shall have performed and complied with all of their covenants hereunder in all material respects through the Closing.

             (c) No Actions. No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect) and no law, statute, ordinance, rule, regulation or order shall have been enacted, enforced or entered which has caused, or is reasonably expected to cause, any of the effects under clause (A) or
        (B) of this Section 9.2(c) to occur.

             (d) Certificate. Parent shall have delivered to the Company a certificate executed on behalf of Parent by its President or other duly authorized officer to the effect that each of the conditions specified above in SECTION 9.2(A) TO 9.2(C) (inclusive) is satisfied in all respects.

             (e) Legal Opinion. The Company shall have received from Maslon Edelman Borman & Brand, LLP, counsel to Parent an opinion in form and substance substantially as set forth in EXHIBIT F attached hereto, addressed to the Company Stockholders, and dated as of the Closing Date.

             (f) Shareholder Vote. The principal terms of the Merger shall have been approved by the vote of Persons holding a majority of the outstanding shares of Company Common Stock and a majority

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

        of the outstanding shares of Company Preferred Stock (all series of which shall vote together as a single class) as of the record date for Persons entitled to vote with respect to the Merger;

             (g) No Material Adverse Effect. There shall not have occurred any event having a Material Adverse Effect on Parent since the date hereof.

             (h) Average Closing Price. The Average Closing Price of the Parent Common Stock as of the Closing Date shall be not less than $2.75 per share (as adjusted for stock splits, stock dividends and similar events).

             (i) Nasdaq Status. As of the Closing Date, the Parent Common Stock shall continue to be listed on the Nasdaq Small Cap Market, and Parent shall not have received any notice from Nasdaq or otherwise have Knowledge of any circumstances which would reasonably be expected to lead to a de-listing of the Parent Common Stock, other than such circumstances which can be corrected without causing any of the other conditions in this Section 9.1(b) to be violated, or which may result from voluntary actions which Parent may choose to undertake following the Closing.

             (j) Voting Agreements. The Voting Agreements executed and delivered to the Company by each of the Affiliates of Parent shall remain in full force and effect.

             (k) Nasdaq Listing. The shares of Parent Common Stock issuable upon conversion of the Parent Preferred Stock issuable in connection with the Merger shall have been authorized for listing on the Nasdaq Small Cap Market upon official notice of issuance.

             (l) Registration Rights Agreement. Parent shall have executed and delivered the Registration Rights Agreement in the form attached hereto as EXHIBIT G and such Agreement shall be in full force and effect.

             (m) Employment Agreements. Parent shall have executed and delivered Employment Agreements in the form attached hereto as EXHIBIT D with each of the following persons: Jesse Berst, Robert Kenneally and Scott Sternberg, and such agreements shall remain in full force and effect.

             (n) Purchase of Shares. Parent shall have completed the purchase of all shares of Series B Preferred Stock of Parent held by Archery Venture Partners, at the original issuance price of such shares, unless otherwise agreed by Archery Venture Partners.

             (o) Additional Voting Agreements. Either (i) holders of at least 52.5% of the outstanding shares of Common Stock and Preferred Stock of Parent (on an as-converted basis) (which number of shares is sufficient to ensure ratification of the Merger and approval of the issuance of the Parent Preferred Stock and the shares of Common Stock of Parent issuable upon conversion thereof) shall have executed and delivered Parent Voting Agreements to the Company; provided however holder of up to 7.5% of the outstanding shares of Common Stock and Preferred Stock of Parent (on an as-converted basis) may have execute modified versions of the Parent Voting Agreement which do not contain the provisions thereof prohibiting sale of transfer of the shares held by such holders, or (ii) holders of at least 50.1% of the outstanding shares of Common Stock and Preferred Stock of Parent (on an as-converted basis) (which number of shares is sufficient to ensure ratification of the Merger and approval of the issuance of the Parent Preferred Stock and the shares of Common Stock of Parent issuable upon conversion thereof) shall have executed and delivered Parent Voting Agreements to the Company all of which contain provisions prohibiting the sale or transfer of shares held by such holders.

             (p) Completion of Financing. Parent shall have completed a sale of shares of Parent Common Stock with proceeds to Parent of no less than $3.55 million.

             (q) Certificate of Designation. The Certificate of Designation of the Parent Preferred Stock shall have been duly approved and filed with the Secretary of State of the State of Minnesota.

          The Company may waive any condition (in whole or in part) specified in this SECTION 9.2 if it executes a writing so stating at or prior to the Closing.

     10. Survival of Representations, Warranties and Covenants; Indemnity.

          10.1 Survival of Representations and Warranties. All covenants of Parent and the Company contained in this Agreement to be performed prior to the Effective Time, and all representations and warranties of Parent and the Company contained in this Agreement or in any instrument delivered by Parent or the Company pursuant to this Agreement, shall survive the Merger for a period ending one (1) year from the Effective Time.

          10.2 Indemnity.

             (a) From and after the Closing Date, VC agrees to indemnify and hold Parent and its Representatives and Affiliates (including the Company) (collectively, the "PARENT INDEMNIFIED PERSONS") from and harmless against all claims, losses, liabilities, damages, deficiencies, costs, expenses (including reasonable attorneys' fees and expenses of investigation) and diminution in value (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by the Parent Indemnified Persons as a result of (A) any inaccuracy or breach of a representation or warranty of the Company contained in this Agreement (as modified by the Company Disclosure Letter) or in any instrument delivered by the Company pursuant to this Agreement, or (B) any failure by the Company to perform or comply with any covenant contained in this Agreement that is required to be performed or complied with by the Company prior to the Closing. From and after the Closing Date, Parent and Sub, jointly and severally agree to indemnify and hold the Company Stockholders and their respective Representatives and Affiliates (collectively, the "COMPANY INDEMNIFIED PERSONS") from and harmless against all Losses incurred by the Company Indemnified Persons as a result of (A) any inaccuracy or breach of a representation or warranty of Parent or Sub contained in this Agreement (as modified by the Parent Disclosure Letter) or in any instrument delivered by Parent or Sub pursuant to this Agreement, or (B) any failure by Parent or Sub to perform or comply with any covenant contained in this Agreement that is required to be performed or complied with by it prior to the Closing.

             (b) Notwithstanding anything contained herein to the contrary, other than as set forth in the last sentence of this paragraph, VC shall not have any liability or obligation to indemnify or hold harmless any Parent Indemnified Person for any Losses unless and until Losses are incurred which would be indemnifiable under SECTION 10.2(a) above but for the provisions of this SECTION 10.2(b) in an amount equal to or exceeding $500,000 in the aggregate (the "BASKET AMOUNT"). At such time as Losses which meet the foregoing threshold have been incurred and would be indemnifiable under SECTION 10.2(a) above but for the provisions of this SECTION 10.2(b), Parent and Sub shall be entitled to indemnification for all Losses in excess such threshold. Losses resulting from fraudulent misrepresentations by the Company shall be indemnifiable without regard to the Basket Amount.

             (c) Notwithstanding, anything herein to the contrary, Parent's aggregate liability under this Agreement for Losses incurred by the Company Stockholders shall in no event exceed $20.5 million. Any such liability of Parent may be satisfied by delivery of additional shares of Parent Common Stock, based on the Average Closing Price as of the date of such delivery, but only if such Average Closing Price is in excess of $2.00. Notwithstanding anything herein to the contrary, VG's liability under this Agreement for Losses incurred by Parent shall in no event exceed 50% of the value of the Merger Consideration received by VG, valued based on the Average Closing Price as of the Closing Date. Any such liability of VG may be satisfied by delivery of shares of Parent Preferred Stock received in the Merger or shares of Parent Common Stock received upon conversion thereof, based on the aforementioned Average Closing Price. VG agrees that a certificates representing 50% the shares of Parent Preferred Stock issued to VG, and the shares of Parent Common Stock issuable upon conversion thereof, may bear a legend referring to VG's obligations under this Section 10.2 (the "LEGEND"). All obligations of VG under this Agreement shall terminate on August 31, 2000. As promptly as practicable after such date, Parent shall cancel all stock certificates submitted by VG bearing the Legend and issue to VG stock certificates with like designations not bearing the Legend.

             (d) None of the Parent Indemnified Persons will have recourse against any of the Company Shareholders or any officer, director or affiliate of the Company, or any of their respective officers, directors, shareholders or affiliates, with respect to Losses incurred, except as specifically set forth in this Section 10.2 with respect to VG. Any rights, remedies or claims the Parent Indemnified Persons may now or hereinafter possess against any such persons or their properties, whether direct or indirect, known or unknown, matured or unmatured, whether under contract or by law, are hereby irrevocably waived and will not be asserted.

     11. Termination.

          11.1 Termination of the Agreement. The Parties may terminate this Agreement as provided below:

             (a) Parent and the Company may terminate this Agreement by mutual written consent at any time prior to the Closing;

             (b) Parent or the Company may terminate this Agreement by written notice to the other Parties if: (i) the Closing has not occurred by (A) March 31, 2000, provided, however, that the right to terminate this Agreement under this SECTION 11.1(B)(I) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; (ii) there shall be a final nonappealable order of a court of competent jurisdiction in effect preventing consummation of the Merger or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Body that would make consummation of the Merger illegal;

             (c) Parent may terminate this Agreement by written notice to the Company if neither it nor Sub is in breach of any representation, warranty, covenant or agreement under this Agreement in a manner which would cause the conditions to Closing set forth in SECTION 9.2(A) or 9.2(B) not to be satisfied, and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company which would cause the conditions to Closing set forth in SECTION 9.1(A) or 9.1(B) not to be satisfied, and such breach has not been cured within thirty (30) calendar days after written notice to the Company; provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured;

             (d) the Company may terminate this Agreement by written notice to Parent if it is not in breach of any representation, warranty, covenant or agreement under this Agreement in a manner which would cause the conditions to Closing set froth in SECTION 9.1(A) or 9.1(B) of this Agreement not to be satisfied, and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Sub which would cause the conditions to Closing set forth in SECTION 9.2(A) or 9.2(B) not to be satisfied and such breach has not been cured within thirty (30) calendar days after written notice to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

          11.2 Effect of Termination. If any Party terminates this Agreement pursuant to SECTION 11.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party; provided that each Party shall remain liable for any willful breaches of this Agreement prior to its termination; and provided further that Section 7.7 hereof shall survive any termination of this Agreement.

     12. Miscellaneous.

          12.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party, which will not be unreasonably withheld or delayed; provided, however, that Parent may make any public disclosure which counsel advises is required by applicable law or exchange requirements or any listing or trading agreement concerning its publicly-traded securities (in which case Parent will use its Best Efforts to advise the Company prior to making the disclosure and provide the Company with an opportunity to review and comment on such disclosure in advance of public release).

          12.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties, the Company Stockholders and those Persons referred to in Sections 8.4, 8.5, 8.6 and 10.2, and their respective successors and permitted assigns.

          12.3 Entire Agreement and Modification. This Agreement (including the exhibits hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement may not be amended prior to the Effective Time except by a written agreement executed by all Parties and after the Effective Time except by a written agreement signed by Parent and a majority in interest of the Company Stockholders.

          12.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

          12.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          12.6 Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          12.7 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with receipt of transmission confirmation and with copy by first class mail, postage prepaid, and shall be addressed to the intended recipient as set forth below:

     If to Parent:

        PopMail.com, Inc.
        4801 West 81st Street, Suite 112
        Bloomington, MN 55437
        Attention: Stephen D. King, Chief Executive Officer
        Facsimile: 612-837-9916

     Copy to:

        Maslon Edelman Borman & Brand, LLP
        3300 Norwest Center
        Minneapolis, MN 55402
        Attention: William Mower
        Facsimile: 612-672-8397

     If to the Company:

        IZ.com Incorporated
        1041 N. Formosa Blvd., Suite 210, Santa Monica Bldg.
        West Hollywood, CA 90069
        Attention: Lee H. Stein, Chairman & Chief Executive Officer
        Facsimile: 310-   -

     Copy to:

        Wilson Sonsini Goodrich & Rosati
        Professional Corporation
        650 Page Mill Rd.
        Palo Alto, CA 94304
        Attention: Barry Taylor/Ramsey Hanna
        Facsimile: 650-845-5000

     If to VC:

        Virtual Capital LLC
        P.O. Box 526
        Zephyr Cove, NV 89448
        Attention: Lee H. Stein
        Facsimile: 775-588-0832

     Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties five (5) days' advance written notice to the other Parties pursuant to the provisions above.

          12.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          12.9 Waivers. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          12.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          12.11 Expenses. Each Party will bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the Contemplated Transactions. In the event the Merger is consummated, Parent will bear the costs and expenses (including accounting and legal fees and expenses) of the Company incurred in connection with this Agreement and the Contemplated Transactions.

          12.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

          12.13 Disclosure Letters.

             (a) The disclosures in the Parent Disclosure Letter and the Company Disclosure Letter, and those in any supplement thereto, will be deemed to relate only to (i) the representations and warranties in the correspondingly numbered Section of this Agreement or (ii) any other Section of this Agreement to which such disclosures clearly relate, from the perspective of a reasonable person without prior familiarity with Parent or the Company, as the case may be, or the matters addressed in such representation and warranty.

             (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Parent Disclosure Letter or the Company Disclosure Letter (other than an exception expressly set forth in the Company Disclosure Letter the Parent Disclosure Letter or the which is deemed to relate to such representation or warranty pursuant to
        Section 12.14(a) above), the statements in the body of this Agreement will control.

          12.14 Attorneys' Fees. If any legal proceeding or other action relating to this Agreement is brought or otherwise initiated, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          12.15 Further Assurances. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

          12.16 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on of the date first above written.



     Parent:                                   POPMAIL.COM, INC.
                                               By: /s/ STEPHEN D. KING
                                                   -----------------------------------------

                                               Name: Stephen D. King
                                                       -------------------------------------

                                               Title: Chief Executive Officer
                                                     ---------------------------------------

     Company:                                  IZ.COM INCORPORATED

                                               By: /s/ LEE STEIN
                                                   -----------------------------------------

                                               Name: Lee Stein
                                                       -------------------------------------

                                               Title: Chief Executive Officer
                                                     ---------------------------------------

     Sub:                                      IZ ACQUISITION CORPORATION

                                               By: /s/ STEPHEN D. KING
                                                   -----------------------------------------

                                               Name: Stephen D. King
                                                       -------------------------------------

                                               Title: Chief Executive Officer
                                                     ---------------------------------------

     VG:                                       VIRTUAL GROUP LLC

                                               By: /s/ LEE STEIN
                                                   -----------------------------------------

                                               Name: Lee Stein
                                                       -------------------------------------

                                               Title: President
                                                     ---------------------------------------

                               POPMAIL.COM, INC.

                         CERTIFICATE OF DESIGNATION OF
                      SERIES F CONVERTIBLE PREFERRED STOCK


     Pursuant to Section 401(3)(b) of the Minnesota Business Corporation Act (the "MBCA"), PopMail.com, inc. (the "Company"), a corporation organized and existing under the MBCA, does hereby certify that pursuant to the authority conferred upon the Board of Directors of the Company by the Articles of Incorporation of the Company, and in accordance with the provisions of Section 401(3)(a) of the MBCA, the Board of Directors of the Company, as of January 19, 2000, adopted the following resolution creating a series of preferred stock designated as Series F Convertible Preferred Stock:


     RESOLVED: That pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Articles of Incorporation, as amended, a series of preferred stock, $.01 par value, to be titled the "Series F Convertible Preferred Stock" (the "Preferred Shares") of the Company is hereby created and designated. The number of shares of Preferred Shares shall be 425,000 shares. The voting powers, preferences and relative, participating, optional and other special rights of the Preferred Shares, and the qualifications, limitations and restrictions thereof, are as follows:

     1. Designation. The series of preferred stock established hereby shall be designated the "Series F Convertible Preferred Stock" (and shall be referred to herein as the "Preferred Shares") and the authorized number of Preferred Shares shall be 425,000.

     2. Voting Rights. Along with the holders of common stock, each holder of Preferred Shares shall have one vote on all matters submitted to the holders of common stock for each share of common stock into which such Preferred Shares would be converted if converted as of the date of such vote. In addition, without the affirmative vote of the holders (acting together as a class) of at least a majority of Preferred Shares at the time outstanding given in person or by proxy at any annual or special meeting, or, if permitted by law, in writing without a meeting, the Company shall not (i) alter, change or amend the preferences or rights of the Preferred Shares, (ii) alter, change or amend its Articles of Incorporation or Bylaws, or (iii) authorize or issue shares of any class or series of stock having any preference or priority over the Preferred Shares with respect to dividends or upon liquidation or change of control.

     3. Dividends. In the event that the Company declares or pays any dividends upon the common stock (whether payable in cash, securities or other property), other than dividends payable solely in shares of common stock, the Company shall also declare and pay to the holders of the Preferred Shares at the same time that it declares and pays such dividends to the holders of the common stock, the dividends which would have been declared and paid with respect to the common stock issuable upon conversion of the Preferred Shares had all of the outstanding Preferred Shares been converted immediately prior to the record date for such dividend or, if no record date is fixed, the date as of which the record holders of common stock entitled to such dividends are to be determined.

     4. Liquidation Right and Preference. In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Preferred Shares shall be entitled to receive in cash, out of the assets of the Company, an amount per share for each outstanding Preferred Share equal to $125.26 (herein, "Liquidation Value"), before any payments shall be made or any assets distributed to the holders of common stock or any other class of shares of the Company. In the event the shareholders of the Company approve the Merger and the issuance of the shares of Common Stock issuable upon conversion of the Preferred Shares, the Liquidation Value shall be reduced to an amount per Preferred Share equal to $69.59. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company are insufficient to pay the Liquidation Value, the holders of such Preferred Shares shall share pro rata in any such distribution in proportion to the full amounts to which they would otherwise be respectively entitled. Following payment of the Liquidation Value to the holders of Preferred Shares upon such liquidation, dissolution or a winding up of the Company, the holders of common stock and Preferred Shares shall then share ratably in all the assets of the Company thereafter remaining. For purposes of this joint distribution of assets to the holders of common stock and the holders of Preferred Shares, each holder of Preferred Shares should be regarded as owning that number of common stock into which such Preferred Shares would then be convertible. A merger or consolidation of the Company which results in a change of control or a sale of substantially all of the assets of the Company (other than a sale of the Company's assets relating to its restaurant operations) shall be treated as a liquidation event for purposes of this Section 4.

     5. Conversion Rights.

          (a) Conversion Ratio and Optional Conversion. A holder of Preferred Shares shall initially be entitled to convert at any time any or all of such Preferred Shares into common stock at the rate of 12.977 shares of common stock per Preferred Share (the "Conversion Ratio"). The Conversion Ratio shall be adjusted to 25.66 shares of PopMail Common Stock for each Preferred Share at such time as the Company's shareholders approve the Merger and the issuance of the shares of Common Stock issuable upon conversion of the Preferred Shares. The Conversion Ratio shall be subject to adjustment pursuant to Sections 9(a) and (b).

          (b) Automatic Conversion. The Preferred Shares shall automatically be converted into shares of common stock of the Company at the then applicable Conversion Ratio (i) at such time as (1) the Company's shareholders have approved the Merger and the issuance of the shares of Common Stock issuable upon conversion of the Preferred Shares, (2) the Company shall have closed a private Common Stock equity financing with proceeds to the Company of at least $6.0 million, and (3) the closing sales price of the Common Stock as reported by the Nasdaq Small Cap Market for the five consecutive trading days preceding the date of automatic conversion shall result in a valuation of the Company of no less than $100 million (which valuation shall be calculated by multiplying the price per share of Common Stock on each such trading day by the total number of shares of Common Stock outstanding or issuable upon conversion of all outstanding Preferred Shares (at the adjusted Conversion Ratio)) or (ii) upon the exercise of the conversion privilege of at least 50 percent of the outstanding Preferred Shares. The Conversion Ratio shall be subject to adjustment pursuant to Sections 9(a) and (b).

          (c) Conversion Mechanics. In order to exercise the conversion privilege, a holder of Preferred Shares shall (1) notify the Company in writing of such holder's intent to convert a specified portion of such shares (the "Conversion Notice" and the date of such notice which shall be the same or later than the date notice is given, the "Conversion Notice Date") and (2) provide, on or prior to the Conversion Notice Date, to the Company at its principal office the certificate evidencing the Preferred Shares being converted, duly endorsed to the Company and accompanied by written notice to the Company that the holder elects to convert a specified portion or all of such Shares. Preferred Shares converted at the option of the Holder shall be deemed to have been converted on the day of receipt by the Company of the certificate representing such shares for conversion in accordance with the foregoing provisions (the "Conversion Date"), and at such time the rights of the holder of such Preferred Shares other than the right to receive shares of common stock upon conversion of the Preferred Shares pursuant to the terms hereof, as such holder, shall cease and such holder shall be treated for all purposes as the record holder of common stock issuable upon conversion. Preferred Shares converted automatically in connection with an underwritten public offering or private placement of securities shall be conditioned upon the closing of such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such transaction. As promptly as practicable on or after the Conversion Date, the Company shall issue and mail or deliver to such holder a certificate or certificates for the number of shares of common stock issuable upon conversion, computed to the nearest full share, and a certificate or certificates for the balance of Preferred Shares surrendered, if any, not so converted into common stock.

     6. Registration Rights. Holders of the Preferred Shares shall have the rights with respect to registration of such shares pursuant to the Securities Act of 1933, as amended, and related state and Exchange registrations, as set forth in a Registration Rights Agreement to be entered into by and between the Company and such holders.

     7. Preemptive Rights. Holders of Preferred Shares shall have no preemptive rights with respect to any future issuances of securities by the Company.

     8. Tax Treatment. It is intended that a reduction in the Liquidation Value pursuant to Section 4 hereof, and a concurrent increase in the Conversion Ratio pursuant to Section 5(a) hereof, when taken together, qualify as a recapitalization within the meaning of Internal Revenue Code Section 368(a)(1)(E) for federal income tax purposes.

     9. Other Terms of Series F Convertible Preferred Shares.

          (a) Stock Split, Stock Dividend, Recapitalization, etc. If the Company, at any time while any Preferred Shares are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions payable in shares of its capital stock (whether payable in shares of its common stock or of capital stock of any class), (b) subdivide outstanding shares of common stock into a larger number of shares, (c) combine outstanding shares of common stock into a smaller number of shares, or (d) issue by reclassification of shares of common stock any shares of capital stock of the Company, the Conversion Ratio in effect immediately prior thereto shall be adjusted so that the holder of any Preferred Shares thereafter surrendered for conversion shall be entitled to receive the number of shares of common stock which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Preferred Shares been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (b) No Impairment. Unless approved in accordance with paragraph (2) hereof the Company will not, by amendment of its Articles of Incorporation or this Certificate of Designation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 9(a) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Shares against impairment.

          (c) Notices of Record Date. In the event that this Company shall propose at any time:

             (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus (for avoidance of doubt, the foregoing phrase does not include any stock split or reverse stock split which results in an automatic adjustment of the Conversion Ratio purchase to Section 9(a) above);

             (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

             (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

             (iv) to merge with or into any other corporation (other than a merger in which the holders of the outstanding voting equity securities of the Company immediately prior to such merger hold more than fifty percent (50%) of the voting power of the surviving entity immediately following such merger), or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up;

             then, in connection with each such event, this Company shall send to the holders of the Preferred Stock:

                (1) at least ten (10) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (iii) and (iv) above; and

                (2) in the case of the matters referred to in (iii) and (iv) above, at least ten (10) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Preferred Shares at the address for each such holder as shown on the books of this Company and shall be deemed given when so mailed.

          (d) Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (e) Status of Converted Stock. In the event any Preferred Shares shall be converted pursuant to paragraph 5 hereof, the shares so converted shall be canceled and shall not be issuable by the Company.


     IN WITNESS WHEREOF, PopMail.com, inc. has caused this Certificate to be duly executed in its corporate name on this 4th day of February, 2000.

                                          PopMail.com, inc.

                                          By: /s/ STEPHEN D. KING

                                          --------------------------------------

                                          Its: Chief Executive Officer

                                          --------------------------------------

                                                                      APPENDIX C

                               POPMAIL.COM, INC.
                             1997 STOCK OPTION AND
                               COMPENSATION PLAN

                      (AS AMENDED THROUGH MARCH 16, 2000)


     Section 1. Purpose. The purpose of this PopMail.com, inc. (the "Company") 1997 Stock Option and Compensation Plan (the "Plan") is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives ("Incentives") designed to attract, retain and motivate employees and certain key consultants. Incentives may consist of opportunities to purchase or receive shares of common stock, without par value, of the Company ("common stock"), monetary payments, or both, on terms determined under this Plan.

     Section 2. Administration. The Plan shall be administered by the stock option committee (the "Committee") of the board of directors of the Company (the "Board"). Subject to any provisions of state law which may require that the Committee consist of a larger number of members, if the Company stock is privately held, the Committee shall consist of one or more directors of the Company as shall be appointed from time to time by the Chairman of the Board. If the Company stock becomes the subject of a public offering, the Committee shall then consist of not less than two directors who shall be appointed from time to time by the Board, each of which such appointees shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and the regulations promulgated thereunder (the "1934 Act"), and the Board may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed, and may fill vacancies, however caused, in the Committee. If more than one person is on the Committee, the following shall apply: (a) the Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable; (b) a majority of the Committee's members shall constitute a quorum;
(c) all action of the Committee shall be taken by the majority of its members; and (d) any action may be taken by a written instrument signed by majority of the members and actions so taken shall be fully effective as if they had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee's decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants.

     Section 3. Eligible Participants. Employees of or consultants to the Company or its subsidiaries or affiliates (including officers and directors, but excluding directors who are not also employees of or consultants to the Company or its subsidiaries or affiliates), shall become eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries or affiliates and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

     Section 4. Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (Section 6); (b) stock appreciation rights ("SARs") (Section 7); (c) stock awards (Section 8); (d) restricted stock (Section 8); (e) performance shares (Section 9); and (f) cash awards (Section 10).

     Section 5. Shares Subject to the Plan.

          (a) Number of Shares. Subject to adjustment as provided in Section 11(f), the number of shares of common stock which may be issued under the Plan shall not exceed 6,000,000 shares of common stock.

          (b) Cancellation. To the extent that cash in lieu of shares of common stock is delivered upon the exercise of a SAR pursuant to Section 7(d), the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of common stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or canceled unexercised as to any shares of common stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of common stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise. The Committee may also determine to cancel, and agree to the cancellation of, stock options in order to make a participant eligible for the grant of a stock option at a lower price than the option to be canceled.

          (c) Type of common stock. common stock issued under the Plan in connection with stock options, SARs, performance shares, restricted stock or stock awards, may be authorized and unissued shares.

     Section 6. Stock Options. A stock option is a right to purchase shares of common stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

          (a) Price. The option price per share shall be determined by the Committee, provided that such price shall not be below the Fair Market Value of the common stock subject to the adjustment under Section 11(f).

          (b) Number. The number of shares of common stock subject to the option shall be determined by the Committee, subject to adjustment as provided in
     Section 11(f). The number of shares of common stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option.

          (c) Duration and Time for Exercise. Subject to earlier termination as provided in Section 11(d), the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of common stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option.

          (d) Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of common stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars upon exercise of the option and may be paid by cash; uncertified or certified check; bank draft; by delivery of shares of common stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; by instructing the Company to withhold from the shares of common stock issuable upon exercise of the stock option shares of common stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of shares of common stock upon the exercise of a stock option, a participant shall have no rights as a stockholder.

          (e) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options, as such term is defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"):

               (i) The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of common stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company's plans) shall not exceed $100,000.

               (ii) Any Incentive Stock Option certificate authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

               (iii) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders.

               (iv) Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant.

               (v) The option price for Incentive Stock Options shall be not less than the Fair Market Value of the common stock subject to the option on the date of grant.

               (vi) No Incentive Stock Options shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422A of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

     Section 7. Stock Appreciation Rights. A SAR is a right to receive, without payment to the Company, a number of shares of common stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7(d). A SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of common stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

          (a) Number. Each SAR granted to any participant shall relate to such number of shares of common stock as shall be determined by the Committee, subject to adjustment as provided in Section 11(f). In the case of a SAR granted with respect to a stock option, the number of shares of common stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

          (b) Duration. Subject to earlier termination as provided in Section 11(d), the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR.

          (c) Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within ninety (90) days thereafter, deliver to the exercising holder certificates for the shares of common stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7(d).

          (d) Payment. Subject to the right of the Committee to deliver cash in lieu of shares of common stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the 1934
     Act), the number of shares of common stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

               (i) the number of shares of common stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the shares of common stock subject to the SAR on the exercise date exceeds (1) in the case of a SAR related to a stock option, the purchase price of the shares of common stock under the stock option or
     (2) in the case of a SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 11(f)); by

               (ii) the Fair Market Value of a share of common stock on the exercise date.

In lieu of issuing shares of common stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of common stock shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of common stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

     Section 8. Stock Awards and Restricted Stock. A stock award consists of the transfer by the Company to a participant of shares of common stock, without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of common stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of common stock) and subject to restrictions on their sale or other transfer by the participant. The transfer of common stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

          (a) Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

          (b) Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of common stock at the date of sale.

          (c) Restrictions. All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

               (i) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

               (ii) a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions;

               (iii) such other conditions or restrictions as the Committee may deem advisable.

          (d) Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 8(c), the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

        The transferability of this certificate and the shares of common stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 1997 Stock Option and Compensation Plan of Hotel Mexico, Inc. (the "Company"), and an agreement entered into between the registered owner and the Company. A copy of the Plan and the agreement is on file at the office of the secretary of the Company.

          (e) End of Restrictions. Subject to Section 11(e), at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant's legal representative, beneficiary or heir.

          (f) Stockholder. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than common stock with respect to shares of restricted stock shall be paid to the participant currently.

     Section 9. Performance Shares. A performance share consists of an award which shall be paid in shares of common stock, as described below. The grant of performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

          (a) Performance Objectives. Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the end of a specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of common stock or cash. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

          (b) Not Stockholder. The grant of performance shares to a participant shall not create any rights in such participant as a stockholder of the Company, until the payment of shares of common stock with respect to an award.

          (c) No Adjustments. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of common stock prior to the end of any period for which performance objectives were established.

          (d) Expiration of Performance Share. If any participant's employment or consulting engagement with the Company is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant's stated performance objectives, all the participant's rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination by reason of death, disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

     Section 10. Cash Awards. A cash award consists of a monetary payment made by the Company to a participant as additional compensation for his or her services to the Company. Payment of a cash award will normally depend on achievement of performance objectives by the Company or by individuals. The amount of any monetary payment constituting a cash award shall be determined by the Committee in its sole discretion. Cash awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the Committee determines to be appropriate.

     Section 11. General.

          (a) Effective Date. The Plan will become effective upon its adoption by the Board.

          (b) Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of common stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of common stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the stockholders of the Company.

          (c) Non-transferability of Incentives. No stock option, SAR, restricted stock or performance award may be transferred, pledged or assigned by the holder thereof except, in the event of the holder's death, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, stock options may be transferred by the holder thereof to family members, trusts or charities. During a participant's lifetime, an Incentive may be exercised only by him or her, by his or her guardian or legal representative or, in the case of stock options, by the transferees permitted by the preceding sentence.

          (d) Effect of Termination or Death. In the event that a participant ceases to be an employee of or consultant to the Company for any reason, including death, any Incentives may be exercised or shall expire at such times as may be determined by the Committee.

          (e) Additional Condition. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of common stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of common stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of common stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of common stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of common stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of common stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          (f) Adjustment. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of common stock then subject to the Plan, including shares subject to restrictions, options, or achievement of performance share objectives, the number and kind of shares of stock or other securities to which the holders of the shares of common stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the common stock, the number of shares of common stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of common stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of common stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

          (g) Incentive Plans and Agreements. Except in the case of stock awards or cash awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.

          (h) Withholding.

             (i) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of common stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of common stock having a value up to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the common stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

             (ii) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

             (iii) If a participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act, then an Election must comply with all of the requirements of the 1934 Act.

          (i) No Continued Employment. Engagement or Right to Corporate
     Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of, or to continue his or her consulting engagement for, the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons' beneficiaries, or any other person, any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

          (j) Deferral Permitted. Payment of cash or distribution of any shares of common stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Payment may be deferred at the option of the participant if provided in the Incentive.

          (k) Amendment of the Plan. The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall, subject to adjustment under Section 11(f), (a) change or impair, without the consent of the recipient, an Incentive previously granted, (b) materially increase the maximum number of shares of common stock which may be issued to all participants under the Plan, (c) materially increase the benefits that may be granted under the Plan, (d) materially modify the requirements as to eligibility for participation in the Plan, or (e) materially increase the benefits accruing to participants under the Plan.

          (l) Immediate Acceleration of Incentives. Notwithstanding any provision in this Plan or in any Incentive to the contrary, (a) the restrictions on all shares of restricted stock award shall lapse immediately, (b) all outstanding options and SARs will become exercisable immediately, and (c) all performance shares shall be deemed to be met and payment made immediately, if subsequent to the date that the Plan is approved by the Board of Directors of the Company, any of the following events occur unless otherwise determined by the Board and a majority of the Continuing Directors (as defined below).

             (i) any person or group of persons becomes the beneficial owner of thirty percent (30%) or more of any equity security of the Company entitled to vote for the election of directors;

             (ii) a majority of the members of the Board is replaced within the period of less than two (2) years by directors not nominated and approved by the Board; or

             (iii) the stockholders of the Company approve an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation).

     For purposes of this Section 11(l), beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the 1934 Act. Beneficial ownership of more than thirty percent (30%) of an equity security may be established by any reasonable method, but shall be presumed conclusively as to any person who files a Schedule 13D report with the Securities and Exchange Commission reporting such ownership. If the restrictions and forfeitability periods are eliminated by reason of provision (1), the limitations of this Plan shall not become applicable again should the person cease to own thirty percent (30%) or more of any equity security of the Company.

     For purposes of this Section 11(l), "Continuing Directors" are directors
(a) who were in office prior to the time any of provisions (1), (2) or (3) occurred or any person publicly announced an intention to acquire twenty percent (20%) or more of any equity security of the Company, (b) directors in office for a period of more than two years, and (c) directors nominated and approved by the Continuing Directors.

          (m) Definition of Fair Market Value. Whenever "Fair Market Value" of common stock shall be determined for purposes of this Plan, it shall be determined by reference to the last sale price of a share of common stock on the principal United States Securities Exchange registered under the 1934 Act on which the common stock is listed (the "Exchange"), or, on the National Association of Securities Dealers, Inc. Automatic Quotation System (including the National Market System) ("NASDAQ") on the applicable date. If the Exchange or NASDAQ is closed for trading on such date, or if the common stock does not trade on such date, then the last sale price used shall be the one on the date the common stock last traded on the Exchange or NASDAQ. If the common stock is not listed on an Exchange or on NASDAQ, "Fair Market Value" shall be determined by the Board of Directors of the Company, which such valuation determination shall be conclusive.

                                                                      APPENDIX D

                             HOTEL DISCOVERY, INC.
                     (CURRENTLY KNOWN AS POPMAIL.COM INC.)
                        1998 DIRECTOR STOCK OPTION PLAN

     1. Purpose. The purpose of the Hotel Discovery, Inc. 1998 Director Stock Option Plan (the "Plan") is to advance the interests of Hotel Discovery, Inc. (the "Company") and its shareholders by encouraging share ownership by members of the Board of Directors of the Company (the "Board") who are not employees of the Company or any of its subsidiaries, in order to promote long-term sharer older value through continuing ownership of the Company's common stock.

     2. Administration. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of nonqualified stock options made under the Plan ("Options"). The Board shall, subject to the provisions of the Plan, grant Options under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by him or by any other member of the Board in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

     3. Participation. Each member of the Board who is not an employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall be eligible to receive an Option in accordance with Paragraph 5 below.

     4. Awards under the Plan.

          (a) Awards under the Plan shall include only Options, which are rights to purchase common stock of the Company, having $.01 par value (the "Common Stock"). Such Options are subject to the terms, conditions and restrictions specified in Paragraph 5 below.

          (b) There may be issued under the Plan pursuant to the exercise of Options an aggregate of not more than 250,000 shares of Common Stock, subject to adjustment as provided in Paragraph 6 below. If any Option is canceled, terminates or expires unexercised, in whole or in part, any shares of Common Stock that would otherwise have been issuable pursuant thereto will be available for issuance under new Options.

          (c) A Non-Employee Director to whom an Option is granted (and any person succeeding to such a Non-Employee Directors rights pursuant to the
     Plan) shall have no rights as a shareholder with respect to any Common Stock issuable pursuant to any such Option until the date of the issuance of a stock certificate to him for such shares. Except as provided in Paragraph 6 below, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

     5. Nonqualified Stock Options. Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

          (a) The Option exercise price shall be the "Fair Market Value" (as herein defined) of the Common Stock subject to such Option on the date the Option is granted. Fair Market Value shall be the closing sales price of a share of Common Stock on the date of grant as reported on the Nasdaq Market or, if the Nasdaq Market is closed on that date, on the last preceding date on which the Nasdaq Market was open for trading, but in no event will such Option exercise price be less than the par value of the Common Stock.

          (b) The Board shall determine the number of shares of Common Stock subject to each Option granted to Non-Employee Directors and, subject to
     Section 5(d) hereof, the vesting schedule of each such Option. Notwithstanding the foregoing, once such Options become outstanding, a Non-Employee Director will still be entitled to the anti-dilution adjustments provided for in Section 6 1 hereof

          (c) The Option shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

          (d) Options shall not be exercisable:

             (i) except pursuant to the vesting schedule established by the Board of Directors and after the expiration of ten years from the date it is granted. Notwithstanding anything to the contrary herein, an Option shall automatically become immediately exercisable in full: (i) upon the removal of the Non-Employee Director from the Board without cause; or (ii) in the event of a "change in control" of the Company, as defined in any existing agreements between the Company and its senior officers.

             (ii) unless payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise, such payment shall be made in United States dollars by cash or check, or in lieu thereof, by tendering to the Company Common Stock owned by the person exercising the Option and having a Fair Market Value equal to the cash exercise price applicable to such Option, or by a combination of United States dollars and Common Stock as aforesaid; and

             (iii) unless the person exercising the Option has been at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a Non-Employee Director of the Company, except that

                (A) if such person shall cease to be such a Non-Employee Director for reasons other than death, while holding an Option that has not expired and has not been fully exercised, such person may, at any time within three years of the date he ceased to be a Non-Employee Director (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) above), exercise the Option with respect to any Common Stock as to which he could have exercised on the date he ceased to be such a Non-Employee Director; or

                (B) if any person to whom an Option has been granted shall die holding an Option that has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year after the date of such death (but in no event after the Option has expired under the provisions of subparagraph 5(d)(i) above), exercise the Option with respect to any shares subject to the Option.

     6. Dilution and Other Adjustments. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of substantially all of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number or kind of shares that may be issued under the Plan pursuant to subparagraph 4(b) above, and the number or kind of shares subject to, and the Option price per share under, all outstanding Options shall be automatically adjusted so that the proportionate interest of the participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options shall be made without change in the total Option exercise price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Option exercise price per share, and such adjustment shall be conclusive and binding for all purposes of the Plan.

7. Miscellaneous Provisions.

          (a) Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

          (b) A participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

          (c) Common Stock shall not be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements.

          (d) It shall be a condition to the obligation of the Company to issue Common Stock upon exercise of an Option, that the participant (or any beneficiary or person entitled to act under subparagraph 5(d)(iii)(B) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue such Common Stock.

          (e) The expenses of the Plan shall be borne by the Company.

          (f) By accepting any Option or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

          (g) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Options hereunder or any Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

     8. Amendment or Discontinuance. The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by law, rule or regulation, and in no event shall the Plan be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act or the rules thereunder. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any Option theretofore granted without such participant's written consent.

     9. Termination. This Plan shall terminate upon the earlier of the following dates or events to occur upon the adoption of a resolution of the Board terminating the Plan or ten years from the date the Plan is initially approved and adopted by the shareholders of the Company. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his content, under any Option theretofore granted under the Plan.

     10. Effective Date of Plan. The Plan will become effective on the date that it is approved by the affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the Company's Special Meeting of Shareholders.

                                                                        APPENDIX

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the use of our report dated January 10, 2000, with respect to the financial statements of IZ.com, Inc. included in the Proxy Statement of PopMail.com, Inc. which is expected to be filed with the Securities and Exchange Commission on or about April 14, 2000.

                                          ERNST & YOUNG LLP

San Diego, California
April 12, 2000

                               POPMAIL.COM, INC.


        PROXY FOR SPECIAL/ANNUAL MEETING OF STOCKHOLDERS - JUNE 1, 2000














PopMail.com, inc.
1331 Corporate Drive, Suite 350
Irving, Texas 75038                                                        PROXY
--------------------------------------------------------------------------------


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. It will be voted on the matters set forth on the reverse side of this form as directed by the shareholder, but if no direction is made in the space provided, it will be voted FOR the election of all nominees to the Board of Directors and "FOR" items 1,2 and 3.


The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting.

         The undersigned, a shareholder of PopMail.com, inc. (the "Company"), hereby appoints Stephen D. King and Thomas W. Orr, and each of them as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Shareholders of PopMail.com, inc. to be held in the Mississippi Room of the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota 55402 on Thursday, June 1, 2000, at 4:00 P.M., and any adjournments or postponements thereof, upon matters set forth below, with all the powers which the undersigned would possess if personally present.









                      See reverse for voting instructions.

                            \/ Please detach here \/
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF THE AFOREMENTIONED
   PROPOSALS AND THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

1. RATIFICATION OF ACQUISITION OF IZ.COM INCORPORATED AND THE ISSUANCE OF UP TO 10,725,000 SHARES OF POPMAIL COMMON STOCK IN CONNECTION THEREWITH.


[ ] For                      [ ] Against                        [ ] Abstain



2. APPROVAL OF AMENDMENT TO 1997 STOCK OPTION AND COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE THEREUNDER FROM 1,250,000 TO 3,000,000 SHARES.


[ ] For                      [ ] Against                        [ ] Abstain


3. APPROVAL OF AMENDMENT TO 1998 DIRECTOR STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE THEREUNDER FROM 250,000 TO 750,000 SHARES.


[ ] For                      [ ] Against                        [ ] Abstain


4. ELECTION OF DIRECTORS:      1. STEPHEN D. KING  4. MICHAEL L. KRIENIK
                               2. JESSE BERST      5. FRANK WOOD
                               3. THOMAS W. ORR    6. GARY SCHNEIDER


                           [ ] For all nominees     [ ] WITHHOLD AUTHORITY
                               (except as marked to     to vote for all nominees
                                the contrary below)     listed below

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE
THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)[         ]



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ]
Indicate changes below.


                                   Dated                 , 2000
                                        -----------------

                                   [                         ]

                                   Signature(s) in Box
                                   (SHAREHOLDER MUST SIGN EXACTLY AS THE NAME
                                   APPEARS AT LEFT. WHEN SIGNED AS A CORPORATE
                                   OFFICER, EXECUTOR, ADMINISTRATOR, TRUSTEE,
                                   GUARDIAN, ETC., PLEASE GIVE FULL TITLE AS
                                   SUCH, BOTH JOINT TENANTS MUST SIGN.)